                                 CREDIT AGREEMENT

                           DATED AS OF DECEMBER 12, 1997

                                     AMONG

                           PLATINUM ENTERTAINMENT, INC.

                                INTERSOUND, INC.,



                                  THE LENDERS
                                 PARTY HERETO,


                                     AND


                             BANK OF MONTREAL,
                          AS ADMINISTRATIVE AGENT

                                    AND

                            BANK OF MONTREAL,

                          AS SYNDICATION AGENT


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                           TABLE OF CONTENTS

SECTION                      DESCRIPTION                               PAGE

SECTION 1.       THE CREDITS .........................................   1

    Section 1.1.   Revolving Credit...................................   1
    Section 1.2.   Revolving Credit Loans.............................   2
    Section 1.3.   Letters of Credit .................................   3
    Section 1.4.   Term Credit .......................................   6
    Section 1.5.   Manner and Disbursement of Loans...................   7
    Section 1.6.   Late Payment By Lender.............................   8
    Section 1.7.   Appointment of Company as Agent for Borrowers;
                   Reliance by Administrative Agent...................   9
           (a)     Appointment........................................   9
           (b)     Reliance...........................................   9

SECTION 2.     INTEREST, FEES, PREPAYMENTS AND TERMINATIONS...........   9

     Section 2.1.  Interest Rate Options..............................   9
     Section 2.2.  Commitment Fee.....................................  11
     Section 2.3.  Letter of Credit Fees..............................  11
     Section 2.4.  Administrative Agent's Fees........................  12
     Section 2.5.  Audit Fees.........................................  12
     Section 2.6.  Voluntary Prepayments..............................  12
     Section 2.7.  Mandatory Prepayments..............................  12
     Section 2.8.  Voluntary Terminations.............................  15

SECTION 3.     PLACE AND APPLICATION OF PAYMENTS......................  15

     Section 3.1.  Generally..........................................  15
     Section 3.2.  Application of Collateral Proceeds Before Default..  16
     Section 3.3.  Application After Default..........................  17
     Section 3.4.  Overfunded Commitments.............................  18
     Section 3.5.  Borrower's Right to Direct Application.............  18
     Section 3.6.  Weekly Settlement..................................  19
     Section 3.7.  Computation of Obligations Outstanding.............  21
     Section 3.8.  Notations..........................................  22

SECTION 4.     THE COLLATERAL AND GUARANTIES..........................  22

     Section 4.1.   Collateral........................................  22
     Section 4.2.   Collateral Proceeds...............................  23
     Section 4.3.   Further Assurances................................  24
     Section 4.4.   Guaranties from Subsidiaries......................  24
     Section 4.5.   Collateral Assignment of Life Insurance...........  24

SECTION 5.     DEFINITIONS; INTERPRETATION............................  24


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     Section 5.1.   Definitions.......................................  24
     Section 5.2.   Interpretation....................................  43
     Section 5.3.   Accounting Terms..................................  44

SECTION 6.     REPRESENTATIONS AND WARRANTIES.........................  44

     Section 6.1.   Organization and Power............................  44
     Section 6.2.   Corporate Authority and Validity of Obligations...  45
     Section 6.3.   Subsidiaries......................................  45
     Section 6.4.   Use of Proceeds; Regulation U.....................  45
     Section 6.5.   Financial Statements..............................  46
     Section 6.6.   Litigation, Taxes and Approvals...................  46
     Section 6.7.   Burdensome Contracts with Affiliates..............  46
     Section 6.8.   ERISA.............................................  47
     Section 6.9.   Full Disclosure...................................  47
     Section 6.10.  Compliance with Law...............................  47
     Section 6.11.  Solvency, etc.....................................  48

SECTION 7.     CONDITIONS PRECEDENT...................................  48

     Section 7.1.   All Advances......................................  48
     Section 7.2.   Initial Advance...................................  49
     Section 7.3.   Legal Matters.....................................  51

SECTION 8.     COVENANTS..............................................  52

     Section 8.1.   Maintenance of Business...........................  52
     Section 8.2.   Maintenance.......................................  52
     Section 8.3.   Taxes.............................................  52
     Section 8.4.   Insurance.........................................  52
     Section 8.5.   Financial Reports.................................  53
     Section 8.6.   Compliance with Laws..............................  55
     Section 8.7.   Liens.............................................  55
     Section 8.8.   Indebtedness......................................  57
     Section 8.9.   Consolidated Net Worth............................  58
     Section 8.10.  Leverage Ratio....................................  59
     Section 8.11.  Consolidated Working Capital......................  59
     Section 8.12.  Interest Coverage Ratio...........................  59
     Section 8.13.  Fixed Charge Coverage Ratio.......................  59
     Section 8.14.  Capital Expenditures..............................  60
     Section 8.15.  Acquisitions, Investments, Loans, Advances and
                    Guaranties........................................  60
     Section 8.16.  Dividends and Certain Other Restricted Payments...  63
     Section 8.17.  Mergers...........................................  64
     Section 8.18.  Sale of Assets....................................  64
     Section 8.19.  Sales and Leasebacks..............................  66
     Section 8.20.  Operating Leases..................................  66
     Section 8.21.  Burdensome Contracts with Affiliates..............  66


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     Section 8.22.  No Change in Fiscal Year........................... 66
     Section 8.23.  Formation of Subsidiaries.......................... 66
     Section 8.24.  Maintenance of Subsidiaries........................ 67
     Section 8.25.  Nature of Business................................. 67
     Section 8.26.  Subordinated Debt.................................. 67
     Section 8.27.  Double Negative Pledge............................. 68
     Section 8.28.  Intersound......................................... 68
     Section 8.29.  Interest Rate Protection........................... 69

SECTION 9.     EVENTS OF DEFAULT AND REMEDIES.......................... 69

     Section 9.1.   Events of Default.................................. 69
     Section 9.2.   Remedies Generally................................. 72
     Section 9.3.   Remedies Upon Insolvency........................... 72

SECTION 10.    THE ADMINISTRATIVE AGENT................................ 72

     Section 10.1.  Appointment and Authorization...................... 72
     Section 10.2.  Rights as a Lender................................. 73
     Section 10.3.  Standard of Care................................... 73
     Section 10.4.  Costs and Expenses................................. 74
     Section 10.5.  Indemnity.......................................... 74
     Section 10.6.  Syndication Agent.................................. 75

SECTION 11.    JOINT AND SEVERAL LIABILITY AND GUARANTEES.............. 75

     Section 11.1.  Joint and Several Liability and Guarantees......... 75
     Section 11.2.  Guarantee Unconditional............................ 75
     Section 11.3.  Discharge Only Upon Payment in Full; Reinstatement
                    in Certain Circumstances........................... 76
     Section 11.4.  Waivers............................................ 76
     Section 11.5.  Limit on Recovery.................................. 77
     Section 11.6.  Stay of Acceleration............................... 77
     Section 11.7.  Benefit to Guarantors.............................. 77
     Section 11.8.  Guarantor Covenants................................ 77

SECTION 12.    CHANGE IN CIRCUMSTANCE.................................. 77

     Section 12.1.  Change of Law...................................... 77
     Section 12.2.  Unavailability of Deposits or Inability to
                    Ascertain Adjusted LIBOR........................... 78
     Section 12.3.  Taxes and Increased Costs.......................... 78
     Section 12.4.  Capital Adequacy................................... 79
     Section 12.5.  Funding Indemnity.................................. 80
     Section 12.6.  Lending Branch..................................... 80
     Section 12.7.  Discretion of Lenders as to Manner of Funding...... 81
     Section 12.8.  Replacement of Lender.............................. 81


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SECTION 13.    MISCELLANEOUS........................................... 82

     Section 13.1.  Withholding Taxes.................................. 82
     Section 13.2.  Documentary Taxes.................................. 84
     Section 13.3.  Waivers, Modifications and Amendments.............. 84
     Section 13.4.  Costs and Expenses................................. 84
     Section 13.5.  Survival of Representations and Indemnities........ 85
     Section 13.6.  Waiver of Rights................................... 85
     Section 13.7   Non-Business Day................................... 85
     Section 13.8.  Notices............................................ 85
     Section 13.9.  Counterparts....................................... 86
     Section 13.10. Successors and Assigns............................. 86
     Section 13.11. Participations..................................... 87
     Section 13.12. Assignment Agreements.............................. 87
     Section 13.13. Construction....................................... 88
     Section 13.14. Entire Agreement................................... 88
     Section 13.15. Headings........................................... 88
     Section 13.16. Confidentiality.................................... 88
     Section 13.17. Exclusive Jurisdiction............................. 88
     Section 13.18. Waiver of Jury Trial............................... 89
     Section 13.19. Governing Law...................................... 89

Exhibit A - Revolving Credit Note
Exhibit B - Term Credit Note
Exhibit C - Borrowing Base Certificate
Exhibit D - Compliance Certificate
Exhibit E - Approved Collateral Locations
Exhibit F - Guaranty Agreement
Exhibit G - Assignment and Acceptance
Schedule 6.3 - Subsidiaries
Schedule 6.6 - Litigation
Schedule 6.7 - Affiliate Transactions
Schedule 8.7 - Permitted Liens
Schedule 8.8 - Existing Indebtedness


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

                                   CREDIT AGREEMENT
To:

Bank of Montreal
Chicago, Illinois

and its from time to time assigns

Ladies and Gentlemen:

     The undersigned, Platinum Entertainment, Inc., a Delaware corporation (the "COMPANY"), and Intersound, Inc., a Delaware corporation ("INTERSOUND"), (the Company and Intersound being hereinafter referred to collectively as the "BORROWERS" and individually as a "BORROWER"), each applies to you for your several commitments, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to extend credit to the Borrowers, all as more fully hereinafter set forth. Each of you is hereinafter referred to as a "LENDER", all of you are hereinafter referred to collectively as the "LENDERS" and Bank of Montreal ("BMO") in its capacity as Administrative Agent hereunder is hereinafter referred to as the "ADMINISTRATIVE AGENT", and Bank of Montreal in its capacity as syndication agent hereunder is hereinafter referred to as the "SYNDICATION AGENT".

SECTION 1.     THE CREDITS.

     SECTION 1.1. REVOLVING CREDIT. Subject to the terms and conditions hereof, each Lender severally agrees to extend a revolving credit (the "REVOLVING CREDIT") to the Borrowers which may be availed of by each Borrower from time to time during the period from and including the date hereof to but not including the Revolving Credit Termination Date, at which time the commitments of the Lenders to extend credit under the Revolving Credit shall expire. The maximum amount of the Revolving Credit which each Lender agrees to extend to the Borrowers taken together, shall be such Lender's Revolving Credit Commitment. The Revolving Credit may be utilized by each Borrower in the form of Revolving Loans and Letters of Credit, all as more fully hereinafter set forth; PROVIDED, HOWEVER, that:

          (i) the aggregate principal amount of Revolving Loans and Letters of Credit outstanding at any one time from the Borrowers, taken together, shall not exceed the lesser of (x) the aggregate of the Revolving Credit Commitments and (y) the Borrowing Base, in each case as then determined and computed for all the Borrowers, taken together; and

         (ii) notwithstanding anything in this Agreement to the contrary, Intersound shall not be entitled to any additional credit under the Revolving Credit after the merger as required by Section 8.17(b) hereof.

During the period from and including the date hereof to but not including the Revolving Credit Termination Date, each Borrower may use the Revolving Credit Commitments by borrowing, repaying and reborrowing Revolving Loans in whole or in part and/or by having the Administrative Agent issue Letters of Credit, having such Letters of Credit expire or otherwise terminate without having been drawn upon or, if drawn upon, reimbursing the Administrative Agent for each such drawing, and having the Administrative Agent issue new Letters of Credit, all in accordance with the terms and conditions of this Agreement. For purposes of this Agreement, where a determination of the unused or available amount of the Revolving Credit Commitments is necessary, the Revolving Loans and Letters of Credit shall be deemed to utilize the Revolving Credit Commitments. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Revolving Credit in excess of its Revolving Credit Commitment. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent (x) is imposing the Initial Reserves and (y) may, in its reasonable discretion (based on its analysis of material changes in the relevant Borrower's credit and collection policies or practices arising after the Closing Date that cause dilution of the value of Eligible Accounts, or on any other factors that change in any material respect the credit risk of lending to the Borrowers on the security of the Accounts and the inventory), from time to time establish additional reserves against the amount of availability under the Revolving Credit which the Borrowers may otherwise request hereunder in such amounts as the Administrative Agent shall deem necessary or appropriate in its reasonable judgment. The amount of such Initial Reserves and additional reserves shall be subtracted from what would otherwise be the Borrowing Base when calculating the amount of availability under the Revolving Credit Commitments. The Administrative Agent agrees to give the Company ten (10) Business Days' prior notice of the establishment of any such additional reserve. Without limiting the Administrative Agent's discretion with respect to eligibility of the Collateral, the Administrative Agent intends to review on a periodic basis the standards for advances against accounts and inventory and impose reserves against such collateral pursuant to the foregoing provisions.

     SECTION 1.2. REVOLVING CREDIT LOANS. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by any Borrower in the form of loans (individually a "REVOLVING LOAN" and collectively the "REVOLVING LOANS"). Each Revolving Loan to a Borrower shall be in a minimum amount of $100,000 (except to the extent Section 2 hereof shall require a larger amount for LIBOR Portions). Each Revolving Loan shall be made pro rata by the Lenders in accordance with the amounts of their Revolving Credit Commitments. Each Revolving Loan shall initially constitute part of the Domestic Rate Portion except to the extent the Company has timely elected at any time after the LIBOR Condition has been satisfied that such Revolving Loan, or any part thereof, constitutes part of a LIBOR Portion as provided in Section 2.1 hereof. Each and every advance made by a Lender of its pro rata share of a Revolving Loan shall be made against and evidenced by a single Revolving Credit Note of the Borrowers (individually a "REVOLVING CREDIT NOTE" and collectively the "REVOLVING CREDIT NOTES"), jointly and severally, payable to the order of such Lender in the amount of its Revolving Credit Commitment, with each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Each Revolving Credit Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in


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Section 2.1 hereof, and be expressed to mature on the Revolving Credit
Termination Date. Without regard to the principal amount of each Revolving Credit Note stated on its face, the actual principal amount at any time outstanding and owing by the Borrowers on account thereof shall be the sum of all advances then or theretofore made thereon less all payments of principal actually received.

     SECTION 1.3.   LETTERS OF CREDIT.

     (a) GENERAL TERMS. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by any Borrower in the form of commercial or standby letters of credit issued by the Administrative Agent for the account of any one or more of the Borrowers (individually a "LETTER OF CREDIT" and collectively the "LETTERS OF CREDIT"), provided that the aggregate amount of Letters of Credit issued and outstanding hereunder shall not at any time exceed $1,000,000 (such amount, as the same may be reduced pursuant to Section 2.8 hereof, being hereinafter referred to as the "L/C COMMITMENT"). For purposes of this Agreement, a Letter of Credit shall be deemed outstanding as of any time in an amount equal to the maximum amount which could be drawn thereunder under any circumstances and over any period of time plus any unreimbursed drawings then outstanding with respect thereto. If and to the extent any Letter of Credit expires or otherwise terminates without having been drawn upon, the availability under the Revolving Credit Commitments shall to such extent be reinstated. The Letters of Credit shall be issued by the Administrative Agent, but each Lender shall be obligated to reimburse the Administrative Agent for such Lender's pro rata share of the amount of each draft drawn under a Letter of Credit in accordance with this Section 1.3 and, accordingly, each Letter of Credit shall be deemed to utilize the Revolving Credit Commitments of all Lenders pro rata in accordance with the amounts of their Revolving Credit Commitments.

     (b) TERM. Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) twelve (12) months from the date of issuance (or be cancelable not later than twelve (12) months from the date of issuance and each renewal) or (ii) the Revolving Credit Termination Date. In the event the Administrative Agent issues any Letter of Credit with an expiration date that is automatically extended unless the Administrative Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Administrative Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have terminated or (iii) an Event of Default exists and the Required Lenders have given the Administrative Agent instructions not to so permit the extension of the expiration date of such Letter of Credit.

     (c) GENERAL CHARACTERISTICS. Each Letter of Credit issued hereunder shall be payable in U.S. Dollars, conform to the general requirements of the Administrative Agent for the issuance of commercial or standby letters of credit, as the case may be, as to form and substance, and be a letter of credit which the Administrative Agent may lawfully issue. The Administrative Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date thereof at the request of the Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof), subject to the conditions of Section 7 and the other terms of this Section 1.3. Without limiting the generality of the foregoing, the Administrative Agent's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of Section 7 and the other terms of this Section 1.3 and the Administrative Agent will not issue, amend or extend the expiration date of any Letter of Credit if any Lender notifies the Administrative Agent of any failure to satisfy or otherwise comply with such conditions and terms and directs the Administrative Agent not to take such action.

     (d) APPLICATIONS. At the time the Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) requests each Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit in the case of a continuing application), the Borrower for whose account such Letter of Credit is to be issued shall execute and deliver to the Administrative Agent an application for such Letter of Credit in the form then customarily prescribed by the Administrative Agent (individually an "APPLICATION" and collectively the "APPLICATIONS"). Subject to the other provisions of this subsection, the obligation of a Borrower to reimburse the Administrative Agent for drawings under a Letter of Credit issued for such Borrower's account shall be governed by the Application for such Letter of Credit. Anything contained in the Applications to the contrary notwithstanding, (i) in the event the Administrative Agent is not reimbursed by a Borrower for the amount the Administrative Agent pays on any draft drawn under a Letter of Credit issued hereunder issued for such Borrower's account by 11:00 a.m. (Chicago time) on the date when such drawing is paid, the obligation of such Borrower to reimburse the Administrative Agent for the amount of such draft paid shall bear interest (which such Borrower hereby promises to pay on demand) from and after the date the draft is paid until payment in full thereof at a fluctuating rate per annum determined by adding 2% to the Domestic Rate as from time to time in effect,
(ii) the Borrowers shall pay fees in connection with each Letter of Credit as set forth in Section 2.3 hereof, (iii) except as otherwise provided in Section
2.7 hereof, prior to the occurrence of a Default or an Event of Default the Administrative Agent will not call for additional collateral security for the obligations of the Borrowers under the Applications other than the collateral security contemplated by this Agreement and the Collateral Documents and collateral security consisting of rights in goods (or documents of title covering the same) financed under such Applications, and (iv) except as otherwise provided in Section 2.7 hereof, prior to the occurrence of a Default or an Event of Default the Administrative Agent will not call for the funding of a Letter of Credit by any Borrower prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date). Each Borrower hereby irrevocably authorizes the Administrative Agent to charge any of such Borrowers' deposit accounts maintained with the Administrative Agent for the amount necessary to reimburse the Administrative Agent for any drafts drawn under Letters of Credit issued hereunder.

     (e) CHANGE IN LAWS. If the Administrative Agent or any Lender shall reasonably determine that any change after the Closing Date in any applicable law, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption after the Closing Date of any new law, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Administrative Agent or such Lender (whether or not having the force of law), shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Letters of Credit, or the Administrative Agent's or such Lender's or any Borrower's liability with respect thereto; or
         (ii) impose on the Administrative Agent or such Lender any penalty with respect to the foregoing or any other condition regarding the Applications or the Letters of Credit;

and the Administrative Agent or such Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Administrative Agent or such Lender of issuing, maintaining or participating in the Letters of Credit hereunder (without benefit of, or credit for, any prorations, exemptions, credits or other offsets available under any such laws, regulations, guidelines or interpretations thereof), then the relevant Borrower shall within fifteen (15) days after demand by the Administrative Agent or such Lender pay the Administrative Agent or such Lender such additional amounts as the Administrative Agent or such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost. If the Administrative Agent or any Lender makes such a claim for compensation, it shall provide the Company (with a copy to the Administrative Agent in the case of any Lender) a certificate setting forth the computation of the increased cost as a result of any event mentioned herein in reasonable detail and such certificate shall be deemed PRIMA FACIE correct. In determining such amount, such Lender may use reasonable averaging and attribution methods. A Lender shall not be entitled to compensation under this Section 1.3(e) with respect to any adoption or change for any period prior to the earlier of (i) the date it notifies any Borrower of the adoption or change giving rise to the request for compensation or (ii) the date which is thirty (30) days prior to the date it becomes aware of the adoption or change giving rise to the request for compensation if any Borrower is notified of the adoption or change prior to the lapse of such 30-day period.

     (f) PARTICIPATIONS IN LETTERS OF CREDIT. Each Lender shall participate on a pro rata basis in the Letters of Credit issued by the Administrative Agent, which participation shall automatically arise upon the issuance of each Letter of Credit. Each Lender unconditionally agrees that in the event the Administrative Agent is not immediately reimbursed by a Borrower for the amount paid by the Administrative Agent on any draft presented under a Letter of Credit issued for such Borrower's account, then in that event such Lender shall pay to the Administrative Agent such Lender's pro rata share of the amount of each draft so paid based on the percentage which its Revolving Credit Commitment bears to the aggregate of the Revolving Credit Commitments and in return such Lender shall automatically receive an equivalent percentage participation in the rights of the Administrative Agent to obtain reimbursement from such Borrower for the amount of such draft, together with interest thereon as provided for herein. The obligations of the Lenders to the Administrative Agent under this subsection shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against any Loan Party, the Administrative Agent, any other Lender or any other party whatsoever. In the event that any Lender fails to honor its obligation to reimburse the Administrative Agent for its pro rata share of the amount of any such draft, then in that event (i) each other Lender shall pay to the Administrative Agent its pro rata share of the payment due the Administrative Agent from the defaulting Lender, (ii) the defaulting Lender shall have no right to participate in any recoveries from the Loan Parties in respect of such draft and (iii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement or any of the other Loan Documents shall first be applied to reimbursing the Lenders for their respective pro rata shares of the defaulting Lender's portion of the draft, together with interest thereon as provided for herein. Upon reimbursement to the other Lenders (pursuant to clause (iii) above or otherwise) of the amount advanced by them to the Administrative Agent in respect of the defaulting Lender's share of the draft together with interest thereon, the defaulting Lender shall thereupon be entitled to its participation in the Administrative Agent's right of recovery against the Loan Parties in respect of the draft paid by the Administrative Agent.

     (g) MANNER OF OBTAINING LETTERS OF CREDIT. The Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) shall provide at least three (3) Business Days' advance written notice to the Administrative Agent of each Borrower's request for the issuance for such Borrower's account of a Letter of Credit which is a standby Letter of Credit and shall provide the Administrative Agent notice of each Borrower's request for the issuance for such Borrower's account of a Letter of Credit which is a commercial Letter of Credit not later than 11:00 a.m. (Chicago time) on the first Business Day preceding the Business Day on which such Letter of Credit is to be issued, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Company or such Borrower together with the fees called for by this Agreement. In the case of an extension or an increase in the amount of a Letter of Credit, the Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) shall provide the Administrative Agent a written request therefor, in a form acceptable to the Administrative Agent, in each case together with the fees called for by this Agreement at least three (3) Business Days in advance of such extension of or increase in a Letter of Credit which is a standby Letter of Credit and in the case of a request for such an extension of or increase in a Letter of Credit which is a commercial Letter of Credit, not later than 11:00 a.m. (Chicago time) on the first Business Day preceding the effective date of such extension or increase. The Administrative Agent shall promptly notify each Lender of the Administrative Agent's receipt of each notice for such an issuance, extension or increase and the Administrative Agent's issuance, extension or increase of the Letter of Credit so requested.

     SECTION 1.4. TERM CREDIT. Subject to all of the terms and conditions hereof, each Lender agrees to make a loan to the Company in the amount of its Term Credit Commitment (the credit facility under which such loans are made being hereinafter referred to as the "TERM CREDIT") (the loans from all the Lenders under the Term Credit being hereinafter referred to collectively as the "TERM LOAN"). The Term Loan shall be made pro rata by the Lenders in accordance with the amount of their Term
Credit Commitments. The Term Loan shall initially constitute part of the Domestic Rate Portion except to the extent the Company has timely elected at any time after the LIBOR Condition has been satisfied that the Term Loan, or any part thereof, constitutes part of a LIBOR Portion as provided in Section
2.1 hereof. The Lenders' advances of the Term Loan shall be made concurrently and the Term Loan shall be disbursed in a single advance made, if at all, on or before December 15, 1997, at which time the commitments of the Lenders to make the Term Loan shall expire. Each Lender's pro rata share of the Term Loan shall be evidenced by a Term Credit Note of the Company (individually a "TERM CREDIT NOTE" and collectively the "TERM CREDIT NOTES") payable to the order of such Lender in the amount of its Term Credit Commitment, each Term Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit B. Each Term Credit Note shall be expressed to mature in eleven (11) consecutive quarterly installments (commencing on June 1, 1998 and continuing on the first day of each September, December, March and June occurring thereafter to and including December 1, 2000, with all such installments (except the last such installment) on all Term Credit Notes to aggregate $1,000,000 per installment and the last such installment on all Term Credit Notes to aggregate
$10,000,000 for such last installment and with the amount of each installment due on the Term Credit Note held by each Lender to be a pro rata part (based on the relationship which its Term Credit Commitment bears to the total Term Credit Commitments) of each such aggregate amount. No amount repaid on the Term Credit Notes may be reborrowed.

     SECTION 1.5. MANNER AND DISBURSEMENT OF LOANS. (a) The Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) shall give written or telephonic notice to the Administrative Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) of the date any Borrower requests that any Revolving Loan be made to it under the Revolving Credit Commitments and of the date it requests the Term Loan to be made to it under the Term Credit, and the Administrative Agent shall promptly notify each Lender of the Administrative Agent's receipt of each such notice. Each such notice shall specify the name of the Borrower to whom the Loan requested is to be made (in the case of a Revolving Loan), the date of the Loan requested (which must be a Business Day), whether such Loan is a Revolving Loan or Term Loan and the amount of such Loan. The Borrowers agree that the Administrative Agent may rely upon any written or telephonic notice given by any person the Administrative Agent reasonably and in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such telephonic notice shall govern if the Administrative Agent and the Lenders have acted in reliance thereon.

     (b) The Borrowers hereby irrevocably authorize the Lenders to make Revolving Loans from time to time hereunder for reimbursement of a drawing paid by the Administrative Agent on a Letter of Credit, any such Revolving Loan may be made without regard to the provisions of Section 7 hereof. The Borrowers acknowledge and agree, however, that the Lenders shall not be under any obligation to make a Revolving Loan under this Section 1.5(b), and the Lenders shall incur no liability to any Borrower or any other Person for refusing to make a Revolving Loan under this
Section 1.5(b).

     (c) Not later than 1:00 p.m. (Chicago time) on the date specified for any Loan to be made by a Lender hereunder, such Lender shall make the proceeds of its pro rata share of such Loan available to the Administrative Agent in Chicago, Illinois in immediately available funds. Subject to the provisions of
Section 7 hereof, the proceeds of each Loan shall be made available to the relevant Borrower at the principal office of the Administrative Agent in Chicago, Illinois, in immediately available funds, upon receipt by the Administrative Agent from each Lender of its pro rata share of such Loan. Unless the Administrative Agent shall have been notified by a Lender prior to 12:30 p.m. (Chicago time) on the date a Loan is to be made hereunder that such Lender does not intend to make its pro rata share of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on such date and the Administrative Agent may in reliance upon such assumption make available to the relevant Borrower a corresponding amount.

     SECTION 1.6. LATE PAYMENT BY LENDER. If an amount due the Administrative Agent from a Lender (x) to fund such Lender's pro rata share of a Loan as required by Section 1.5, or (y) to effect the Settlement (as hereinafter defined) of any Loan as required of Section 3.6 hereof, in the case of each of clause (x) and (y), is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the corresponding amount available to such Borrower, the Administrative Agent shall be entitled to receive such amount from such Lender forthwith upon the Administrative Agent's demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Borrower and ending on but excluding the date the Administrative Agent recovers such amount at a rate per annum equal to the effective rate charged to the Administrative Agent for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by the Administrative Agent (or in the case of a day which is not a Business Day, then for the preceding day). If such amount is not received from such Lender by the Administrative Agent within five
(5) days after demand, the relevant Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such defaulting Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but (i) without such payment being considered a payment or prepayment of a LIBOR Portion (so that the Company will have no liability under Section 12.5 hereof with respect to such payment) and (ii) without such payment impairing or otherwise prejudicing the relevant Borrower's claims and other rights against such defaulting Lender. The failure of any Lender to make its share of a Loan to be made by it as required by Section 1.5 shall not relieve any other Lender of its obligations, if any, hereunder to make its share of a Loan, or relieve the Lender who failed to make such amount available to subsequently fund such amount, or relieve any Lender (including the Lender that failed to make such amount available) of its obligation hereunder to fund its ratable portion of any subsequent Revolving Loans.

     SECTION 1.7. APPOINTMENT OF COMPANY AS AGENT FOR BORROWERS; RELIANCE BY ADMINISTRATIVE AGENT.

     (a) APPOINTMENT. Each Borrower irrevocably appoints the Company as its agent hereunder to make requests on such Borrower's behalf under Section 1 hereof for Loans to be made by such Borrower or Letters of Credit to be issued for such Borrower's account, to select (after the LIBOR Condition has been satisfied) the interest rate to be applicable to the Loans, to terminate the Revolving Credit Commitments and to take any other action contemplated by the Loan Documents with respect to credit extended hereunder to such Borrower. The Administrative Agent and the Lenders shall be entitled to conclusively presume that any action by the Company under the Loan Documents is taken on behalf of any one or more of the Borrowers whether or not the Company so indicates.

     (b) RELIANCE. All requests for Loans and Letters of Credit may be written or oral, including by telephone or telecopy. The Borrowers agree that the Administrative Agent may rely on any such notice given by any person the Administrative Agent reasonably and in good faith believes is an Authorized Representative without the necessity of independent investigation (the Borrowers hereby indemnifying the Administrative Agent and Lenders from any liability or loss ensuing from such reliance), and in the event any such telephonic or other oral notice conflicts with any written confirmation, such oral or telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

SECTION 2.     INTEREST, FEES, PREPAYMENTS AND TERMINATIONS

     SECTION 2.1.   INTEREST RATE OPTIONS.

     (a) PORTIONS. Subject to the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Notes (all of the indebtedness evidenced by the Notes bearing interest at the same rate for the same period of time being hereinafter referred to as a "PORTION") may, at the option of the Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof), bear interest with reference to the Domestic Rate ("DOMESTIC RATE PORTIONS") or with reference to the Adjusted LIBOR ("LIBOR PORTIONS"), and Portions may be converted from time to time from one basis to another. All of the indebtedness evidenced by the Notes which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. Prior to satisfaction of the LIBOR Condition, all of the indebtedness evidenced by the Notes shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by the Notes which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. There shall not be more than ten (10) LIBOR Portions applicable to the Notes outstanding at any one time, and each Lender shall have a ratable interest in each Portion. Anything contained herein to the contrary notwithstanding, (i) no LIBOR Portion shall be created prior to satisfaction of the LIBOR Condition and (ii) the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time of each such creation, continuance or conversion into a LIBOR Portion, as the case may be, no Default or Event of Default shall have occurred and be continuing. The

Company hereby promises to pay interest on each Portion at the rates and times specified in this Section 2.1.

     (b) DOMESTIC RATE PORTION. Each Domestic Rate Portion shall bear interest at the rate per annum determined by adding the Applicable Domestic Rate Margin to the Domestic Rate as in effect from time to time, provided that if and so long as any Default or Event of Default under Section 9.1(a) hereof (a "PAYMENT DEFAULT") shall have occurred and be continuing such Portion shall bear interest until payment in full thereof at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time. Interest on each Domestic Rate Portion shall be payable monthly in arrears on the first Business Day of each month (commencing on January 1, 1998) and at maturity of the Notes, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Portions resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

     (c) LIBOR PORTIONS. Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding the Applicable LIBOR Margin to the Adjusted LIBOR for such Interest Period, provided that if and so long as any Payment Default shall have occurred and be continuing such LIBOR Portion shall bear interest until such Payment Default no longer exists (or, if earlier, the end of the Interest Period then applicable to such LIBOR Portion) at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period, if such Payment Default is then continuing, such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion and shall thereafter bear interest until such Payment Default no longer exists at the interest rate applicable to such Domestic Rate Portion during the continuance of a Payment Default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, with respect to any Interest Period applicable to a LIBOR Portion in excess of three (3) months, on the Business Day three (3) calendar months following the date such Interest Period commenced and at the end of such Interest Period, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. The Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) shall notify the Administrative Agent on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Administrative Agent of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Administrative Agent, such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion as of and on the last day of such Interest Period. The Administrative Agent shall promptly notify each Lender of each notice received from the Company pursuant to the foregoing provision.

     (d) MINIMUM LIBOR PORTION AMOUNTS. Each LIBOR Portion shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $100,000.

     (e) COMPUTATION OF INTEREST. All interest on the Domestic Rate Portion of the Notes shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed. All interest on LIBOR Portions of the Notes shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

     (f) MANNER OF RATE SELECTION. The Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) shall notify the Administrative Agent by 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date upon which the Company requests that any LIBOR Portion be created or that any part of the applicable Domestic Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor). The Administrative Agent shall promptly notify each Lender of each notice received from the Company pursuant to the foregoing provision. If any request is made to convert a LIBOR Portion into the Domestic Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Administrative Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Administrative Agent in good faith believes to be an Authorized Representative without the necessity of independent investigation, the Borrowers hereby indemnifying the Administrative Agent and the Lenders from any liability or loss ensuing from so acting.

     SECTION 2.2. COMMITMENT FEE. For the period from and including the date hereof to but not including the Revolving Credit Termination Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders a commitment fee at the rate of 1/2 of 1% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily unused portion of the Revolving Credit Commitments (whether or not available by reason of, among other things, the Borrowing Base requirements hereof). Such commitment fee shall be payable monthly in arrears on the first Business Day of each calendar month in each year (commencing January 1, 1998) and on the Revolving Credit Termination Date.

     SECTION 2.3. LETTER OF CREDIT FEES. (i) SHARED FEES. On the first Business Day of each calendar quarter (commencing on January 1, 1998) to and including, and on, the Revolving Credit Termination Date, the Borrowers shall pay to the Administrative Agent for the ratable account of the Lenders a fee at the rate of 1/2 of 1% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily outstanding amounts during the preceding quarter (or such shorter period) of the Letters of Credit.

     (ii) GENERALLY. In addition to the letter of credit fees called for above, the Borrowers further agree to pay to the Administrative Agent for its own account such processing and transaction fees and charges as the Administrative Agent from time to time customarily imposes in connection with any amendment, cancellation, negotiation and/or payment of letters of credit and drafts drawn thereunder.

               SECTION 2.4. ADMINISTRATIVE AGENT'S FEES. The Company shall pay to the Administrative Agent the fees agreed to in a letter exchanged between them.

               SECTION 2.5. AUDIT FEES. The Borrowers shall pay to the Administrative Agent for its own use and benefit charges for audits of the Collateral performed by the Administrative Agent or its agents or representatives in such amounts as the Administrative Agent may from time to time reasonably request (the Administrative Agent acknowledging and agreeing that such charges shall be computed in the same manner as the Administrative Agent at the time customarily uses for the assessment of charges for similar collateral audits); PROVIDED, HOWEVER, that in the absence of any Event of Default, (i) the Borrowers shall not be required to reimburse the Administrative Agent for its costs of conducting more than two (2) audits in any one (1) calendar year and (ii) the Borrowers shall not be liable during any one calendar year for more than $12,500 in charges for such audits plus reasonable out-of-pocket costs and expenses.

               SECTION 2.6. VOLUNTARY PREPAYMENTS. In addition to such other prepayments of the Notes as result from the application of proceeds of the Collateral required by Section 4.2 hereof after the Loan Mechanization Date, each Borrower shall have the privilege of making additional prepayments of the Notes on which such Borrower is directly obligated, in whole or in part (but if in part, then in a minimum amount of $10,000), at any time upon one (1) Business Day's prior notice from the Company to the Administrative Agent (such notice if received subsequent to 11:00 a.m. (Chicago time) on a given day to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Lenders, by paying to the Administrative Agent for the account of the Lenders (i) the principal amount to be prepaid, (ii) if such a prepayment prepays a Class of Notes in full, accrued interest on such Class of Notes to the date of prepayment plus (in the case such a prepayment in full of the Revolving Credit Notes is accompanied by the termination in whole of the Revolving Credit Commitments) any commitment fee which has accrued and is unpaid and (iii) any amounts due to the Lenders under Section 12.5 hereof.

               SECTION 2.7.   MANDATORY PREPAYMENTS.

               (a) REVOLVING CREDIT COMMITMENT OR BORROWING BASE DEFICIENCY. The Borrowers covenant and agree that if at any time the then unpaid principal balance of the Revolving Loans and outstanding Letters of Credit for all the Borrowers, taken together, shall be in excess of the lesser of
(i) the Revolving Credit Commitments as then in effect or (ii) the Borrowing Base of all the Borrowers, taken together, as then determined and computed, the Borrowers shall immediately and without notice or demand pay the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Revolving Loans until payment in full thereof and any remaining balance of the payment so made to be applied against or held by the Administrative Agent as collateral security for the Obligations owing under the Applications.

               (b)  PREPAYMENTS DUE TO EXCESS CASH FLOW.  Within forty-five
(45) days after the close of each semi-annual accounting period of the Company ending in February and August of each year (commencing with the accounting period ending on or about February 28, 1998), the Borrowers shall pay over to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on the Term Loan an amount equal to 66-2/3% of Consolidated Excess Cash Flow for such six-month accounting period; PROVIDED, HOWEVER, that no such prepayment is required if the Consolidated Excess Cash Flow for such six-month period is less than or equal to $150,000. Each such prepayment shall be applied to the several installments due on the outstanding principal balance of the Term Loan in the inverse order of their maturity.

               (c) CHANGE OF CONTROL MANAGEMENT EVENT. If, no later than sixty (60) days after receiving notice under Section 8.5(i) of a Change of Control/Management Event, the Required Lenders notify the Company that they require prepayment of the Notes, on the date set forth in such notice (which date shall be no earlier than (i) three (3) days after such notice is given or (ii) the day on which any Borrower repays any other Indebtedness for Borrowed Money aggregating $200,000 or more before its original scheduled due date, whichever day is earlier), the Borrowers shall pay in full all Obligations then outstanding, and the Commitments shall terminate in full.

               (d) DISPOSITION PROCEEDS. Any and all net proceeds (net proceeds for purposes of this Section and Section 8.18 hereof to mean gross proceeds net only of customary out-of-pocket fees, costs and expenses incurred in effecting the relevant sale or other disposition and taxes (other than income taxes) incurred and payable as a result of such disposition) derived from (x) the sale or disposition (whether voluntary or involuntary), or on account of the damage or destruction, of the real estate, furniture, fixtures, equipment or other fixed or capital assets of any Loan Party (collectively, "FIXED ASSETS") or (y) the sale or other disposition of any intellectual property (such as Music Rights) or other Property (other than fixed assets) permitted by Section 8.18 hereof to the extent such Section requires a prepayment under this Section shall, promptly but in any event within three (3) Business Days after receipt by any Loan Party or the Administrative Agent, be paid over to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on the Term Credit Notes (each such prepayment to be applied to the several installments due on the outstanding principal balance of the Term Loan in the inverse order of their maturity); PROVIDED, HOWEVER, that:

          (i) No prepayment shall be required with respect to proceeds received from the sale, damage or destruction of any fixed assets subject to liens permitted by Sections 8.7(c) and 8.7(d) hereof which are prior to the liens of the Collateral Documents to the extent such proceeds are applied in reduction of the indebtedness permitted by Section 8.8(b) hereof;

          (ii) So long as no Default or Event of Default has occurred or is continuing, the relevant Loan Party may retain the proceeds (including any insurance proceeds) derived from the sale, damage or destruction of fixed assets (collectively, "RETAINED PROCEEDS") if and to the extent that the fixed assets sold, damaged or destroyed have been (or, within 180 days of such sale, damage or destruction, will be) replaced (or repaired in the case of damaged property) with new fixed assets or other assets useful in the business of such Loan Party of similar value and utility which are subject to a first lien in favor of the Administrative Agent to secure the Obligations;


          (iii) So long as no Default or Event of Default has occurred or is continuing, the relevant Loan Party may retain the proceeds of any sale or other disposition of any Music Rights or other intellectual property (collectively, "LICENSE PROCEEDS") if and to the extent that (x) the intellectual property sold or otherwise disposed of is replaced within 270 days of such sale or other disposition or (y) if a binding contract to replace such intellectual property has been entered into within 270 days of such sale or disposition, such intellectual property is replaced within 360 days of such sale or disposition, in each case with similar intellectual property useful in the business of such Loan Party which is subject to a first lien in favor of the Administrative Agent to secure the Obligations;

          (iv) So long as no Default or Event of Default has occurred or is continuing, the relevant Loan Party may retain the proceeds of any sale or other disposition of any interest in the House of Blues Venture (collectively, "HOB PROCEEDS") if and to the extent that (x) the net proceeds of the interest sold or otherwise disposed of are reinvested within 270 days of such sale or other disposition or (z) if a binding contract to reinvest such net proceeds has been entered into within 270 days of such sale or disposition, such net proceeds are reinvested within 360 days of such sale or disposition, in each case in the business of such Loan Party in a form which is subject to a first lien in favor of the Administrative Agent to secure the Obligations;

          (v) no prepayment shall be required with respect to up to $100,000 of net proceeds received in any calendar year from the sale or other disposition of fixed assets which are worn out, obsolete or, in the reasonable judgment of the Company, no longer necessary to the conduct of the business of the Company and its Subsidiaries as then conducted; and

          (vi) no prepayment shall be required with respect to any sales, transfers or other dispositions permitted pursuant to clauses (i), (ii),
     (iv) and (x) of Section 8.18 hereof.

Any retained proceeds, license proceeds or HOB proceeds not used for such replacement, repair or reinvestment must be prepaid on the Term Loan as provided above in this Section. Pending application of such retained proceeds to such replacement or repair or application of such license proceeds to such replacement or reinvestment of such HOB proceeds, as the case may be, the Company shall not later than the time at which prepayment would have been (in the absence of its election to make such repair, replacement or reinvestment) required above, deposit (or cause the relevant Loan Party to deposit) such retained proceeds or license proceeds or HOB proceeds in an account of the Company maintained with the Administrative Agent pursuant to agreements in form, scope and substance reasonably satisfactory to the Administrative Agent. The amount so held on deposit (the "SPECIAL DEPOSIT"), together with all earnings on the Special Deposit, shall be available to the Company (for its disbursement to the relevant Loan Party) solely for the applicable replacement or repair. The Company hereby grants, and each other relevant Loan Party (by its execution of this Agreement or a Guaranty) thereby grants, a lien on the Special Deposit and such earnings as collateral security for the Obligations, it being understood and agreed that at such time as any Default or Event of Default shall occur, the balance of the Special Deposit and earnings thereon may be applied by the Administrative Agent to the Obligations as provided in Section 3 below. The Administrative Agent shall be entitled to require reasonable assurances, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being used for the purposes permitted hereunder (it being understood and agreed that a certificate from the chief executive officer, chief operating officer or chief financial officer of the Company to the effect that such proceeds will be so used shall be sufficient for such purposes).

               SECTION 2.8. VOLUNTARY TERMINATIONS. The Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) shall have the privilege upon two (2) Business Days' prior notice from the Company (which need not be joined in by any other Borrower) to the Administrative Agent (which shall promptly notify the Lenders) to ratably terminate the Revolving Credit Commitments in whole or in part (but if in part then in the amount of $1,000,000 or such greater amount which is an integral multiple of $100,000); PROVIDED that the Revolving Credit Commitments may not be reduced to an amount less then the sum of the Revolving Loans and Letters of Credit then outstanding. All partial terminations of the Revolving Credit Commitments hereunder shall automatically reduce the L/C Commitment hereof in each case as from time to time in effect hereunder, by the same percentage as the percentage termination in the Revolving Credit Commitments. Not later than the termination date stated in such notice, there shall be made such payments to the Administrative Agent as may be necessary to reduce the sum of the aggregate outstanding Revolving Loans and Letters of Credit to the amount to which the Revolving Credit Commitments have been reduced, together with in the case of a termination in whole, all interest, fees and other amounts due on the Obligations. The foregoing to the contrary notwithstanding, (i) no termination of the Revolving Credit may be effected hereunder if as a result thereof the outstanding aggregate amount of Letters of Credit would exceed the L/C Commitment as reduced by such termination and (ii) the Revolving Credit Commitments may not be terminated below $100,000 except concurrently with their termination in whole. No termination of the Revolving Credit Commitments may be reinstated.

SECTION 3.     PLACE AND APPLICATION OF PAYMENTS.

               SECTION 3.1. GENERALLY. All payments of principal, interest, fees and all other Obligations payable hereunder and under the other Loan Documents shall be made to the Administrative Agent at its office at 115 South LaSalle Street, Chicago, Illinois (or at such other place as the Administrative Agent may specify) on the date any such payment is due and payable. Payments received by the Administrative Agent after 12:00 noon (Chicago time) shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set-off or counterclaim. Except as herein provided, all payments shall be received by the Administrative Agent for the ratable account of the Lenders and shall be promptly distributed by the Administrative

Agent ratably to the Lenders. Unless the Company otherwise directs, and subject in any event to the other provisions of this Section 3, principal payments on any Class of Notes shall be first applied in reduction of Loans against such Class of Notes of the Borrower making the payment and in reduction of borrowings in the direct order in which such Loans were disbursed. Any amount paid or prepaid on the Revolving Credit Notes may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again. No amount paid or prepaid on the Term Credit Notes may be reborrowed; and except to the extent otherwise provided in this Agreement, partial prepayments of the Term Credit Notes shall be applied to the several installments thereof in the direct order of their maturities. Unless the Company directs otherwise or this Agreement provides otherwise, principal payments on a given Class of Notes (including payments made by virtue of the application of proceeds of Collateral under Section 3.2 hereof) shall be first applied to the Domestic Rate Portion of such Notes until payment in full thereof, with any balance applied to the LIBOR Portions of the same Class of Notes in the order in which their Interest Periods expire. All payments (whether voluntary or required) shall be accompanied by any amount due the Lenders under Section 12.5 hereof, but no acceptance of such a payment without requiring payment of amounts due under Section 12.5 shall preclude a later demand by the Lenders for any amount due them under Section
12.5 in respect of such payment. Notwithstanding the foregoing, if and so long as no Default or Event of Default has occurred and is continuing, if and to the extent a mandatory prepayment required by Sections 2.7(b) or 2.7(d) hereof would otherwise be applied against any LIBOR Portion of the relevant Notes, the Company may direct that such prepayment be held in a cash collateral account maintained by the Company with the Administrative Agent pursuant to agreements in form, scope and substance reasonably satisfactory to the Administrative Agent (the "CASH COLLATERAL ACCOUNT") and not applied to any LIBOR Portion of such Notes until the earlier of (i) the last day of the Interest Period then applicable to such LIBOR Portion or (ii) the occurrence of any Default or Event of Default. The Company hereby grants, and each other relevant Loan Party (by its execution of this Agreement or a Guaranty) thereby grants, a lien on the Cash Collateral Account and all earnings thereon as collateral security for the Obligations, it being understood and agreed that at such time as any Default or Event of Default shall occur, the balance of the Cash Collateral Account and earnings thereon may be applied by the Administrative Agent to the Obligations as provided in this Agreement.

               SECTION 3.2. APPLICATION OF COLLATERAL PROCEEDS BEFORE DEFAULT. Except upon the occurrence and during the continuation of an Event of Default, all proceeds of Collateral received in a Restricted Account (as hereinafter defined) on and after the Loan Mechanization Date shall (subject to the other terms of this Agreement) be applied by the Administrative Agent against the outstanding Obligations as follows:

         (i) first, to outstanding interest charges then due and payable in respect of the Obligations;

         (ii) second, to the outstanding principal balance of the Revolving Loans and any liabilities in respect of unpaid drawings under Letters of Credit; and

         (iii) finally, to be applied to, or held as collateral security for, any remaining unpaid or unsatisfied Obligations to the extent then due and payable.

               SECTION 3.3. APPLICATION AFTER DEFAULT. Anything contained herein to the contrary notwithstanding, but in any event subject to Section
3.4 hereof, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders upon the occurrence and during the continuation of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

         (i) first, to the payment of any outstanding and reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, and in protecting, preserving or enforcing rights under this Agreement or any of the other Loan Documents, and in any event including all costs and expenses of a character which the Borrowers have agreed to pay under Section 13.4 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

         (ii) second, to the payment of any outstanding interest or other fees or amounts due under this Agreement or any of the other Loan Documents other than for principal, pro rata as among the Administrative Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

         (iii) third, to the payment of the principal of the Notes and any liabilities in respect of unpaid drawings under the outstanding Letters of Credit, pro rata as among the Lenders in accord with the then respective unpaid principal balances of the Notes and the then unpaid liabilities in respect of unpaid drawings under the Letters of Credit;

         (iv) fourth, to the Administrative Agent for the cash collateralization of the entire amount undrawn on the outstanding Letters of Credit, with amounts to be so remitted on account of such undrawn Letters of Credit until the Administrative Agent is holding an amount of cash equal to the then outstanding undrawn amount of all such Letters of Credit;

         (v) fifth, to the Administrative Agent and the Lenders pro rata in accord with the amounts of any other indebtedness, obligations or liabilities of the Borrowers owing to them (other than the Hedging Liability) which bear interest and are secured by the Collateral Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied;

         (vi) sixth, to the Administrative Agent and the Lenders pro rata in accord with the amounts of any Hedging Liability owing to them unless and until all such Hedging Liability has been fully paid and satisfied; and

         (vii) seventh, to the Company on behalf of the Borrowers (each Borrower hereby agreeing that its recourse for its share of such payment shall be to the Company and not the Administrative Agent or any Lender) or to whoever the Administrative Agent reasonably determines to be lawfully entitled thereto.

In the event that such payments and collections are insufficient to pay the entire amount of Obligations described in any one clause above, then such payments and collections shall be applied to the payment of the Obligations so described in such order of application as between the different items of such Obligations as the Lenders shall elect, pro rata as among the Lenders in accord with the amounts of such items owing to them. In the event that the amount of any Hedging Liability is not fixed and determined at the time proceeds of Collateral are received which are to be allocated thereto, the proceeds of Collateral so allocated shall be held by the Administrative Agent as collateral security until such Hedging Liability is fixed and determined and then the same shall (if and when, and to the extent that, payment of such Hedging Liability is required by the terms of the relevant Hedging Arrangements) be applied to the Hedging Liability, with any surplus applied to the Notes and Letter of Credit liabilities and with other Collateral applications to be reallocated among the Lenders to cover any deficiency which would not have existed had the exact amount of the Hedging Liability been known at the time Collateral proceeds were originally distributed.

               SECTION 3.4.   OVERFUNDED COMMITMENTS.  The foregoing Section
3.3 hereof to the contrary notwithstanding, if upon the occurrence of an Event of Default the percentages of the Revolving Credit Commitments and Term Credit Commitments in use from all the Lenders are not identical (whichever of such Commitments has the highest utilization being herein referred to as the "OVERFUNDED COMMITMENT" and each such Commitment which has a lower utilization being hereinafter referred to as an "UNDERFUNDED COMMITMENT") (i) payments which pursuant to the foregoing paragraph are to be allocated to the principal of the Notes shall first be applied to the Notes issued under the Overfunded Commitments until the utilization percentages of the Revolving Credit Commitments and Term Credit Commitments are identical and (ii) at the request of either the Administrative Agent or the Required Lenders (with the Required Lenders computed solely for this purpose as though the Administrative Agent had no Revolving Credit Commitment hereunder) the Lender or Lenders holding the Underfunded Commitment shall purchase from the Lender or Lenders holding the Overfunded Commitment participations in the overfunded Lenders' Loans (and reimbursement obligations under the Applications, if applicable) in an amount such that after giving effect thereto, the percentages of the Revolving Credit Commitments and Term Credit Commitments in use from all the Lenders are identical. All of the foregoing principles shall be applied as though the Revolving Credit Commitments and Term Credit Commitments had not terminated, whether or not such is in fact the case.

               SECTION 3.5. BORROWER'S RIGHT TO DIRECT APPLICATION. Except as otherwise specifically provided for in this Agreement (including without limitation Section 3.1 hereof), the Borrowers hereby irrevocably waive the right to direct the application of payments and collections at any time received by the Administrative Agent or any of the Lenders from or on behalf of the Borrowers, and the Borrowers hereby irrevocably agree that the Administrative Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time by the Administrative Agent or any of the Lenders against the Obligations in the manner described above.

               SECTION 3.6. WEEKLY SETTLEMENT. (a) If and to the extent the Administrative Agent so elects and provides the Company and Lenders at least five (5) Business Days' prior written notice, (i) advances and repayments of Revolving Loans (not the Term Loan) will then begin to be settled according to the procedures described in this Section 3.6 (the date on which such settlement shall so begin being hereinafter referred to as the "LOAN MECHANIZATION DATE"), and (ii) the Lenders' obligations hereunder with respect to unreimbursed drawings on Letters of Credit will also be settled according to such procedures by deeming (x) an unreimbursed drawing paid by the Administrative Agent to constitute an advance by the Administrative Agent of a Revolving Loan of like principal amount and (y) each payment or other collection in reimbursement of such drawing (other than from the Lenders) to be a repayment on such deemed Revolving Loan (with all references in this Section to Revolving Loans to include each such deemed Revolving Loan). This Section shall not be applicable until the Loan Mechanization Date. The Administrative Agent shall, once every seven (7) days, or sooner, if so elected by the Administrative Agent in its discretion, but in each case on a Business Day, (each such day being a "SETTLEMENT DATE"), distribute to each Lender a statement (the "ADMINISTRATIVE AGENT'S REPORT") disclosing as of the immediately preceding Business Day, the aggregate unpaid principal balance of Revolving Loans outstanding as of such date (including Revolving Loans made by the Administrative Agent under Section 3.6(e) hereof), repayments and prepayments of principal received from the Borrowers with respect to the Revolving Loans since the immediately preceding Administrative Agent's Report, additional Revolving Loans made to the Borrowers since the date of the immediately preceding Administrative Agent's Report and each Borrower's Borrowing Base as of the most recent determination thereof. Each Administrative Agent's Report shall disclose the net amount (the "SETTLEMENT AMOUNT") due to or due from the Lenders to effect a Settlement of any Revolving Loan. The Administrative Agent's Report submitted to a Lender shall be prima facie evidence of the amount due to or from such Lender to effect a Settlement of any Revolving Loan. If the Administrative Agent's Report discloses a net amount due from the Administrative Agent to any Lender to effect the Settlement of a Revolving Loan, the Administrative Agent, concurrently with the delivery of the Administrative Agent's Report to the Lenders, shall transfer, by wire transfer or otherwise, such amount to such Lender in funds immediately available to such Lender, in accordance with such Lender's instructions. If the Administrative Agent's Report discloses a net amount due to the Administrative Agent from any Lender to affect the Settlement of any Revolving Loan, then such Lender shall wire transfer such amount, in funds immediately available to the Administrative Agent, as instructed by the Administrative Agent. Such net amount due from a Lender to the Administrative Agent shall be due on the Settlement Date if such Administrative Agent's Report is received before 12:00 noon (Chicago time) and such net amount shall be due on the first Business Day following the Settlement Date if such Administrative Agent's Report is received after 12:00 noon (Chicago time).

Notwithstanding the foregoing, payments actually received by the Administrative Agent with respect to the following items shall be distributed by the Administrative Agent to each Lender as follows:

         (i) any principal payment of a LIBOR Portion that is not converted or continued will be paid to the Lenders by the Administrative Agent on the same day as received;

         (ii) as soon as possible, but in any event, within one Business Day after receipt thereof by the Administrative Agent, payments applicable to interest on the Revolving Loans shall be paid to each Lender in proportion to its pro rata share of such Revolving Loans, subject to any adjustments for any Revolving Loans made by the Administrative Agent under Section 1.6 hereof so that the Administrative Agent alone shall receive interest on the Revolving Loans so made until Settlement with such Lender on such Revolving Loans and each Lender shall only receive interest on the amount of funds actually advanced by such Lender. Each Lender's share of interest accruing each day on the Revolving Loans shall be based on such Lender's Daily Loan Balance. For purposes hereof, the term "DAILY LOAN BALANCE" shall mean as of any day for any Lender, an amount calculated as of the end of that day by subtracting (a) the cumulative principal amount paid by the Administrative Agent to such Lender on account of Revolving Loans from the date of the initial extension of credit under this Agreement (the "CLOSING DATE") through and including the date as of which the Daily Loan Balance is being determined from (b) the cumulative principal amount advanced by such Lender to the Administrative Agent for the benefit of a Borrower to fund Revolving Loans made on and after the Closing Date through and including such date of determination; and

         (iii) as soon as possible, but in any event, within one Business Day after receipt thereof by the Administrative Agent, payments applicable to principal of and interest on the Term Loan, the fees set forth in Sections 2.2, 2.3 and 2.4 hereof and expenses payable under this Agreement, shall in each case be paid to each Lender as set forth in the applicable Section hereof.

               (b) All funds advanced to a Borrower by the Administrative Agent or a Lender pursuant to this Section 3.6 shall for all purposes be treated as a Revolving Loan or Term Loan, as appropriate, made by such Lender against the appropriate Note of such Lender and all funds received by any Lender pursuant to this Section 3.6 for all purposes be treated as a repayment of amounts owed with respect to Loans made by such Lender against the appropriate Note of such Lender.

               (c) In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which any Borrower is a debtor, prevent the Administrative Agent or any Lender from making any Loan to effect a Settlement contemplated hereby, the Administrative Agent or such Lender, as the case may be, will make such dispositions and arrangements with the other Lenders with respect to such Loans, either by way of purchase of participations, distribution, PRO TANTO assignment of claims, subrogation or otherwise, as shall result in each Lender's share of the outstanding Loans being equal, as nearly as may be, to the percentage which such Lender's Revolving Credit Commitment and Term Credit Commitment bears to the Revolving Credit Commitments and Term Credit Commitments of all the Lenders.

               (d) Payments to effect a Settlement shall be made without set-off, counterclaim or reduction of any kind. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place the amount of the Settlement Amount due from such Lender (i) shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Settlement Amount and (ii) shall not impose upon such other Lender any liability with respect to such failure or refusal or otherwise increase the Revolving Credit Commitment or Term Credit Commitment of such other Lender.

               (e)  Notwithstanding the notice requirements set forth in
Section 1.5 above, but otherwise in accordance with the terms and conditions of this Agreement, the Administrative Agent may, in its sole discretion without conferring with the Lenders but on their behalf, make Loans to each Borrower in an amount requested by the Company. Any such Loans so funded by the Administrative Agent shall be deemed Loans made by the Administrative Agent under its Revolving Credit Commitment, except for purposes of Section
2.2 hereof. Each Lender's obligation to fund its portion of any such Loan made by the Administrative Agent will commence on the date such Loan is actually so made by the Administrative Agent. However, until the date on which the Settlement of such Loan is required in accordance with this Section
3.6 above, such obligation of the Lender shall be satisfied by the Administrative Agent's making of such Loan. The Borrowers acknowledge and agree that the making of such Loans by the Administrative Agent under this
Section 3.6(e) shall, in each case, be subject in all respects to the provisions of this Agreement as if each such Loan were made in response to a notice requesting such Loan made in accordance with Section 1.5 hereof, including without limitation the limitations set forth in Section 1.1 hereof and the requirements of Section 2.7 hereof. All actions taken by the Administrative Agent pursuant to the provisions of this Section 3.6(e) shall be conclusive and binding on the Borrowers in the absence of manifest error. Notwithstanding anything herein to the contrary, prior to the Settlement with any Lender of any Loan funded by the Administrative Agent under this Section, interest payable on such Loan otherwise allocable to such Lender shall be for the sole account of the Administrative Agent and payment of principal on such Loan otherwise allocable to such Lender shall be for the sole account of the Administrative Agent.

               SECTION 3.7. COMPUTATION OF OBLIGATIONS OUTSTANDING. For the purpose of calculating the aggregate principal balance of Obligations outstanding hereunder, Obligations shall be deemed to be paid on the date payments or collections, as the case may be, are deemed received under
Section 3.1 hereof; PROVIDED, HOWEVER, for purposes of calculating interest accruing on the Obligations on and after the Loan Mechanization Date, any payment of the Obligations by virtue of the application of proceeds of Collateral pursuant to Section 3.2 hereof shall be deemed to be applied to the Obligations on the first Business Day following the date of the Administrative Agent's receipt (in the relevant lockbox established for a

Restricted Account pursuant to Section 4.2 hereof) of the item representing such payment (any additional amount payable by the Borrowers solely by virtue of this deemed application to be paid to and retained by the Administrative Agent for its sole account as an administrative fee, with the Lenders to have no right to any share thereof); FURTHER PROVIDED, HOWEVER, that each payment or collection received by wire or ACH transfer directly to the Restricted Account maintained with the Administrative Agent as contemplated by Section
4.2 hereof shall be deemed applied on the date of the Administrative Agent's receipt of such transfer. Notwithstanding the foregoing, if any item presented for collection by the Administrative Agent is not honored, the Administrative Agent may reverse any provisional credit which has been given for the item and make appropriate adjustments to the amount of interest and principal otherwise due hereunder.

               SECTION 3.8. NOTATIONS. All Loans made against a Note, the Borrower to which each Loan was disbursed, the status of all amounts evidenced by a Note as constituting part of the Domestic Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the rates of interest and Interest Periods applicable to such Portions shall be recorded by each Lender on its books and records or, at its option in any instance, endorsed on a schedule to its Note and the unpaid principal balance and status, Borrower, rates and Interest Periods so recorded or endorsed by such Lender shall be prima facie evidence in any court or other proceeding brought to enforce such Note of the principal amount remaining unpaid thereon, the status of the Loans evidenced thereby, the Borrower to which each Loan was disbursed and the interest rates and Interest Periods applicable thereto; PROVIDED that the failure of a Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the outstanding principal amount of each Note together with accrued interest thereon. Prior to any negotiation of a Note, a Lender shall record on a schedule thereto the status of all amounts evidenced thereby as constituting part of the applicable Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the rates of interest and the Interest Periods applicable thereto.

SECTION 4.     THE COLLATERAL AND GUARANTIES.

               SECTION 4.1. COLLATERAL. The Notes and the other Obligations, as well as any Hedging Liability, shall be secured by (a) valid, perfected and enforceable liens in all right, title and interest of each Borrower and of each Subsidiary in all capital stock or other equity interest in each Subsidiary, in each instance whether now owned or hereafter acquired, and all proceeds thereof and (b) valid, perfected (subject to the proviso appearing at the end of this sentence) and enforceable liens in all right, title and interest of each Borrower and of each Subsidiary in all accounts, chattel paper, general intangibles, instruments, investment property, documents, contract rights, inventory and equipment of every kind and description, whether now owned or hereafter acquired, and all proceeds thereof; PROVIDED, HOWEVER, that until an Event of Default has occurred and is continuing and thereafter until otherwise required by the Required Lenders or the Administrative Agent, (i) liens need not be perfected on copyrights, trademarks, patents and licenses thereof that arise subsequent to the most recent date on which the relevant Collateral Document requires a lien to be granted on Collateral of such type, (ii) liens need not be perfected on notes receivable having a fair market value of less than $10,000 in any instance and $50,000 in the aggregate, (iii) fixture financing statements need not be filed, and (iv) liens on vehicles which are subject to a certificate of title law need not be noted on the certificate of title. The liens in the Collateral shall be granted to the Administrative Agent for the ratable account of the Lenders and shall be valid and perfected first liens subject, however, to the proviso appearing at the end of the immediately preceding sentence, Permitted Liens and the rights of lessors under permitted leases and Purchase Money Liens held by vendors providing purchase money financing. Notwithstanding anything to the contrary contained herein, in no event will any of the Collateral described above be deemed to include (a) any interest in copyrights, trademarks, patents or similar intangibles licensed to any Borrower or any Subsidiary from any third party (other than any Borrower or any of its Affiliates) to the extent that the granting of a security interest or lien therein is prohibited by the license or other agreement(s) pursuant to which such Borrower or Subsidiary holds such interest and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained, (b) any interest in contracts and contracts rights thereunder (other than Accounts arising therefrom) to the extent that the granting of a security interest or lien therein is prohibited by such contract and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained, (c) any interests in equipment owned by any Borrower or any Subsidiary which is subject to a Purchase Money Lien in favor of any third party (other than any Borrower or any of its Affiliates) to the extent the granting of a security interest or lien therein is prohibited by the agreement(s) pursuant to which such equipment is financed and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained and (d) any interests in any leases or licenses to use property under which any Borrower or any Subsidiary is lessee or licensee and a Person other than any Borrower or an Affiliate of such Borrower is lessor or licensor to the extent the granting of a security interest or lien therein is prohibited by the agreement(s) pursuant to which such property is leased and such prohibition has not been or is not waived or the consent of the applicable party has not been or is not obtained.

               SECTION 4.2. COLLATERAL PROCEEDS. Each Borrower agrees to make such arrangements as shall be necessary or appropriate to assure (through the use of a lockbox under the sole control of the Administrative Agent) that all proceeds of the Collateral provided by such Borrower, subject to Sections 2.7(d) and 8.18 of this Agreement, are deposited (in the same form as received) in a separate remittance account maintained by such Borrower with and under the control of the Administrative Agent, each such account to constitute a special restricted account (each, a "RESTRICTED ACCOUNT"); PROVIDED, HOWEVER, that the Company and Intersound may use the same lockbox and same Restricted Account for such purposes. Any proceeds of Collateral received by any Borrower shall be held by such Borrower in trust for the Administrative Agent and the Lenders in the same form in which received, shall not be commingled with any assets of such Borrower, and shall be delivered promptly to the Administrative Agent (together with any necessary endorsements thereto) for deposit into the Restricted Account of such Borrower. The Borrowers acknowledge that the Administrative Agent has (and is hereby granted to the extent it does not already have) a lien on each Restricted Account and all funds contained therein for the ratable benefit of the Lenders to secure the Obligations. Prior to the Loan Mechanization Date, the Lenders agree with the Borrowers that if and so long as no Event of Default has occurred and is continuing hereunder, amounts on deposit in each Restricted Account will (subject to the rules and regulations of the relevant depository as from time to time in effect applicable to demand deposit accounts) be made available to the Borrowers for use in conduct of their respective businesses; PROVIDED, HOWEVER, upon the occurrence and during the continuation of any Event of Default hereunder, the Administrative Agent may apply the funds on deposit in any one or more of the Restricted Accounts as set forth in Section 3.3 hereof, and the Administrative Agent shall notify the Company of any such application. On and after the Loan Mechanization Date, no amounts deposited in the Restricted Accounts shall be released to the Borrowers, but shall instead be applied to, or otherwise held as collateral security for, the outstanding Obligations as set forth in Section 3 hereof, it being understood and agreed that notwithstanding such application, the Borrowers shall have the right to obtain additional Loans and Letters of Credit under this Agreement subject to the terms and conditions hereof.

               SECTION 4.3. FURTHER ASSURANCES. Each Borrower covenants and agrees that it shall, and shall cause each Subsidiary to, comply with all terms and conditions of each of the Collateral Documents and at any time and from time to time at the request of the Administrative Agent or the Required Lenders execute and deliver such instruments and documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or protect or perfect the lien of the Administrative Agent in the Collateral, subject to the terms of Section 4.1 above.

               SECTION 4.4. GUARANTIES FROM SUBSIDIARIES. Payment of the Notes and the other Obligations, as well as any Hedging Liability, shall at all times be jointly and severally guaranteed by each Subsidiary pursuant hereto or pursuant to a Guaranty issued by such Subsidiary. In the event any Subsidiary is hereafter acquired or formed, the Company shall also cause such Subsidiary to execute such Collateral Documents (having terms and conditions substantially similar to those executed by the Company and its Subsidiaries in connection with the initial Loans under this Agreement) as the Administrative Agent may then require granting the Administrative Agent for the benefit of the Lenders a security interest in and lien on the assets of such Subsidiary as collateral security for the Notes and the other Obligations and any Hedging Liability, together with such other instruments, documents, certificates and opinions required by the Administrative Agent in connection therewith.

               SECTION 4.5. COLLATERAL ASSIGNMENT OF LIFE INSURANCE. Payment of the Notes and the other Obligations, as well as any Hedging Liability, shall also be secured by a collateral assignment of a life insurance policy owned and maintained by the Company on the life of Devick in an amount of at least $10,000,000 pursuant to a written assignment in form and substance satisfactory to the Administrative Agent (the "LIFE INSURANCE ASSIGNMENT").

SECTION 5. DEFINITIONS; INTERPRETATION.

               SECTION 5.1. DEFINITIONS. The following terms when used herein shall have the following meanings:

               "ACCOUNTS" shall mean, with respect to any Person, all present and future accounts, contract rights and other rights to payment (i) for goods such Person has sold or leased

(whether or not delivered), (ii) for services such Person has rendered, whether or not they have been earned by performance or (iii) for such Person's license of master recordings and compositions to third parties.

               "ADJUSTED LIBOR" means a rate per annum determined by the Administrative Agent in accordance with the following formula:

               Adjusted LIBOR =               LIBOR
                                    -----------------------
                                    100%-Reserve Percentage

"RESERVE PERCENTAGE" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Administrative Agent during such Interest Period. "LIBOR INDEX RATE" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period. "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Administrative Agent shall be conclusive and binding on the Borrowers and the Lenders absent manifest error.

               "ADMINISTRATIVE AGENT" means Bank of Montreal and any successor thereto appointed pursuant to Section 10.1 hereof.

               "AFFILIATE" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of another Person, or (iii) more than 10% of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by another Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. Notwithstanding the foregoing, (i) no individual shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries, (ii) the Company shall not be deemed an Affiliate of any of its Wholly-Owned Subsidiaries, (iii) no Wholly-Owned Subsidiary shall be deemed an Affiliate of any other Wholly-Owned Subsidiary or the Company and (iv) for purposes of computing the eligibility of Accounts, no limited partners, members, employees or Affiliates of the Purchasers or their respective portfolio companies shall be deemed Affiliates of the Company or any Subsidiary.

               "AFFILIATE PREFERRED STOCK" means an aggregate of 2,500 shares of Series C Convertible Preferred Stock of the Company, par value $.001 per share, to be purchased by certain officers and directors of the Company and their Affiliates, on the closing of the Investment Agreement and any and all dividends thereon.

               "AFFILIATE WARRANTS" means the warrants to purchase an aggregate of 450,000 shares of common stock of the Company, par value $.001 per share, to be purchased by certain officers and directors of the Company and their Affiliates on the closing of the Investment Agreement.

               "AGREEMENT" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

               "APPLICABLE DOMESTIC RATE MARGIN" means 1/2 of 1% for the Revolving Loans and 1.0% for the Term Loan.

               "APPLICABLE LIBOR MARGIN" means 2-1/4% for the Revolving Loans and 2-3/4% for the Term Loan.

               "APPLICATION" is defined in Section 1.3(d) hereof.

               "ASSIGNMENT AGREEMENT" means an Assignment and Acceptance entered into by a Lender and an assignee in accordance with Section 13.12 hereof substantially in the form of Exhibit G hereto.

               "AUTHORIZED REPRESENTATIVE" means those persons shown on the list of officers provided by the Company pursuant to Section 7.2(a) hereof or on any update of any such list provided by the Company to the Administrative Agent, or any further or different officer of the Company so named by any Authorized Representative of the Company in a written notice to the Administrative Agent.

               "AVAILABILITY" shall mean, as of any time, the amount (if any) by which (x) the Borrowing Base as then determined and computed exceeds (y) the aggregate principal amount of Revolving Loans and Letters of Credit then outstanding from the Borrowers, taken together.

               "BMO BRIDGE LOANS" means the credit extended of Bank of Montreal to the Company under its January 31, 1997 Credit Agreement with such Bank as heretofore amended from time to time.

               "BORROWERS" is defined in the introductory paragraph hereof, with (i) the term "BORROWERS" to mean the Borrowers, collectively, and, also, each individually, and (ii) all promises and covenants (including promises to pay) and representations and warranties of and by the Borrowers made in the Loan Documents or any instruments or documents delivered pursuant thereto to be and constitute the joint and several promises, covenants, representations and warranties of and by each and all of such corporations. The term "BORROWER" appearing in such singular form shall be deemed a reference to any of the Borrowers unless the context in which such term is used shall otherwise require.

               "BORROWING BASE" means, as of any time for which the same is to be determined, the amount (if any) by which (x) the sum of the Initial Reserves and any additional reserves imposed on availability under the Revolving Credit pursuant to Section 1.1 hereof is exceeded by (y) the sum of:

         (i)  85% of the then outstanding unpaid amount of Eligible Accounts;
    plus

         (ii) 50% of the value (computed at the lower of market or cost using the first-in/first-out method of inventory valuation applied by the Company in accordance with GAAP) of Eligible Inventory;

PROVIDED that the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the certificates to be furnished from time to time by each Borrower pursuant to Section 8.5(a) hereof and, if required by the Administrative Agent or the Required Lenders pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence required to be furnished to the Administrative Agent pursuant hereto or pursuant to any such Collateral Document.

               "BUSINESS DAY" means any day other than a Saturday or Sunday on which the Administrative Agent is not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which the Administrative Agent is also dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

               "CAPITAL EXPENDITURES" means for any period capital expenditures (as defined and classified in accordance with GAAP) during such period by the Company and its Subsidiaries on a consolidated basis, but in any event excluding (i) advances to artists, reimbursement of costs incurred by artists and any costs incurred by the Company on behalf of artists, in each case in the ordinary course of business pursuant to contractual obligations, (ii) expenditures for normal replacement and maintenance programs properly charged to current operations in accordance with GAAP and (iii) expenditures to restore, repair or replace real estate, furniture, fixtures, equipment or other fixed assets lost, damaged or destroyed as a result of a casualty loss.

               "CAPITAL LEASE" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

               "CAPITALIZED LEASE OBLIGATION" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

               "CASH EQUIVALENTS" means all investments of the type permitted by Sections 8.15(a) through 8.15(g) hereof, inclusive.

               "CASH INTEREST EXPENSE" shall mean, with respect to any Person for any period, the Interest Expense of such Person for such period less all non-cash items constituting Interest Expense during such period (including without limitation, amortization of debt discounts and payments of interest on indebtedness by issuance of indebtedness, and in any event excluding accruals of interest during such period subsequently payable in cash).

               "CHANGE OF CONTROL/MANAGEMENT EVENT" means the occurrence of any of the following circumstances:

         (a) any Person or two or more Persons (other than each of the Purchasers or their respective Affiliates, employees, partners or members [the Purchasers and such other parties being hereinafter referred to as the "PURCHASER GROUP"]) acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of
    1934), directly or indirectly, of Securities of any Borrower (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all securities of any Borrower entitled to vote in the election of directors (except to the extent such acquisition results from any Person's conversion of preferred stock acquired by such Person prior to the Closing Date in such stock's initial public offering, to common stock of the Company having such voting power; or

         (b) during any period of up to 12 consecutive months, whether commencing before or after the date hereof, the membership of the Board of Directors of any Borrower changes for any reason (other than by reason of death, disability, or scheduled retirement) so that the majority of the Board of Directors is made up of Persons who were not directors at the beginning of such 12 month period (except to the extent that such change in the membership of the Board of Directors is the result of (i) the exercise by any of the Purchaser Group of their voting rights pursuant to Section 5 of the Certificate of the Powers, Designations, Preferences and Rights governing the Series B Preferred Stock, (ii) the exercise by any of the Purchaser Group of their rights and privileges pursuant to Section 6.2.5 of the Investment

    Agreement and (iii) the election or designation by any of the Purchaser Group of any director to the Board of Directors of the Company).

               "CLASS OF NOTES" shall mean the Revolving Credit Notes (taken as a group) and the Term Credit Notes (taken as a group).

               "CLOSING DATE" means December 12, 1997.

               "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

               "COLLATERAL" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Administrative Agent for the benefit of the Lenders by the Collateral Documents.

               "COLLATERAL DOCUMENTS" means the Initial Collateral Documents and all other mortgages, deeds of trust, security agreements, assignments, financing statements and other documents as shall from time to time secure the Obligations.

               "COMMITMENTS" shall mean the Revolving Credit Commitments and the Term Credit Commitments.

               "COMPANY" is defined in the introductory paragraph hereof.

               "CONSOLIDATED EBITDA" shall mean, with reference to any period, (a) Consolidated Net Income for such period PLUS (b) all amounts (without duplication) deducted in arriving at such Consolidated Net Income in respect of (i) Cash Interest Expense, (ii) taxes imposed on or measured by income or excess profits (including reserves for deferred taxes not payable currently), (iii) charges for depreciation expense and amortization expense (including, but not limited to, amortization of intangibles and goodwill),
(iv) debt issuance costs in connection with the Loan Documents, (v) extraordinary losses, (vi) reserves or charges aggregating not more than $1,750,000 taken prior to May 31, 1998 in connection with the dispute regarding the funds escrowed by the Company pursuant to the purchase and sale agreement between K-tel International, Inc. and River North Studios, Inc. (which has since changed its name to Intersound, Inc.) referenced in paragraph 10 of Schedule 6.6 hereto and (vii) all other non-recurring, non-cash charges LESS (c) all extraordinary gains included in arriving at such Consolidated Net Income, all determined in accordance with GAAP.

               "CONSOLIDATED EXCESS CASH FLOW" for any period shall mean the amount (if any) by which (x) Consolidated Operating Cash Flow for such period exceeds (y) the sum (without duplication) of (i) Debt Service during such period plus (ii) Cash Interest Expense during such period plus (iii) accrued taxes on or measured by income or excess profits (including reserves for deferred taxes not payable currently) of the Company or any Subsidiary payable (or, in the case of a reserve, established) by the Company or any Subsidiary within twelve months of the close of such period plus (iv) Capital Expenditures during such period plus

(v) artist advances made during such period by the Company and its Subsidiaries in the ordinary course of business to the extent so deducted as an expense or capitalized by such Persons in accordance with GAAP.

               "CONSOLIDATED FUNDED DEBT" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money which would be listed as a liability on a balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

               "CONSOLIDATED NET INCOME" for any period shall mean the gross revenues from any source of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

               "CONSOLIDATED NET WORTH" shall mean, as of any date, consolidated net worth as computed in accordance with GAAP for the Company and its Subsidiaries on a consolidated basis.

               "CONSOLIDATED OPERATING CASH FLOW" for any period shall mean the amount (if any) by which (x) the sum (without duplication) of (i) Consolidated Net Income for such period plus (ii) all amounts deducted in arriving at such Consolidated Net Income in respect of (1) charges during such period for depreciation expense and amortization expense (including but not limited to amortization of intangibles and goodwill), (2) Cash Interest Expense during such period, (3) taxes during such period on or measured by income or excess profits (including reserves for deferred taxes not payable currently), (4) artist advances made during such period by the Company and its Subsidiaries in the ordinary course of business to the extent so deducted as an expense, (5) debt issuance costs in connection with the Loan Documents to the extent such costs were capitalized by such Persons in accordance with GAAP and amortized during such period, (6) losses during such period on the sale or other disposition of fixed or capital assets and (7) all other non-cash charges during such period exceeds (y) all amounts included in arriving at such Consolidated Net Income in respect of (i) profits during such period upon the sale of fixed or capital assets or liquidation of investments, (ii) proceeds during such period from casualty losses, (iii) any other extraordinary gains during such period and (iv) interest income during such period.

               "CONSOLIDATED WORKING CAPITAL" means, at any time the same is to be determined, the excess, if any, of current assets of the Company and its Subsidiaries minus current liabilities of the Company and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP, except that there should be excluded from current liabilities Current Maturities on the Notes.

               "CONTROLLED GROUP" means all members of a controlled group of corporations, partnerships, and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

               "CURRENT ACCOUNT" means an account receivable of a Borrower with terms requiring payment within thirty (30) days of the original invoice date (which shall not be more than five (5) days subsequent to the shipment date or the date services were fully performed by such Borrower) or the shipment of the goods or rendition of the services giving rise thereto.

               "CURRENT MATURITIES" means, as at any date of determination, all payments of principal due under terms of any Indebtedness for Borrowed Money within three calendar months after that date.

               "DATED ACCOUNT" means an account receivable of a Borrower with terms requiring payment in more than thirty (30), but not more than ninety
(90), days from the original invoice date (which shall not be more than five
(5) days subsequent to the shipment date or the date services were fully performed by such Borrower).

               "DEBT SERVICE" means, with reference to any period, the sum of the aggregate amount of payments required to be made by the Company and its Subsidiaries during such period in respect of principal on all Indebtedness for Borrowed Money (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise).

               "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

               "DEVICK" means Steven Devick, an individual who is as of the date hereof the chairman of the Board of Directors and Chief Executive Officer of the Company.

               "DOMESTIC RATE" means a fluctuating interest rate per annum equal at all times to the greater of:

         (a) the rate of interest announced by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in such rate resulting from a change in said prime commercial rate to be effective as to the Borrowers as of the date of the relevant change in said prime commercial rate; or

         (b) the sum of (x) the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as set forth opposite the caption "FEDERAL FUND (EFFECTIVE)" in the daily statistical release designated as "COMPOSITE 3:30 P.M. QUOTATIONS FOR U.S. GOVERNMENT SECURITIES", or any successor publication, published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED THAT (i) if such day is not a Business Day, the rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on any such next succeeding Business Day, the rate for such day shall be the average of the rates quoted to the Administrative Agent by three or more New York or

    Chicago Federal funds brokers on such day for such transactions as determined by the Administrative Agent, and (y) 1/2 of 1% (0.50%).

               "DOMESTIC RATE PORTION" is defined in Section 2.1(a) hereof.

               "ELIGIBLE ACCOUNTS" means the aggregate of all Accounts of each Borrower if and so long as:

         (a) all representations and warranties set forth in the Collateral Documents with respect to such Account are true and correct in all material respects;

         (b) (i) such Account arises out of the sale by such Borrower of inventory which has been delivered to or accepted by the account debtor on such Account or out of the rendition of services fully performed by such Borrower and accepted by such account debtor, and in each case such Account otherwise represents a final sale (subject to a right of return granted the account debtor in accordance with the then current prevailing industry practice) or (ii) such Account (a "LICENSE RECEIVABLE") represents the Borrower's claim to royalties earned by virtue of its license in the ordinary course of its business of master recordings or compositions to a third party pursuant to a binding written contract requiring at least semiannual cash royalty payments and such Account represents an amount due from such account debtor for a completed semiannual (or shorter) license period subject to no future performance from the Borrower and in excess of any advance royalty such account debtor may have paid;

         (c) the account debtor on such Account is (i) located within the United States of America or Canada (excluding Quebec) or (ii) located in Quebec or otherwise outside of the United States and Canada so long as (x) the account debtor with respect to such Account is either EMI, Sony, WEA, BMG, UNI, Polygram or another distributor reasonably approved by the Administrative Agent (provided that not more than 10% of the Borrowing Base is at any time attributable to the Accounts described in this clause (x)) or (y) the Account is supported by insurance acceptable in form and substance to the Administrative Agent, or the account debtor thereon has supplied the Company with an irrevocable letter of credit in form and substance satisfactory to the Administrative Agent, issued by an insurance company or financial institution, as the case may be, satisfactory to the Administrative Agent and which has been duly pledged to the Administrative Agent;

         (d) such Account is the valid, binding and legally enforceable obligation of the account debtor obligated thereon and such account debtor is not (i) a Subsidiary or an Affiliate of such Borrower, (ii) a shareholder, director, officer or employee of such Borrower or its Subsidiary, (iii) the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing unless such Borrower has complied with the Assignment of Claims Act of 1940, as amended, or any similar state or local statute, as the case may be, to the satisfaction of the Administrative Agent, (iv) a debtor under any proceeding under the

    United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law, or (v) an assignor for the benefit of creditors;

         (e) such Account is not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the Administrative Agent;

         (f) such Account is owned by such Borrower is freely assignable, is subject to a perfected, first priority Lien in favor of the Administrative Agent for the benefit of the Lenders, and is free and clear of any other Lien other than Liens permitted by Section 8.7(a) hereof;

         (g) such Account is not owing from an account debtor who is also a creditor (other than Polygram) or supplier of such Borrower, is not subject to any offset, counterclaim or other defense with respect thereto and, with respect to said account receivable or the contract or purchase order out of which the same arose, no surety bond was required or given in connection therewith;

         (h) such Account is either a Current Account or a Dated Account or a License Receivable;

         (i) if such Account is a Current Account, such Account is not unpaid more than ninety (90) days after the original invoice date (which must be not more than five (5) days subsequent to the shipment date or the date services were fully performed by such Borrower), or, if a Dated Account, such Account is not more than thirty (30) days past due from the original due date of the relevant invoice, or, if such Account is a License Receivable, such Account is not unpaid more than ninety (90) days past the close of the relevant semiannual (or shorter) license period;

         (j) such Account is not owed by an account debtor who is obligated on Accounts owed to the Borrowers (taken together) more than 25% of the aggregate unpaid balance of which has been past due for longer than the relevant period specified in subsection (i) above unless the Administrative Agent has approved the continued eligibility thereof;

         (k) such Account would not cause the total Accounts owing from any one account debtor and its Affiliate to exceed any credit limit established for purposes of determining eligibility hereunder by the Administrative Agent in its reasonable judgment for such account debtor and for which the Administrative Agent has given the Company at least ten (10) Business Day's prior notice of the establishment of any such credit limit;

         (l)  such Account does not arise from a sale to an account debtor on
    (i) a bill-and-hold basis or (ii) on a consignment basis (except for such inventory as is on consignment to Polygram under the terms of its distribution arrangements with the Company) or (iii) (except to the extent consistent with the then current prevailing industry practice) on a guaranteed sale, sale-or-return, sale-on-approval or any other repurchase or return basis; and

         (m) the Administrative Agent, in the reasonable exercise of its discretion (including consideration in good faith of any relevant information provided by the Company), does not believe that the prospect for payment or performance by the account debtor on such Account, or the collateral value of such Account, or the Administrative Agent's ability to realize on such value, is or will be impaired in any material respect (provided that no Account shall be ineligible solely by virtue of this clause (m) unless the Administrative Agent shall have first provided the Company at least thirty (30) Business Days' prior notice of its intent to classify such Account as ineligible under this clause).

               "ELIGIBLE INVENTORY" means all inventory of the Company and its Subsidiaries (other than packaging, crating and supplies inventory) constituting finished goods consisting of recorded and packaged CD's, videos, DVD's, tapes and blank jewel cases or any other recognized commercially available and distributable music media format or configuration (which, in the case of such other music media format or configuration, the Administrative Agent, in its reasonable judgment, deems to be Eligible Inventory) in each case if and so long as:

         (a) all representations and warranties set forth in the Collateral Documents with respect to such inventory are true and correct in all material respects;

         (b) such inventory is an asset of such Borrower which is freely assignable, is subject to a perfected, first priority Lien in favor of the Administrative Agent for the benefit of the Lenders, and is free and clear of any other Liens other than Liens permitted by Section 8.7(a) and (b) hereof;

         (c) such inventory is located at a Permitted Collateral Location for such Borrower;

         (d) such inventory is not obsolete or slow moving, and is of good and merchantable quality free from any defects which might adversely affect the market value thereof; and

         (e) the Administrative Agent, in the reasonable exercise of its discretion (including consideration in good faith of any relevant information provided by the Company), does not believe that the collateral value of such inventory, or the Administrative Agent's ability to realize on such value, is or will be impaired in any material respect (provided that no inventory shall be ineligible solely by virtue of this clause (e) unless the Administrative Agent shall have first provided the Company at least thirty (30) Business Days' prior notice of its intent to classify such inventory as ineligible under this clause).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

               "EVENT OF DEFAULT" means any event or condition identified as such in Section 9.1 hereof.

               "EXCLUDED TAXES" means, with respect to the Administrative Agent and any Lender, (a) income or franchise taxes imposed on (or measured by) its net income, assets or net worth by the United States, by the jurisdiction under the laws of which such Lender or Administrative Agent is organized or in which its principal office is located or in which its applicable lending office is located, or by any political subdivision of any of the foregoing, (b) any branch profits tax imposed on such Lender or Administrative Agent by the United States or any similar tax imposed on such Lender or Administrative Agent by any other jurisdiction in which any of the Loan Parties is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Sections 13.1(b) and (c), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 13.1(a) hereof.

               "FINANCIAL COVENANTS means Sections 8.9 through 8.14 hereof, inclusive, as any of the foregoing may from time to time be modified or amended, and each replacement to any of such Sections.

               "FIXED CHARGE COVERAGE RATIO" is defined in Section 8.13 hereof.

               "FOREIGN LENDER" means any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code).

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and consistently applied.

               "GOVERNMENTAL BODY" shall mean the United States of America or any state or political subdivision thereof, and any other nation or political subdivision thereof or any agency, department, commission, board, bureau or instrumentality of any of the foregoing which exercises jurisdiction over the Company or any of its Subsidiaries or any of their assets or the conduct of the business of the Company or any of its Subsidiaries or any of their assets in any such jurisdiction.

               "GOVERNMENTAL REQUIREMENTS" shall mean any law, ordinance, order, rule or regulation of a Governmental Body.

               "GUARANTOR" means each Subsidiary of the Company (other than Intersound) that is a signatory hereto or that executes and delivers to the Administrative Agent a Guaranty along with the accompanying closing documents required by Section 8.23 hereof.

               "GUARANTY" means a letter to the Administrative Agent in the form of Exhibit F hereto executed by a Subsidiary (other than Intersound) whereby it acknowledges it is party hereto as a Guarantor under Section 11 hereof and also in the case of any Subsidiary not organized under the laws of the United States or any State thereof, such other form of guaranty as shall be reasonably acceptable to the Administrative Agent and the Required Lenders.

               "HARNICK WARRANT" means the warrant to purchase 50,000 shares of common stock of the Company, par value $.001 per share, to be issued to Carl D. Harnick at the closing of the Investment Agreement.

               "HEDGING ARRANGEMENTS" is defined in Section 8.29 hereof.

               "HEDGING LIABILITY" shall mean liabilities of the Company to the Lenders or any of them or to any of their Affiliates arising in connection with any Hedging Arrangements entered into by the Company or any Subsidiary with any Lender or any Affiliate of any Lender. Unless and until the amount of the Hedging Liability is fixed and determined, the Hedging Liability shall be deemed to be 4% per annum of the notional amount of the hedge from the date of computation to the date the hedge expires.

               "HOUSE OF BLUES VENTURE" means that certain joint venture of the Company with subsidiaries of HOB Entertainment, Inc. under a joint venture agreement, dated August 26, 1996.

               "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Company, any qualification or exception to such opinion or certification:

         (a)  which is of a "GOING CONCERN" nature; or

         (b) which relates to the limited scope of examination of matters relevant to such financial statement.

               "INDEBTEDNESS FOR BORROWED MONEY" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money and (vi)

Hedging Liability to the extent the same is then due and payable pursuant to the terms of the relevant Hedging Arrangements. The parties to the Agreement acknowledge and agree that the following shall not be considered Indebtedness for Borrowed Money: (i) any or all shares of outstanding Series B Preferred Stock or Affiliate Preferred Stock, (ii) any dividends (whether or not declared) payable on Series B Preferred Stock and Affiliate Preferred Stock,
(iii) any interest payable by the Company to the holders of Series B Preferred Stock or Affiliate Preferred Stock due to the Company's failure to pay the repurchase price for such preferred stock when such stock is properly tendered for redemption, (iv) any interest payable by the Company to the holders of the Purchaser Warrants, the Affiliate Warrants or the Harnick Warrant due to the Company's failure to pay the put price for such warrant when such warrant is properly put to the Company for mandatory purchase pursuant to its terms by virtue of such holder's exercise of such put and (v) any Hedging Liability to the extent the same is not then due and payable pursuant to the terms of the relevant Hedging Arrangements.

               "INDEMNIFIED TAXES" means any and all present or future taxes (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), levies, imposts, duties, fees, charges, stamp taxes, deductions, withholdings, restrictions and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any Excluded Taxes).

               "INITIAL COLLATERAL DOCUMENTS" means the Security Agreement, the Stock Pledge Agreement, the Security Agreement Re: Intellectual Property and the Life Insurance Assignment.

               "INITIAL RESERVES" means, as of any time, the reserves commencing on the Closing Date imposed for returns, discounts and similar allowances and aggregating not in excess of 20% of the then unpaid amount of the Eligible Accounts.

               "INTEREST COVERAGE RATIO" is defined in Section 8.12 hereof.

               "INTEREST EXPENSE" means the sum of all interest charges (including accruals of interest during such period subsequently payable in cash and including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Company and its Subsidiaries for such period determined in accordance with GAAP.

               "INTEREST PERIOD" means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending one (1), two
(2), three (3) or six (6) months thereafter as selected by the Company in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (ii) no Interest Period may extend beyond the final maturity date of the relevant Notes;

         (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

         (iv) no Interest Period may be selected if after giving effect thereto any Borrower will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, PROVIDED, HOWEVER, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

               "INTERSOUND" is defined in the introductory paragraph hereof.

               "INTERSOUND SUB DEBT" means the $5,000,000 in aggregate principal amount of Subordinated Debt evidenced by those two certain Convertible Promissory Notes of the Company dated as of January 31, 1997 payable to the order of Intersound, Inc. in the face principal amounts of $3,125,000 and $1,875,000, respectively, and accrued interest thereon.

               "INVESTMENT AGREEMENT" means that certain Investment Agreement dated as of October 12, 1997 by and among the Company and the Purchasers, as amended by amendments thereto dated October 28, 1997, October 30, 1997 and November 25, 1997 and as the same may from time to time be further modified or otherwise amended in each case without any adverse effect on the ability of the Company or any Subsidiary to perform its obligations under the Loan Documents or the rights and benefits of the Administrative Agent or of the Lenders under the Loan Documents.

               "LENDER" means Bank of Montreal, the other signatories hereto (other than the Loan Parties) and all other lenders becoming parties hereto pursuant to Section 13.12 hereof.

               "LEVERAGE RATIO" means, as of any time the same is to be determined, the ratio of Consolidated Funded Debt at such time to Consolidated EBITDA for the then four most recently completed fiscal quarters of the Company; PROVIDED, HOWEVER, that:

         (a)  the Leverage Ratio as of the Closing Date shall mean the ratio of
    (x) Consolidated Funded Debt at such time to (y) the quotient which results by dividing (i)

    Consolidated EBITDA for the two fiscal quarters of the Company ended on or about November 30, 1997 by (ii) 0.50;

         (b) the Leverage Ratio as of the close of the fiscal quarter of the Company ending on or about February 28, 1998 shall mean the ratio of (x) Consolidated Funded Debt at such time to (y) the quotient which results by dividing (i) Consolidated EBITDA for the three fiscal quarters of the Company ended on or about such date by (ii) 0.75.

               "LETTERS OF CREDIT" is defined in Section 1.3 hereof.

               "LIBOR CONDITION" shall mean the satisfaction on or at any time after the close of the Company's quarterly accounting period ending on or about August 31, 1998 of all of the following conditions:

         (a) the Leverage Ratio for the two most recently completed consecutive fiscal quarters of the Company shall be less than 3.00 to 1;

         (b) the Interest Coverage Ratio shall have been at least 3.00 to 1 as of the close of the same two fiscal quarters;

         (c) no Default or Event of Default shall exist as of the date on which the other conditions have been satisfied; and

         (d) the Administrative Agent and the Lenders shall have received such assurances as they may reasonably require to confirm the satisfaction of the above conditions (it being understood and agreed that a certificate of the chief financial officer of the Company to the effect that the foregoing conditions have been satisfied, together with the computations confirming such satisfaction, shall be sufficient for the foregoing purposes).

The LIBOR Condition shall be deemed satisfied permanently once the above conditions have been met.

               "LIEN" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

               "LIFE INSURANCE ASSIGNMENT" is defined in Section 4.5 hereof.

               "LOAN DOCUMENTS" means this Agreement, the Notes, the Applications, the Guaranties and the Collateral Documents and each contractual agreement purporting to amend or modify any of the foregoing.

               "LOAN PARTIES" means the Borrowers and the Guarantors, unless the context in which such term is used shall otherwise require.

               "LOANS" means and includes Revolving Loans and the Term Loan, unless the context in which such term is used shall otherwise require.

               "MAC MUSIC" means MAC Music LLC, a Delaware limited liability company.

               "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the business, property, condition (financial or otherwise), or results of operations, or prospects, of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company or any Subsidiary to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or of the Lenders thereunder.

               "MUSIC RIGHTS" is defined in Section 8.18 hereof.

               "NOTES" means and includes the Revolving Credit Notes and the Term Credit Notes, unless the context in which such term is used shall otherwise require.

               "OBLIGATIONS" means all obligations of each Borrower to pay principal and interest on the Loans, all reimbursement obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of each Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

               "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

               "PERMITTED COLLATERAL LOCATION" shall mean for each Borrower,
(i) the locations set forth for such Borrower on Exhibit E hereto, (ii) locations in the continental United States and Canada (other than Quebec) which the Company notifies the Administrative Agent in writing are locations of Collateral and (iii) such other locations as are approved for such Borrower by the Administrative Agent and the Required Lenders in their discretion; PROVIDED, HOWEVER, that unless and to the extent the Administrative Agent and the Required Lenders agree otherwise, such a location which is not owned by a Borrower (each, a "LEASED LOCATION"), and such a location which is owned by a Borrower but subject to a mortgage or similar lien in favor of a third party (each a "MORTGAGED LOCATION"), shall in no event constitute a Permitted Collateral Location unless each Person owning or controlling such leased location or holding a lien on such mortgaged location shall have waived all of its right, title and interest in and to any inventory located thereon in writing in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders; FURTHER PROVIDED, HOWEVER, that if and so long as no Event of Default has occurred and is continuing, no such agreement need be obtained for (i) locations owned or leased by Polygram or (ii) leased locations where inventory for all the Borrowers aggregating at all such locations (all such locations taken together) of not more than $500,000 in value is located in the ordinary course of a Borrower's business for delivery to purchasers thereof.

               "PERMITTED LIENS" is defined in Section 8.7 hereof.

               "PERSON" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

               "PLAN" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

               "POLYGRAM" means Polygram Group Distribution, Inc., a corporation.

               "POLYGRAM DISTRIBUTION AGREEMENT" means that certain Distribution Agreement dated as of May 14, 1993 by and between Polygram and the Company as amended prior to the Closing Date by amendments thereto dated November 1, 1995, December 18, 1996 and July 25, 1997 and as the same may from time to time be further amended after the Closing Date.

               "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "PURCHASE MONEY LIENS" is defined in Section 8.7(c) hereof.

               "PURCHASERS" means SK-Palladin Partners and MAC Music.

               "PURCHASER WARRANTS" means the warrants to purchase an aggregate of 3,600,000 shares of common stock of the Company, par value $.001 per share, to be purchased by the Purchasers on the closing of the Investment Agreement.

               "REQUIRED LENDERS" means, as of the date of determination thereof, those Lenders (which may include the Lender then acting as the Administrative Agent) holding at least 66-2/3% of the Commitments or, in the event that no Commitments are outstanding hereunder, the Administrative Agent and those Lenders (which may include the Lender then acting as the Administrative Agent) holding at least 66-2/3% in aggregate unpaid principal amount of the Loans and credit risk on the Letters of Credit outstanding hereunder.

               "RESTRICTED ACCOUNT" is defined in Section 4.2 hereof.

               "RESTRICTED PAYMENTS" is defined in Section 8.16(a) hereof.

               "REVOLVING CREDIT" is defined in Section 1.1 hereof.

               "REVOLVING CREDIT COMMITMENTS" means the commitments of the Lenders to extend credit under the Revolving Credit in the amounts set forth opposite their signatures hereto under the heading "REVOLVING CREDIT COMMITMENT" and opposite their signatures on Assignment Agreements delivered pursuant to Section 13.12 hereof under the heading "REVOLVING CREDIT COMMITMENT", as such amounts may be reduced pursuant hereto. As of the date hereof, the aggregate amount of Revolving Credit Commitments is $10,000,000.

               "REVOLVING LOANS" is defined in Section 1.2 hereof.

               "REVOLVING CREDIT TERMINATION DATE" means December 1, 2000, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.9, 9.2 or 9.3 hereof.

               "SEC" means the federal Securities and Exchange Commission, and any successor thereto.

               "SECURITIES ACT" means the federal Securities Act of 1933, as amended.

               "SECURITY AGREEMENT" means the Security Agreement dated as of even date herewith being executed and delivered by the Company and its current Subsidiaries substantially concurrent with the execution hereof.

               "SECURITY AGREEMENT RE: INTELLECTUAL PROPERTY" means the Security Agreement Re: Intellectual Property dated as of even date herewith being executed by the Company and its Subsidiaries substantially concurrent with the execution hereof.

               "SERIES B PREFERRED STOCK" means an aggregate of 20,000 shares of Series B Convertible Preferred Stock of the Company, par value $.001 per share, to be purchased by SK-Palladin Partners and MAC Music pursuant to the Investment Agreement and any and all dividends thereon.

               "S-K PALLADIN PARTNERS" means S-K Palladin Partners LP, a Delaware limited partnership.

               "STOCK PLEDGE AGREEMENT" means the Pledge Agreement dated as of even date herewith to be executed by the Company and its current Subsidiaries substantially concurrent with the execution hereof.

               "SUBORDINATED INDEBTEDNESS" means any Indebtedness for Borrowed Money which is subordinated in right of payment to the prior payment of the Obligations pursuant to subordination provisions approved in writing by the Administrative Agent and Required Lenders, pursuant to documentation, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in each case in form and substance satisfactory to the Administrative Agent and Required Lenders in their reasonable discretion.

               The term "SUBSIDIARY" shall mean, as to any particular parent corporation, any other corporation more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or by any one or more other corporations or other entities which are themselves subsidiaries of such parent corporation. The term "SUBSIDIARY" shall mean, when used with reference to a Borrower, a subsidiary of, respectively, the Company or Intersound.

               "SYNDICATION AGENT" is defined in the introductory paragraph hereof.

               "TERM CREDIT" is defined in Section 1.4 hereof.

               "TERM CREDIT COMMITMENTS" means the commitments of the Lenders to make loans under the Term Credit in the amounts set forth opposite their signatures hereto under the heading "TERM CREDIT COMMITMENT" and opposite their signatures on Assignment Agreements delivered pursuant to Section 13.12 hereof under the heading "TERM CREDIT COMMITMENT", as such amounts may be reduced pursuant hereto. As of the date hereof, the aggregate amount of Term Credit Commitments is $20,000,000.

               "TERM LOANS" is defined in Section 1.4 hereof.

               "TERM CREDIT NOTES" is defined in Section 1.4 hereof.

               "TRANSACTION SECURITIES" means the Series B Preferred Stock, the Affiliate Preferred Stock, the Purchaser Warrants, the Affiliate Warrants and the Harnick Warrant.

               "UNFUNDED VESTED LIABILITIES" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

               "VOTING STOCK" shall mean securities of any class or classes membership interests or other ownership rights of or in a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the board of directors or managers of such Person (or Persons performing similar functions).

               "WELFARE PLAN" means a "welfare plan" as defined in Section 3(1) of ERISA.

               "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by any Borrower and/or one or more Wholly-Owned Subsidiaries within the meaning of this definition.

               SECTION 5.2. INTERPRETATION. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "HEREOF", "HEREIN", and "

HEREUNDER" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

     SECTION 5.3. ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to the Administrative Agent pursuant to Section
8.5 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then the Company, the Administrative Agent and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) the Company shall prepare footnotes to each compliance certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "ACCOUNTING CHANGES" means: (a) changes in accounting principles required by GAAP and implemented by the Company and any of its Subsidiaries;
(b) changes in accounting principles recommended by certified public accountants of the Company or any of its Subsidiaries; or (c) changes in carrying value of the Company's (or any of its Subsidiaries') assets, liabilities or equity accounts resulting from the application of purchase accounting principles.

SECTION 6.     REPRESENTATIONS AND WARRANTIES.

     Each Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

     SECTION 6.1. ORGANIZATION AND POWER. Each Borrower is duly organized and existing under the laws of the state of its organization, and is duly licensed or qualified to do business in each state where the nature of the assets owned or leased by it or business conducted by it requires such licensing or qualification and in which the failure to be so licensed or qualified would have a Material Adverse Effect and has all necessary power to carry on its contemplated business.

     SECTION 6.2. CORPORATE AUTHORITY AND VALIDITY OF OBLIGATIONS. Each Borrower has full right, power and authority to enter into this Agreement, to make the borrowings herein provided for, to issue the Notes in evidence thereof, to execute and deliver the other Loan Documents executed and delivered or to be executed and delivered by it, and to perform each and all of the matters and things herein and therein provided for. Each Subsidiary has full right, power and authority to enter into the Loan Documents executed by it and to perform each and all of the matters and things therein provided for. The Loan Documents do not, nor will the performance or observance by the Company or any Subsidiary of any of the matters and things herein or therein provided for, contravene any provision of law or any charter, by-law, operating agreement or similar agreement of the Company or any such Subsidiary or constitute a breach or default under any covenant, indenture or agreement of or affecting the Company or any such Subsidiary where such breach or default would have a Material Adverse Effect.

     SECTION 6.3. SUBSIDIARIES. Each Subsidiary is duly organized and existing under the laws of the jurisdiction of its organization, and duly licensed or qualified to do business in each state or other jurisdiction where the nature of the assets owned or leased by it or business conducted by it requires such licensing or qualification and in which the failure to be so licensed or qualified would have a Material Adverse Effect and has all necessary corporate power to carry on its present business. Schedule 6.3 hereto identifies each Subsidiary, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interest owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock or other equity interest and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock of or other equity interest in each Subsidiary are validly issued and outstanding and fully paid and nonassessable, and all shares or other equity interests in each Subsidiary indicated on Schedule 6.3 as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens other than the Lien of the Administrative Agent on the shares and other equity interests of each Subsidiary. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock of or other equity interest in any Subsidiary.

     SECTION 6.4. USE OF PROCEEDS; REGULATION U. The Borrowers shall use proceeds of the Loans and other extensions of credit made available hereunder solely for the purpose of refinancing the BOM Bridge Loans and repaying (prior to May 31, 1998) all or a portion of the Intersound Sub Debt and funding their working capital needs. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any loan or extension of credit hereunder will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock if as a result thereof such loan or other extension of credit would violate Regulation U or any interpretation thereof.

     SECTION 6.5. FINANCIAL STATEMENTS. (a) COMPANY. The consolidated balance sheet of the Company and its Subsidiaries as at May 31, 1997 and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Ernst & Young LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at July 31, 1997 and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the two (2) months then ended, heretofore furnished to the Administrative Agent, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (subject in the case of such interim statements, to normal year-end audit adjustments). Neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to
Section 8.5 hereof. Since July 31, 1997, there has been no change in the condition (financial or otherwise) or business prospects of any Borrower or the Company and its Subsidiaries taken as a whole except those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

     (b) GOOD TITLE. The Company and its Subsidiaries have good and defensible title to their assets as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries furnished to the Lenders (except for sales of assets by the Company and its Subsidiaries in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.7 hereof.

     SECTION 6.6.   LITIGATION, TAXES AND APPROVALS.  Except as set forth in
Schedule 6.6 hereto, there is no litigation or governmental proceeding pending, nor to the knowledge of any Borrower threatened, against the Company or any Subsidiary or for which any of them are liable which if adversely determined would result in a Material Adverse Effect. The United States federal income tax returns of the Company and its Subsidiaries for the taxable year ended May 31, 1996 and for all taxable years ended prior to said date have been filed with the Internal Revenue Service, and any additional assessments in connection with any such years have been paid or the applicable statute of limitations therefor has expired. No objections to or controversies in respect of the United States federal income tax returns of the Company or any Subsidiary are pending or threatened which, if adversely determined, would have a Material Adverse Effect. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Company or any Subsidiary of any Loan Document to be executed and delivered by it, except for filing of financing statements and other documents evidencing the Administrative Agent's lien in the Collateral.

     SECTION 6.7. BURDENSOME CONTRACTS WITH AFFILIATES. Except as disclosed on Schedule 6.7 hereto, as the same may be updated from time to time with the consent of the Agent and Required Lenders, all material contracts and agreements between the Company or any of its Subsidiaries and their Affiliates are on terms and conditions which are no less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     SECTION 6.8. ERISA. The Company and each Subsidiary are each in compliance in all material respects with the Employee Retirement Income Security Act of 1974 ("ERISA") to the extent applicable to it and has received no notice to the contrary from the Pension Benefit Guaranty Corporation ("PBGC"), and, in the event of the Company's or any Subsidiary's partial or total withdrawal from any pension plans, multi-employer pension plans or non-payment by other employer participants therein, the liability of the Company and its Subsidiaries for any unfunded vested benefits thereunder would not result in a Material Adverse Effect.

     SECTION 6.9. FULL DISCLOSURE. The statements and information furnished in writing by the Borrowers to either the Administrative Agent or the Lenders in connection with the negotiation of this Agreement and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the material statements contained therein or herein not misleading, except for such thereof as were corrected in subsequent written statements furnished the Lenders prior to the initial extension of credit hereunder (the Lenders acknowledging that as to any projections furnished to the Lenders, the Company only represents that the same were prepared on the basis of information and estimates it believes to be reasonable). There is no fact peculiar to the Company or any Subsidiary which the Company has not disclosed to the Lenders in writing which materially adversely affects nor, so far as the Borrowers now can reasonably foresee, is reasonably likely to have a Material Adverse Effect.

      SECTION 6.10. COMPLIANCE WITH LAW. (a) Neither the Company nor any Subsidiary is (i) in default with respect to any order, writ, injunction or decree or (ii) in default in any material respect under any Governmental Requirement (including ERISA, the Occupational Safety and Health Act of 1970 and laws and regulations establishing quality criteria and standards for air, water, land and toxic waste) of any Governmental Body default with respect to or under which is reasonably likely to result in a Material Adverse Effect; and (b) without limiting the generality of the foregoing, the Company and each Subsidiary are each in compliance with all applicable state and federal environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 ET SEQ., except where failure to be in compliance is reasonably likely not to have a Material Adverse Effect, and, to the Borrowers' knowledge, neither the Company nor any Subsidiary will have acquired, incurred or assumed, directly or indirectly, any contingent liability in connection with the release of any toxic or hazardous waste or substance into the environment which is reasonably likely to have a Material Adverse Effect. Insofar as known to the responsible officers of each Borrower, neither the Company nor any Subsidiary is liable, in whole or in part, for, nor are any of the assets or property of the Company or any Subsidiary subject to a lien in favor of any Governmental Body for any material liability arising from or in any way relating to, the costs of cleaning up, remediating or responding to a release of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons).

     SECTION 6.11. SOLVENCY, ETC. (a) On the date of the initial Loan hereunder, after giving effect to the credit extended hereunder on such date,
(i) the assets of each Borrower, at a fair valuation, will exceed its liabilities, including contingent liabilities, (ii) the remaining capital of the each Borrower will not be unreasonably small to conduct or in relation to its business or any transaction in which it intends to engage, and (iii) each Borrower will not have incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature.

     (b) On the date of the initial Loan hereunder, after giving effect to the credit extended hereunder on such date, (i) the assets of the Company and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their liabilities, including contingent liabilities, (ii) the remaining capital of the Company and its Subsidiaries, taken as a whole, will not be unreasonably small to conduct or in relation to its business or any transaction in which they intend to engage, and (iii) the Company and its Subsidiaries, taken as a whole, will not have incurred debts, and do not intend to incur debts, beyond their ability to pay such debts as they mature.

     (c) For purposes of this Section, "DEBT" means any liability on a claim, and "CLAIM" means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or
(ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

SECTION 7.     CONDITIONS PRECEDENT.

     SECTION 7.1. ALL ADVANCES. The obligation of the Lenders to make any Revolving Loan or issue any Letter of Credit under the Revolving Credit or make the Term Loan under the Term Credit (including the first such extension of credit) shall be subject to the satisfaction of the following conditions precedent at the time of the extension of such credit:

          (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be true and correct in all material respects as of the date of such advance or issuance (except
     (i) in the case of the initial credit extension, the representations and warranties made in Section 6.5 hereof shall be deemed to refer to the most recent financial statements delivered to the Lenders pursuant to Section 8.5 hereof and (ii) to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date));

          (b) no material adverse change shall have occurred in the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole since the date of the most recent monthly financial statements furnished to the Lenders pursuant to Sections 8.5(b) hereof;

          (c) no Default or Event of Default shall have occurred and be continuing;

          (d) in the case of each request for a Revolving Loan or Letter of Credit, after giving effect to such extension of credit, the aggregate principal amount of all Revolving Loans and Letters of Credit outstanding under this Agreement shall not exceed the lesser of (1) the Revolving Credit Commitments or (2) the Borrowing Base; and

          (e) in the case of the issuance of each Letter of Credit, the Administrative Agent shall have received a properly completed Application therefor and, in the case of an extension or increase in the amount of the Letter of Credit, the Administrative Agent shall have received a written request therefor, in a form acceptable to the Administrative Agent, with such Application or written request, in each case to be accompanied by the fees called for hereby.

Any request made by any Borrower to the Administrative Agent for a Loan or Letter of Credit hereunder shall be deemed to constitute a representation and warranty that the applicable conditions specified above exist as of such date. Upon the request of the Administrative Agent, each Borrower so requested shall furnish a certificate executed by its chief financial officer to confirm the foregoing.

     SECTION 7.2. INITIAL ADVANCE. At or prior to the time of the initial Loan under the Revolving Credit or Term Credit, the following conditions precedent shall also have been satisfied:

          (a) The Administrative Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Administrative Agent:

               (i)   this Agreement and the Notes;

               (ii)  a Guaranty from each Subsidiary not a party hereto;

               (iii) the Initial Collateral Documents and any documentation necessary to perfect the liens thereby created (including, without limitation, all certificates of capital stock of the Subsidiaries which are corporations together with executed blank stock powers therefor, and all financing statements requested by the Administrative Agent in connection with the Initial Collateral Documents) to the extent required by Section 4.1 hereof;

               (iv) (x) certified copies of resolutions of the board of directors of each Borrower authorizing the execution, delivery and performance of this Agreement and such Borrower's Notes, indicating the authorized signers of this

          Agreement and the Borrower's Notes and all other documents relating thereto and the specimen signatures of such signers and
          (y) copies of such Borrower's certificate or articles of incorporation and by-laws certified by the secretary or other appropriate officer of such Borrower together with a certificate of good standing certified by the appropriate governmental officer in the jurisdiction of such Borrower's incorporation;

               (v) (x) certified copies of resolutions of the board of directors of each Guarantor authorizing the execution, delivery and performance of this Agreement, indicating the authorized signers of this Agreement and all other documents relating thereto and the specimen signatures of such signers and (y) copies of such Guarantor's certificate or articles of incorporation and by-laws certified by the Secretary or other appropriate officer of such Guarantor together with a certificate of good standing certified by the appropriate governmental officer in the jurisdiction of such Guarantor's incorporation;

               (vi) evidence of the maintenance of insurance as required hereby or by the Initial Collateral Documents;

               (vii) copies of all instruments evidencing or setting forth terms and conditions applicable to the Intersound Sub Debt; and

               (viii) a written consent from the venture partner of the Company in the House of Blues Venture to the collateral assignment of the Company's equity interest in the House of Blues Venture pursuant to the Stock Pledge Agreement as security for the Obligations;

          (b) The Administrative Agent shall have received evidence reasonably satisfactory to it that the Company shall have received on at any time after November 20, 1997 net cash proceeds of at least $20,700,000 as a result of (i) capital contributions from existing shareholders in the Company or (ii) from the Company's issuance and sale, whether by public offering or private placement, of equity securities (in the case of any such public offering or private placement, net only of reasonable underwriting discounts and commissions and other ordinary out-of-pocket expenses incurred by the Company directly incurred and payable as a result of such issuance) or
     (iii) a combination of the foregoing;

          (c) All reasonable legal fees charged, and reasonable costs and expenses incurred, by counsel to the Administrative Agent prior to the Closing Date in connection with the preparation of the Loan Documents shall have been paid;

          (d) The Administrative Agent shall have received for its own account the fees to be received by it at such time by agreement with the Company; and

          (e) The Administrative Agent shall have received for the account of the Lenders such other agreements, instruments, documents and certificates as the Administrative Agent may reasonably request.

     SECTION 7.3. LEGAL MATTERS. The Lenders shall have received the written opinions of acceptable counsel for the Company and each Subsidiary party to the Loan Documents, in form and substance satisfactory to the Administrative Agent and its counsel, with respect to:

          (a) the due organization and existence of the Company and each such Subsidiary and the due licensing or qualification of the Company and each such Subsidiary in all jurisdictions where the nature of the assets owned or leased by them or business conducted by them requires such licensing or qualification and in which the failure to be so licensed or qualified would materially and adversely affect the business, properties or operations of the Company and its Subsidiaries taken as a whole;

          (b) the power and authority of each Loan Party, to enter into the Loan Documents and to perform and observe all the matters and things therein provided for and the fact that the execution and delivery of the Loan Documents will not, nor will the observance or performance of any of the matters or things therein or herein provided for, contravene any provision of law (including federal securities laws) or of the charter or by-laws, operating agreement or management agreement of the Company or any such Subsidiary or constitute a material breach of or default under any provision of any material covenant, indenture or agreement binding upon the Company or any such Subsidiary or affecting any of their properties or assets;

          (c) the due authorization for and the validity and enforceability of the Loan Documents;

          (d) the fact that no governmental authorization, consent, exemption or withholding of objection is required with respect to the lawful execution, delivery and performance of the Loan Documents other than such thereof as have been obtained and are in full force and effect;

          (e) the lack, to the knowledge of such counsel, of any legal or administrative proceedings pending or threatened against the Company or any Subsidiary which, if adversely determined, would result in a Material Adverse Effect; and

          (f) such other matters as the Administrative Agent or its counsel may reasonably require.

               SECTION 7.4. INITIAL LOANS; AMENDMENT AND RESTATEMENT. The Term Loan, together with the proceeds received by the Company on the Closing Date upon the closing of the Investment Agreement, shall be in an amount sufficient to, and the Borrowers shall (on the Closing Date) apply such Loans to, repay the BMO Bridge Loans, all of which will then be held by BMO. Simultaneously with and effective immediately upon the disbursement of such initial Loans, (i) the loan agreement under which the BMO Bridge Loans were originally extended (the "PRIOR LOAN AGREEMENT") shall terminate and be superseded by this Agreement, (ii) this Agreement shall be deemed to amend and restate the Prior Loan Agreement in its entirety, with the Notes issued hereunder to be issued in substitution and replacement for the notes previously evidencing the BMO Bridge Loans and (iii) the security agreements entered into in connection with the Prior Loan Agreement to secure the BMO Bridge Loans shall terminate and be superseded by the Initial Collateral Documents.

SECTION 8.     COVENANTS.

     Each Borrower agrees that, so long as any credit is available to or in use by any Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Lenders (except that each Borrower other than the Company is making such agreements only as to itself and its subsidiaries):

     SECTION 8.1. MAINTENANCE OF BUSINESS. The Company will, and will cause each Subsidiary to, preserve and keep in force and effect all licenses and permits necessary to the proper conduct of their respective businesses except where the failure to do so would not result in a Material Adverse Effect.

     SECTION 8.2. MAINTENANCE. The Company will, and will cause each Subsidiary to, maintain, preserve and keep their plant, properties and equipment (other than obsolete or worn out equipment held for sale or disposition) in good repair, working order and condition (ordinary wear and tear excepted) and the Company will, and will cause each Subsidiary to, from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be substantially preserved and maintained, in each case where the failure to do so is reasonably likely to have a Material Adverse Effect.

     SECTION 8.3. TAXES. The Company will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against any of them or against their respective properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings, in each case where the failure to do so is reasonably likely to have a Material Adverse Effect.

     SECTION 8.4. INSURANCE. The Company will, and will cause each Subsidiary to, insure and keep insured, with good and responsible insurance companies, all insurable property owned by them which is of a character usually insured by companies similarly situated and operating like properties; and the Company will, and will cause each Subsidiary to, insure such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by companies similarly situated and conducting similar businesses. The Company shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents. The Company will upon request of the Administrative Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     SECTION 8.5. FINANCIAL REPORTS. The Company will, and will cause each Subsidiary to, maintain a standard and modern system of accounting in accordance with sound accounting practice and will furnish to the Lenders and their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as any Lender or the Administrative Agent may reasonably request; and without any request, will furnish to the Lenders:

          (a)  as soon as available, and in any event no later than thirty
     (30) days after the close of each monthly accounting period of the Company, a Borrowing Base certificate for the Borrowers in the form attached hereto as Exhibit C showing a separate computation of each Borrower's Borrowing Base in reasonable detail as of the close of business on the last day of the immediately preceding month, together with such other information as is therein required, each prepared by the Company and certified to by the President or chief financial officer of the Company (it being understood and agreed that absent any Event of Default, the information on such certificate regarding inventory need only be updated for the certificate most closely corresponding to the close of a monthly accounting period of such Borrower);

          (b) as soon as available, and in any event within thirty (30) days after the close of each monthly accounting period of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of such period and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the month and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP (subject to year end audit adjustments, none of which are material) and certified to by the President or chief financial officer of the Company;

          (c) as soon as available, and in any event within thirty (30) days after the close of each monthly accounting period of the Company, an accounts receivable and accounts payable aging, an accounts receivable concentration and reconciliation report and an inventory report (broken down by category), one for each Borrower separately and each as of the close of such period and in reasonable detail prepared by the Company and certified to by the President or chief financial officer of the Company;

          (d) as soon as available, and in any event within ninety (90) days after the close of each annual accounting period of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of the period then ended and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an opinion without any Impermissible Qualifications thereon of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by the Company and satisfactory to the Required Lenders, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards;

          (e) within the period provided in subsection (d) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default with respect to any of the Financial Covenants, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

          (f) as soon as available, and in any event within forty-five (45) days after the close of each quarterly accounting period of the Company, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (aa) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the Financial Covenants at the end of the period covered by the financial statements then being furnished, and (ab) to the best such officer's knowledge, whether there exists on the date of the certificate or existed at any time during the period covered by such financial statement any Default or Event of Default and, if any such condition or event exists on the date of the certificate or existed during such period, specifying the nature and period of existence thereof and the action the Borrowers are taking, have taken or propose to take with respect thereto;

          (g) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports any Borrower sends generally to its shareholders, and copies of all other regular, periodic and special reports and all registration statements any Borrower files with the SEC or any successor thereto (including without limitation Forms 10-Q and 10-K), or with any national securities exchanges;

          (h) as soon as available, and in any event within sixty (60) days after the close of each fiscal year of the Company, a copy of each Borrower's and its subsidiaries' consolidated business plan for the following fiscal year, such business plan to show each Borrower's and its subsidiaries' projected consolidated revenues, expenses, and balance sheet on month-by-month basis, such business plan to be in reasonable detail prepared by the Company and in form reasonably satisfactory to Administrative Agent and the Required Lenders; and

          (i) promptly after knowledge thereof shall have come to the attention of any responsible officer of any Borrower, written notice of
     (i) any threatened or pending litigation or governmental proceeding or assessment against the Company or any Subsidiary which if adversely determined would result in a Material Adverse Effect,

     (ii) any Default or Event of Default and (iii) any pending or actual Change of Control/Management Event.

     The Company shall, and shall cause each Subsidiary to, permit the Administrative Agent and (if accompanying the Administrative Agent) each Lender and each of their duly authorized representatives and agents, upon reasonable prior notice, to visit and inspect any of the Properties, corporate books and financial records of the Company and its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries, with, and to be advised as to the same by, its officers, employees and (if and so long as a representative of the Company is present) independent public accountants (and by this provision each Borrower hereby authorizes such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of such Borrower and its Subsidiaries if and so long as such a representative is present) at such reasonable times and reasonable intervals as the Administrative Agent may designate; PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, the Borrowers shall only be liable for the expenses of the Administrative Agent (and any Lenders accompanying it) of two (2) such visits each calendar year. Unless any Default or Event of Default has occurred and is continuing or the Administrative Agent or the Required Lenders in good faith believe such is the case, then neither the Administrative Agent nor any Lender may exercise its rights under this Section to gain access to a Borrower's premises outside of normal business hours or to gain such access or to engage in such discussion without first giving any Borrower at least three (3) days' advance notice (which may be written or oral) of its intent to take such action.

     The Administrative Agent and each Lender agree to maintain in confidence and not disclose to any Person any non-public information relating to the Company or its Subsidiaries made available to the Administrative Agent or such Lender pursuant to this Section 8.5; PROVIDED, HOWEVER, that the Administrative Agent and each Lender may make such disclosures as are permitted by Section 13.16 hereof.

     SECTION 8.6. COMPLIANCE WITH LAWS. The Company will, and will cause each Subsidiary to, comply with all Governmental Requirements to which they are subject, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA, and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which is reasonably likely to have a Material Adverse Effect.

     SECTION 8.7. LIENS. The Company will not, nor will it permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to, or permit to exist upon or be subjected to, any lien, security interest or charge upon, any assets or any Subsidiary; PROVIDED, HOWEVER, that nothing in this Section contained shall operate to prevent any of the following (collectively, "PERMITTED LIENS"):

          (a) liens, pledges or deposits in connection with workmen's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, bids, contracts (other than contracts for the payment of money) or leases to which the Company or any of its Subsidiaries is a party or other deposits required to be made in the ordinary course of business and not in connection with borrowing money or obtaining advances or credit, provided in each case that the obligation or liability arises in the ordinary course of business and is not overdue, or if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor to the extent required by GAAP;

          (b) inchoate statutory, construction, common carrier's, materialmen's, landlord's, warehousemen's, mechanics' or other similar liens in each case arising in the ordinary course of business and securing obligations not overdue, or if overdue, being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor to the extent required by GAAP;

          (c) liens given to secure the payment of the purchase price or the financing thereof incurred in connection with the acquisition of equipment, including liens of such type existing on such assets at the time of acquisition thereof by the Company or any Subsidiary, provided that (i) the lien shall attach solely to the property acquired or purchased (ii) the indebtedness secured by such lien does not exceed 100% of the lesser of the cost or fair value of the property financed and (iii) the indebtedness secured thereby is permitted by Section 8.8(b) hereof (collectively, "PURCHASE MONEY LIENS");

          (d) Liens arising from Capital Leases permitted by Section 8.8(b) hereof;

          (e)  the liens created by the Collateral  Documents;

          (f) attachment or judgment liens individually or in the aggregate not in excess of $500,000 (exclusive of (i) any amounts that are duly bonded to the reasonable satisfaction of the Administrative Agent, (ii) any amount adequately covered by insurance as to which the insurance company has not disclaimed or disputed in writing its obligations for coverage or has not otherwise failed to pay when due, and (iii) the judgment rendered on April 23, 1997 in favor of Dan Finley and Rick Eby against River North Records, Inc. and Entertainment Artists, Inc. by the United States District Court, Western District of Arkansas, Fayetteville Division, in the amount of $95,182);

          (g) liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by the Company or its applicable Subsidiary by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by the Company or such Subsidiary for the payment of same;

          (h) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Company and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $500,000 at any one time outstanding;

          (i) easements, licenses, permits, rights-of-way, rights of entry or passage, rights of lessees, restrictions and other similar encumbrances incurred in the ordinary course of business of the type generally applicable to leased property which do not secure debt for money borrowed or its equivalent, and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Subsidiary or use of the assets in question for purposes producing and distributing recorded music;

          (j) the lien granted in favor of Polygram prior to the Closing Date on inventory from time to time in Polygram's possession to secure amounts due and to become due from the Company to Polygram under the distribution arrangements between the Company and Polygram, provided such arrangements are not modified after the Closing Date to encumber any other inventory or secure any other obligations;

          (k)  liens in existence on the date hereof and set forth on
     Schedule 8.7 hereto;

          (l) liens existing on specific assets at the time acquired by the Company or any Subsidiary or on assets of a Person at the time such Person first becomes a Subsidiary or was merged into the Company or any Subsidiary provided that (i) any such liens were not created at the time of or in contemplation of the acquisition of such assets or Person by the Company or such Subsidiary, (ii) in the case of any such acquisition of a Person, any such lien attaches only to specific assets of such Person and not assets of such Person generally and (iii) such lien is not (x) a lien on shares of stock in any Subsidiary, (y) a blanket lien on receivables, inventory or similar working capital assets or (z) a blanket lien on patents, trademarks or similar intangibles;

          (m) liens securing any Hedging Arrangements with the Lenders or their Affiliates; and

          (n) extensions and renewals of the foregoing Permitted Liens, provided that the aggregate amount of such liabilities secured by such extended or renewed lien is not increased and such extended or renewed liabilities secured by such lien are on terms and conditions no more restrictive than the terms and conditions of the same being extended or renewed.

     SECTION 8.8. INDEBTEDNESS. The Company will not, nor will it permit any Subsidiary to, issue, incur, assume, create, or have outstanding any Indebtedness for Borrowed Money; PROVIDED, HOWEVER, that the foregoing provisions shall not restrict nor operate to prevent:

          (a)  the Obligations;

          (b) Capitalized Leases and purchase money indebtedness secured by Purchase Money Liens permitted by Sections 8.7(c) and (d) hereof and aggregating not more than $1,000,000 at any one time outstanding;

          (c)  obligations on leases which are not Capitalized Leases;

          (d)  guaranties permitted by Section 8.15 hereof;

          (e) indebtedness of (x) any Wholly-Owned Subsidiary owing to the Company or any other Wholly-Owned Subsidiary as a result of loans and advances by the Company or such Wholly-Owned Subsidiary to such Subsidiary permitted by Section 8.15 hereof and (y) the Company owing to any Wholly-Owned Subsidiary as a result of loans and advances made by such Wholly-Owned Subsidiary to the Company permitted by Section
     8.15 hereof;

          (f)  Indebtedness existing on the date hereof and set forth on
     Schedule 8.8 hereto;

          (g) unsecured Subordinated Indebtedness incurred and used to (i) purchase, redeem or otherwise acquire any outstanding Series B Preferred Stock or Affiliate Preferred Stock or (ii) purchase any Purchaser Warrants, Affiliate Warrants or the Harnick Warrant to the extent such warrant has been properly put to the issuer for mandatory purchase pursuant to its terms by virtue of the holder's exercise of such put, provided in each case that the Company can demonstrate that on a PRO FORMA basis after giving effect to the incurrence of such Subordinated Indebtedness, the Company will be in compliance with all the Financial Covenants as of (and after giving effect to) the incurrence in question (compliance to be determined on a PRO FORMA basis as if the incurrence in question took place on the first day of any accounting period with reference to which compliance is being determined);

          (h) the Intersound Sub Debt if and so long as the same constitutes Subordinated Indebtedness;

          (i)  liabilities in respect of Hedging Arrangements; and

          (j) indebtedness not otherwise permitted by this Section 8.8 aggregating not more than $1,000,000 at any one time outstanding.

     SECTION 8.9. CONSOLIDATED NET WORTH. The Company will, as of the close of each semiannual accounting period of the Company ending in May and November of each year, maintain Consolidated Net Worth of not less than the Minimum Required Amount. For purposes thereof, the term "MINIMUM REQUIRED AMOUNT" shall mean (a) $22,000,000 through the close of the monthly accounting period of the Company ending on or about January 31, 1998, and (b) shall increase (but never decrease) as of the close of the monthly accounting period of the Company ending on or about February 28, 1998 and as of the close of each monthly accounting period of the Company occurring thereafter, in each case by an amount equal to 50% of Net Income (if positive) for the monthly accounting period then ended.

     SECTION 8.10. LEVERAGE RATIO. The Company shall, as of the Closing Date and the close of each subsequent fiscal quarter of the Company specified below, maintain the Leverage Ratio so as not to be more than the amount set forth below:

  FROM AND INCLUDING:          TO AND INCLUDING:                 LEVERAGE
                                                            RATIO SHALL NOT BE
                                                                 MORE THAN:

 Closing Date and 3rd fiscal    4th fiscal quarter of fiscal      4.50 to 1
quarter of fiscal year ending       year ending in 1998
in 1998

1st fiscal quarter of fiscal    4th fiscal quarter of fiscal      3.50 to 1
  year ending in 1999               year ending in 1999

1st fiscal quarter of fiscal    Each fiscal quarter thereafter    2.75 to 1
  year ending in 2000


     SECTION 8.11. CONSOLIDATED WORKING CAPITAL. The Company shall not at any time permit Consolidated Working Capital to be less than $1,000,000.

     SECTION 8.12. INTEREST COVERAGE RATIO. The Company shall, as of the close of each fiscal quarter of the Company specified below, maintain the ratio of Consolidated EBITDA for the fiscal quarter of the Company then ended to Cash Interest Expense for the same fiscal quarter then ended (the "INTEREST COVERAGE RATIO") so as not to be less than the amount set forth below:

       FROM AND                            TO AND            INTEREST COVERAGE
       INCLUDING                          INCLUDING          RATIO SHALL NOT BE
                                                                 LESS THAN:

2nd fiscal quarter of fiscal    4th fiscal quarter of fiscal    2.00 to 1.00
   year ending in 1998              year ending in 1998

1st fiscal quarter of fiscal    4th fiscal quarter of fiscal    2.25 to 1
   year ending in 1999              year ending in 1999

1st fiscal quarter of fiscal    Each fiscal quarter thereafter  2.50 to 1.00
   year ending in 2000


     SECTION 8.13. FIXED CHARGE COVERAGE RATIO. The Company shall, as of the close of each fiscal quarter of the Company specified below, maintain the ratio (the "FIXED CHARGE

COVERAGE RATIO") of (x) Consolidated EBITDA for the fiscal quarter ended such date to (y) the sum of (i) Cash Interest Expense for such fiscal quarter,
(ii) Current Maturities as of the close of such fiscal quarter but excluding, however, to the extent otherwise included, the final installment on the Term Notes, (iii) Capital Expenditures during the same such fiscal quarter and
(iv) taxes on or measured by income or excess profits payable in cash during the same fiscal quarter by the Company and its Subsidiaries so as not to be less than the amount set forth below:


                                                                     FIXED CHARGE COVERAGE
       FROM AND                              TO AND                    RATIO SHALL NOT BE
       INCLUDING                            INCLUDING                      LESS THAN:
2nd fiscal quarter of fiscal       2nd fiscal quarter of fiscal           1.05 to 1.00
   year ending in 1998                 year ending in 1999


3rd fiscal quarter of fiscal       Each fiscal quarter thereafter         1.25 to 1.00
year ending in 1999


         SECTION 8.14. CAPITAL EXPENDITURES. The Company shall not and shall not permit its Subsidiaries to expend or become obligated for Capital Expenditures during any fiscal year of the Company for the Company and its Subsidiaries taken together in excess of the amount set forth for such fiscal year below:


       DURING FISCAL YEAR                   CAPITAL EXPENDITURES SHALL NOT
                                                         EXCEED:

   Ending on or about May 31, 1998                      $1,250,000

    Each fiscal year thereafter                Maximum Permitted Amount


For purposes thereof, the term "MAXIMUM PERMITTED AMOUNT" shall mean (i) for the fiscal year of the Company ending on or about May 31, 1999, the sum of
(x) $500,000 plus (y) the amount (if any) by which the actual Capital Expenditures for the immediately preceding fiscal year of the Company were less than $1,250,000; (ii) for the fiscal year of the Company ending on or about May 31, 2000, the sum of (x) $500,000 plus (y) the amount (if any) by which the actual Capital Expenditures for the immediately preceding two fiscal years of the Company, taken together, were less than $1,750,000; (iii) for the fiscal year of the Company ending on or about May 31, 2001, the sum of (x) $500,000 plus (y) the lesser of $500,000 or the amount (if any) by which the actual Capital Expenditures for the fiscal year of the Company ending on or about May 31, 2000 were less than the Maximum Permitted Amount for such fiscal year ending in 2000; and (iv) for each fiscal year thereafter, the sum of (x) $500,000 plus (y) the amount (if any) by which the actual Capital Expenditures for the immediately preceding fiscal year of the Company were less than $500,000.

         SECTION 8.15. ACQUISITIONS, INVESTMENTS, LOANS, ADVANCES AND GUARANTIES. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any interest or investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person, or guarantee any indebtedness, obligation or liability of any other Person or otherwise enter into any arrangement designed to assure another Person against loss; PROVIDED, HOWEVER, that the foregoing provisions shall not apply to nor operate to prevent:

          (a) investments by the Company or any Subsidiary in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within fifteen months from the date the same are acquired by the Company or such Subsidiary;

          (b) investments by the Company or any Subsidiary in certificates of deposit or time deposits issued by any Lender, or by any United States commercial bank having capital and surplus of not less than $100,000,000 and having a maturity of fifteen months or less;

          (c) investments by the Company or any Subsidiary in commercial paper maturing 270 days or less from the date of issuance which at the time of acquisition is rated A-2 or better by Standard & Poor's Ratings Services Group, a division of the McGraw-Hill Companies and P-2 or better by Moody's Investors Service, Inc.;

          (d) investments by the Company or any Subsidiary in debt securities issued by U.S. corporations or states of the United States maturing within fifteen months from the date of acquisition thereof if at the time of acquisition the investment in question has a rating of not less than BBB from Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc. and/or Baa2 from Moody's Investors Services, Inc.;

          (e) investments by the Company or any Subsidiary in preferred stock of any corporation organized under the laws of any state of the United States which is subject to a remarketing undertaking at intervals not exceeding fifteen months issued by any substantial broker and which is rated BBB or better by Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc. and/or Baa2 or better by Moody's Investors Services, Inc.;

          (f) investments in repurchase agreements with respect to, and which are fully secured by a perfected security interest in, government obligations of a type described in clause (a) or (c) above and are with any commercial bank described in clause (b) above;

          (g) investments in any mutual fund that has its assets invested continuously in the types of investments referred to in clauses (a)-(f) above and has net assets of not less than $500,000,000;

          (h) loans, advances and capital contributions by the Company to Wholly-Owned Subsidiaries, and by Wholly-Owned Subsidiaries to the Company, in each case to fund their ordinary working capital needs arising in the ordinary course of business;

          (i) loans and royalty advances to recording artists in the ordinary course of business provided that the aggregate amount of such loans and advances made during each quarterly accounting period of the Company ending does not exceed $3,000,000 on a cumulative basis for such quarterly period;

          (j)  the Company's equity investment in the House of Blues Venture;

          (k)  the Guaranties;

          (l) loans and advances to employees, officers and directors in the ordinary course of business and in aggregate principal amount not to exceed $500,000 at any time outstanding;

          (m) investments, loans, advances and guaranties existing on the Closing Date and listed on Schedule 8.15 hereto without giving effect to any additions thereto or replacements thereof;

          (n) acquisitions of all or any substantial part of the assets or business of any other Person or division thereof engaged in the music or related entertainment business, or of a majority of the voting stock of such a Person, or of equity interests in any Person which does not become a Subsidiary as a result of such acquisition but is engaged (or promptly after such acquisition will be engaged) in the music or related entertainment business, provided that (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the board of directors or other governing body of such Person whose Property, or voting stock or other interests in which, are being so acquired has approved the terms of such acquisition, (iii) the Borrower shall have delivered to the Lenders an updated Schedule 6.3 hereof to reflect any new Subsidiary resulting from such acquisition, (iv) the sum of (1) the aggregate amount expended by the Borrower and its Subsidiaries as consideration for such acquisition (and in any event (x) including as such consideration, any Indebtedness for Borrowed Money assumed or incurred as a result of such acquisition, and (y) excluding as such consideration, any equity securities issued by the Company as consideration for such acquisition) and (2) the aggregate amount expended as consideration (including Indebtedness for Borrowed Money and excluding equity securities as aforesaid) for all other acquisitions permitted under this Section 8.15(n) after the Closing Date on a cumulative basis does not exceed $10,000,000, (v) the sum of (1) the aggregate amount expended by the Borrower and its Subsidiaries as consideration for such acquisition (and in any event including Indebtedness for Borrowed Money and excluding equity securities as aforesaid) and (2) the aggregate amount expended as consideration (including Indebtedness for Borrowed Money and excluding equity securities as aforesaid) for all acquisitions permitted under this

     Section 8.15(n) within the immediately preceding twelve calendar months does not exceed $5,000,000 and (vi) the Company can demonstrate that on a PRO FORMA basis after giving effect to the subject acquisition, the Company will be in compliance with all the Financial Covenants as of (and after giving effect to) the acquisition in question (compliance to be determined on a PRO FORMA basis as if the acquisition in question took place on the first day of any accounting period with reference to which such compliance is being determined);

          (o) investments (including debt obligations) received by the Borrower or any Subsidiary in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

          (p) investments in, loans and advances to, and guaranties of the obligations of Persons, in each case not otherwise permitted by this Section, provided (1) the aggregate amount of such investments, loans, advances and guaranties on a cumulative basis during each period of twelve (12) consecutive calendar months, when taken together with the aggregate amount of investments, loans and advances permitted by subsections (h), (i) and (l) above on a cumulative basis during the same such period, does not exceed $5,000,000 and (2) no such investment, loan, advance or guaranty is made if at the time thereof or immediately after giving effect thereto, any Default or Event of Default would occur or be continuing.

In determining the amount of investments, loans and advances permitted under this Section, investments shall always be taken at the original cost thereof, regardless of any subsequent appreciation (including retained earnings) or depreciation therein, loans and advances shall be taken at the principal amount thereof then remaining unpaid and guaranties shall be taken at the amount of the obligation guaranteed.

               SECTION 8.16. DIVIDENDS AND CERTAIN OTHER RESTRICTED PAYMENTS. (a) BY THE COMPANY. The Company will not (i) declare or pay any dividends on or make any other distributions in respect of any class of its capital stock or any warrant to acquire any such capital stock (other than dividends payable solely in its capital stock and other than dividends paid directly out of the proceeds of a substantially concurrent issue and sale of its capital stock) or (ii) directly or indirectly or through any Subsidiary purchase, redeem or otherwise acquire or retire any of its capital stock or any warrant to acquire any such capital stock (except out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of its capital stock) (such non-excepted dividends, distributions, purchases, redemptions, acquisitions or retirements being herein collectively called "RESTRICTED PAYMENTS"); PROVIDED, HOWEVER, this Section shall not prevent the Company from:

          (1) repurchasing common capital stock of the Company from officers and employees of the Company if, at the time of and immediately after giving effect to each such repurchase, (i) the aggregate amount expended for such repurchases does not exceed $100,000 in any given fiscal year of the Company and (ii) no Default or Event of Default shall occur or be continuing; or

          (2) repurchasing any or all outstanding Transaction Securities out of the proceeds of unsecured Subordinated Indebtedness of the Company incurred in compliance with Section 8.8(g) hereof and the Financial Covenants if, at the time of and immediately after giving effect to each such repurchase, no Default or Event of Default shall occur or be continuing; or

          (3) repurchasing any Transaction Securities properly tendered by the holders thereof to the Company for mandatory purchase pursuant to the terms of such securities if, at the time of and immediately after giving effect to each such purchase, no Default or Event of Default shall occur or be continuing.

               (b) NO RESTRICTION ON SUBSIDIARY DIVIDENDS. Neither the Company nor any Subsidiary is a party to, nor will the Company or any Subsidiary become a party to, any agreement prohibiting or otherwise restricting the declaration or payment of any dividends or equity distributions by any such Subsidiary.

               SECTION 8.17. MERGERS. (a) GENERALLY. The Company will not, nor will it permit any Subsidiary to, consolidate or be a party to a merger or consolidation with any other Person, except that so long as no Default or Event of Default has occurred and is continuing or would arise as a result thereof any Subsidiary of the Company may merge with and into the Company or any Wholly-Owned Subsidiary if the Company or such Wholly-Owned Subsidiary is the surviving corporation.

               (b) INTERSOUND. No later than February 28, 1998, Intersound shall merge with and into the Company, with the Company being the corporation surviving such merger.

               SECTION 8.18. SALE OF ASSETS. The Company will not, nor will it permit any Subsidiary to, sell, lease or otherwise dispose of all or any Collateral or any substantial part of its other Property, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; PROVIDED, HOWEVER, that nothing contained herein or any Collateral Document shall prohibit:

          (i) sales, leases and other dispositions of inventory in the ordinary course of business;

          (ii) licenses (or similar arrangements) of inventory and intellectual property (including without limitation, master recordings and compositions) in the ordinary course of business;

          (iii) sales or other dispositions for fair value, or abandonment, of obsolete, excess or worn out Property consisting of fixed or capital assets or inventory in the ordinary course of business;

          (iv) leases, sales transfers or other disposition of all or any part of the business or Property of any Subsidiary to the Borrower or any Wholly-Owned Subsidiary, whether effected by merger or otherwise;

          (v) the abandonment or disposition for fair value of Property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or no longer useful in the conduct of the business of the Company;

          (vi) the loss or destruction of Property as a result of a casualty loss (whether or not insured);

          (vii) the bona fide sale by the Company or any Subsidiary at fair value of any part of the Company's (or any Subsidiary's) master catalogs of music rights consisting of, without limitation, master recordings, compositions, recording agreements, publishing agreements and underlying copyrights and trademarks (collectively, "MUSIC RIGHTS") of the Company or such Subsidiary if, in the reasonable judgment of the Company, the exploitation of such Music Rights so sold is no longer profitable to the Company or any Subsidiary in the ordinary course of its business and such sale is advantageous to the Company;

          (viii) sales, subleases or other dispositions for fair value of rights of the Company or any Subsidiary as lessee under operating leases of Property in the ordinary course of business;

          (ix) the sale or return of tangible assets which the Company and its Subsidiaries customarily replace periodically with substitute tangible assets of at least equal value (including, without limitation, vehicles) in the ordinary course of business;

          (x) the sale or other transfer of the capital stock of any Subsidiary of the Borrowers as permitted by Section 8.17 hereof;

          (xi) the sale or other disposition of the Company's interest, in whole or in part, as a joint venturer in the House of Blues Venture to the extent permitted by Section 8.24(b) hereof; and

          (xii) the sale or other disposition for fair value of any Property (other than Music Rights), whether now owned or hereafter acquired, provided that the aggregate value of all such Property so sold or disposed of shall not exceed $1,000,000 on a cumulative basis after the Closing Date.

Any sale, lease or other disposition of Property (other than Music Rights and other intellectual property) constituting five percent (5%) or more of the total assets of the Company and its Subsidiaries on a consolidated basis shall be deemed "SUBSTANTIAL" for the foregoing purposes. Any sale, lease or other disposition of Music Rights and other intellectual property to which is attributable five percent (5%) or more of the total annual gross revenues of the Company and its Subsidiaries on a consolidated basis for the then most recently completed fiscal year of the Company shall be deemed "SUBSTANTIAL" for the foregoing purposes. Notwithstanding anything herein or in the Collateral Documents to the contrary, the lien of the Administrative Agent pursuant to the Collateral Documents on any Property sold or otherwise disposed of in accordance with this Section 8.18 (other than clauses (ii), (iv), (vi) and (x) above) shall be automatically released; PROVIDED, HOWEVER, that: (A) at the time of such sale or other disposition and immediately after giving effect thereto, no Default or Event of Default shall occur or be continuing and (B) in the case of each sale or other disposition permitted exclusively by any of clauses (iii), (v), (vi) through
(ix) inclusive, (xi) or (xii) above, the net proceeds of such sale or other disposition are paid to the Administrative Agent for application in reduction of the Obligations if and to the extent required by Section 2.7(d) hereof. The Administrative Agent shall, at the Company's expense, execute and deliver such instruments (including UCC termination statements) as the Company may from time to time reasonably request to confirm such release made pursuant to the immediately preceding sentence.

               SECTION 8.19. SALES AND LEASEBACKS. The Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by the Company or any Subsidiary of any real or personal property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor.

               SECTION 8.20. OPERATING LEASES. The Company shall not, nor shall it permit any Subsidiary to, acquire the use or possession of any real or personal property under a lease or similar arrangement, whether or not the Company or any Subsidiary has the express or implied right to acquire title to or purchase such property, at any time if, after giving effect thereto, the aggregate amount of fixed rentals and other consideration payable by the Company and its Subsidiaries under all such leases and similar arrangements would exceed $1,250,000 during any fiscal year of the Company. Capital Leases shall not be included in computing compliance with this Section to the extent the Company's and its Subsidiaries' liability in respect of the same is permitted by Section 8.8(b) hereof.

               SECTION 8.21. BURDENSOME CONTRACTS WITH AFFILIATES. Except as set forth on Schedule 6.7, as the same may from time to time be updated with the consent of the Agent and Required Lenders, the Company will not, nor will it permit any Subsidiary to, enter into or be a party to any contract or agreement with an Affiliate on terms and conditions materially less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

               SECTION 8.22. NO CHANGE IN FISCAL YEAR. The Company will not, nor will it permit any Subsidiary to, change its fiscal year from a year ended May 31.

               SECTION 8.23. FORMATION OF SUBSIDIARIES. In the event any Subsidiary is formed or acquired after the date hereof, the Company shall within thirty (30) Business Days thereof (x) furnish an update to Schedule
6.3 hereof to reflect such new Subsidiary and (y) cause such newly-form or acquired Subsidiary to execute a Guaranty and execute such Collateral Documents to the extent required by Section 4 hereof (on terms substantially similar to those executed in connection with this Agreement) as the Administrative Agent may then require granting the Administrative Agent for the benefit of the Lenders a security interest in and lien on the personal property of such Subsidiary as collateral security for the Notes and the other Obligations, together with documentation (including a legal opinion) similar to that described in Section 7.3 hereof relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor hereunder and under its Guaranty in form and substance satisfactory to the Administrative Agent and such other instruments, documents, certificates and opinions as are reasonably required by the Administrative Agent in connection therewith.

               SECTION 8.24. MAINTENANCE OF SUBSIDIARIES. (A) GENERALLY. The Company shall not assign, sell or transfer, or permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary; PROVIDED, HOWEVER, that the foregoing shall not operate to prevent:

          (i) the merger of any Subsidiary into the Company or another Wholly-Owned Subsidiary in each case as permitted by Section 8.17 hereof; and

          (ii) the issuance, sale and transfer to any Person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such Person as a director of such Subsidiary.

               (b) HOUSE OF BLUES. The Company shall not consent to any termination of its interest as a joint venturer in the House of Blues Venture and shall not reduce its equity interest in the House of Blues Venture below 50%; PROVIDED, HOWEVER, that nothing herein nor in any Collateral Document shall operate to prevent:

          (i) termination of the Company's interest as a joint venturer in the House of Blues Venture as the result of the exercise by the Company's joint venture partner of such partner's purchase option in accordance with the terms of the agreement governing the House of Blues Venture; or

          (ii) reduction or termination of the Company's interest as a joint venturer in the House of Blues Venture if and to the extent that such reduction or termination will not have any Material Adverse Effect and, in the reasonable judgment of the Company, is advantageous to the Company; or

          (iii) reduction of the Company's interest as a joint venturer in the House of Blues Venture as the result of the admission of a new joint venturer to the House of Blues Joint Venture who succeeds to the Company's former interest as a joint venturer therein if and to the extent that such reduction will not have any Material Adverse Effect and, in the reasonable judgment of the Company, the admission of such new venturer will be advantageous to the Company.

               SECTION 8.25. NATURE OF BUSINESS. The Company will not, nor will it permit any Subsidiary to, engage in any business or activity if, as a result, the business which would then be engaged in by the Company and its Subsidiaries taken as a whole would be materially different from the business in which they are engaged as of the date hereof.

               SECTION 8.26. SUBORDINATED DEBT. The Company will not, and will not permit any Subsidiary to, amend or modify the terms and conditions applicable to any Subordinated

Debt, except that the Company may agree to a decrease in the interest rate or premium applicable thereto or to a deferral of repayment of any of principal of or interest or premium on any Subordinated Debt beyond the due date applicable thereto as of the date such indebtedness is initially approved by the Administrative Agent and Required Lenders. The Company will not, and will not permit any Subsidiary to, make any payment of principal, interest or premium, if any, on or in respect of any Subordinated Debt or otherwise acquire, prepay or retire any such Subordinated Debt prior to the maturities thereof or prior to any other times required for payment thereof as are in force and effect as of the date such indebtedness is initially approved by the Administrative Agent and Required Lenders; PROVIDED, HOWEVER, that (i) the Company may prepay the Intersound Sub Debt in whole or part at any time prior to May 31, 1998 if at the time of each such prepayment and immediately after giving effect thereto, no Default or Event of Default shall occur or be continuing and (ii) the Company may make such payment as will settle (with prejudice) litigation by the holder of the Intersound Sub Debt to enforce its collection if at the time of each such payment and immediately after giving effect thereto, (1) no Default or Event of Default shall occur or be continuing and (2) the Company can demonstrate that on a PRO FORMA basis after giving effect to the subject payment, (x) the Company will be in compliance with all the Financial Covenants as of (and after giving effect to) the payment in question (compliance to be determined on a PRO FORMA basis as if the payment in question took place on the first day of any accounting period with reference to which such compliance is being determined) and (y) Availability will be positive at all times during the twelve (12) calendar months following such payment.

               SECTION 8.27. DOUBLE NEGATIVE PLEDGE. The Company will not, and will not permit any Subsidiary to, agree (other than in the Loan Documents) with another party not to pledge, mortgage or otherwise encumber or subject to, or not to permit to exist upon or be subjected to, any lien, security interest or charge upon, any assets or property of any kind or character at any time owned by the Company (including its stock in the Subsidiaries) or any Subsidiary, other than (i) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries, (ii) customary provisions in contracts (including without limitation the licenses, leases and agreements described in the last sentence of Section 4.1 hereof) restricting the assignment of, or granting of a lien or security interest in, such contracts, the rights therein or in the interest or Property conveyed thereby, (iii) restrictions on a Subsidiary's Property imposed under agreements relating to indebtedness incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by a Borrower and outstanding on such acquisition date but not incurred in contemplation of such acquisition,
(iv) restrictions in the agreement creating the House of Blues Venture restricting the Company's disposition of its equity interest therein and (v) agreements governing purchase money indebtedness and Capitalized Lease Obligations permitted by Section 8.8 hereof not to take any such action with respect to the Property to such purchase money lien or Capitalized Lease.

               SECTION 8.28. INTERSOUND. Intersound shall take such action as the Company is required by this Agreement to cause Intersound to take, and shall refrain from taking such action as the Company is required by this Agreement to prohibit Intersound from taking.

               SECTION 8.29. INTEREST RATE PROTECTION. On or before February 28, 1998, the Borrowers will hedge their interest rate risk on at least $10,000,000 in principal amount of the Term Loan, or if less, the principal amount outstanding on the Term Loan, through the use of one or more interest rate swaps, interest rate caps, interest rate collars or other recognized interest rate hedging arrangements (collectively, "HEDGING ARRANGEMENTS"), with all of the foregoing to effectively limit the amount of interest that the Borrowers must pay on notional amounts of not less than such portion of the Term Loan to not more than the rate of 11% per annum for a period ending no earlier than June 30, 1999 and to be with the Lenders, their respective Affiliates or with other parties reasonably acceptable to the Required Lenders. If the Company enters into any Hedging Arrangements with any Lender, the Company's obligations to such Lender in connection with such Hedging Arrangements do not constitute usage of the Commitments of such Lender.

SECTION 9.     EVENTS OF DEFAULT AND REMEDIES.

               SECTION 9.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "EVENT OF DEFAULT" hereunder:

          (a) default in the payment of any amount of the principal of or interest on any Note or any reimbursement obligation owing under any Application in each case when due, whether at the stated maturity thereof or at any other time provided for in this Agreement and the continuance of such default for two (2) Business Days in the case of principal and five (5) Business Days in the case of interest, or default in the payment when due of any fee, charge or other amount payable by any Borrower hereunder or under any other Loan Document and the continuance of such default for five (5) Business Days, in each case, after notice thereof to any Borrower from the Administrative Agent or any Lender; or

          (b) default in the observance or performance of any covenant set forth in Sections 2.7, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13, 8.14,
     8.15, 8.16, 8.17, 8.18, 8.19, 8.20, 8.23, 8.24, 8.26 or 8.27 hereof or of any Collateral Document dealing with the use, disposition or remittance of the proceeds of Collateral or the maintenance of insurance thereon or default after notice to any Borrower in the observance or performance of any covenant set forth in Section 8.5(i) hereof; or

          (c) default in the observance or performance of any other provision hereof or any of the other Loan Documents which is not remedied within thirty (30) days after written notice thereof to any Borrower by any Lender or by the holder of any Note; or

          (d) any representation or warranty made herein or in any of the other Loan Documents or in any statement or certificate furnished pursuant hereto or thereto, or in connection with any advance or issuance made hereunder or by any person in connection with the transactions contemplated hereby, proves untrue in any material respect as of the date of the issuance or making thereof, and shall not be made good within thirty (30) days after notice thereof to any Borrower by any Lender or by the holder of any Note; or

          (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents (with any grace period applicable to such event having expired), or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby aggregating in excess of $250,000 except as expressly permitted by the terms thereof, or any Borrower or Guarantor takes any action for the purpose of repudiating or rescinding any Loan Document executed by it; or

          (f) default shall occur in the payment when due (whether by lapse of time, acceleration or otherwise) of any Indebtedness for Borrowed Money aggregating in excess of $500,000 issued, assumed or guaranteed by the Company or any Subsidiary or any other event of default shall occur with respect to any such Indebtedness for Borrowed Money beyond any period of grace provided therefor if the effect thereof (in each case) is to permit the maturity of such Indebtedness for Borrowed Money to be accelerated or to permit the holders thereof to elect a majority of the Board of Directors of the Company (provided that any such default in respect of the Intersound Sub Debt shall not constitute an Event of Default under this subsection (f) if and so long as (i) no judgment has been rendered against the Company or any Subsidiary for an amount more than $1,000,000 in excess of the principal of and accrued interest owing on the Intersound Sub Debt, (ii) no action has been taken by the judgment creditor to execute upon or similarly enforce such judgment and within ten (10) calendar days after its entry, action to enforce such judgment has been lawfully stayed and (iii) at all times after the tenth calendar day following the entry of such judgment, the sum of (A) Availability under the Revolving Credit and (B) the cash and Cash Equivalents of the Company and its Subsidiaries taken as a whole exceeds the amount of such judgment, both for principal and interest thereon by at least $50,000); or

          (g) any judgment or judgments, writ or writs or warrant or warrants or attachment, or any similar process or processes in an aggregate amount in excess of $500,000 more than the amount, if any, covered by insurance (as to which the insurer has not disclaimed or disputed in writing its obligations for coverage or otherwise failed to pay when due) shall be entered or filed against the Company or any Subsidiary or against any of the property or assets of any of them and remains undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or

          (h) any event occurs or condition exists which is specified as an event of default under any of the other Loan Documents after the expiration of any applicable notice or grace periods; or

          (i) any agreement purporting to subordinate payment of any Subordinated Debt to the prior payment of any Loan or any other Obligations shall purport to be terminated or shall cease to have any force or effect; or

          (j) the Company or any Subsidiary makes any payment or other distribution on account of the principal of or interest on any Subordinated Debt or any other indebtedness, which payment or distribution is prohibited under the terms of any instrument subordinating such indebtedness to the prior payment of the Loans or any of the other Obligations (provided that the payment permitted by this Agreement of the Intersound Sub Debt shall not constitute an Event of Default under this subsection (j)); or

          (k) Intersound shall cease at any time and for any reason to be a Wholly-Owned Subsidiary of the Company (except as the result of its merger into the Company as permitted or required by Section 8.17 hereof); or

          (l) the Polygram Distribution Agreement shall be terminated prior to December 31, 2002 and shall have not been replaced by a binding written contract with Polygram or any other similarly situated distribution company (it being understood and agreed that EMI, Sony, WEA, BMG and UNI are each such a company as of the Closing Date) on substantially similar terms and conditions for substantially similar services (except that such replacement contract shall not prohibit blanket liens on assets to secure credit extended to the Company and its Subsidiaries for general corporate purposes); or

          (m) any Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(n) hereof; or

          (n) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 9.1(m)(v) shall be instituted against any Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

               SECTION 9.2. REMEDIES GENERALLY. When any Event of Default described in subsections 9.1(a) to 9.1(l), both inclusive, has occurred and is continuing, the Administrative Agent may (and shall, upon request of the Required Lenders), by notice to any Borrower, take any or all of the following actions:

          (a) terminate the obligation of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice (such termination shall be effective upon verbal notification, the Administrative Agent hereby agreeing to provide written notification thereof to any Borrower as soon as practical thereafter);

          (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest, and all fees, charges and commissions payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

          (c) enforce any and all rights and remedies available under the Loan Documents or applicable law.

               SECTION 9.3. REMEDIES UPON INSOLVENCY. When any Event of Default described in subsections 9.1(m) or (n) has occurred and is continuing, then (a) the then unpaid balance of the Notes, including both principal and interest, and all fees, charges and commissions and other Obligations payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, (b) the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately and automatically terminate, and (c) the Administrative Agent may exercise all remedies available to it under the Loan Documents or applicable law.

               SECTION 9.4. COLLATERAL FOR UNDRAWN LETTERS OF CREDIT. When any Event of Default, other than an Event of Default described in subsection
(m) or (n) of Section 9.1, has occurred and is continuing, the Borrowers shall, upon demand of the Administrative Agent (which demand shall be made upon the request of the Required Lenders), and when any Event of Default described in subsection (m) or (n) of Section 9.1 has occurred the Borrowers shall, without notice or demand from the Administrative Agent, immediately pay to the Administrative Agent the full amount of each Letter of Credit then outstanding, the Borrowers agreeing to immediately make such payment and acknowledging and agreeing that the Administrative Agent and the Lenders would not have an adequate remedy at law for failure of the Borrowers to honor any such demand and that the Administrative Agent and the Lenders shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws have been made under any such Letters of Credit.

SECTION 10.    THE ADMINISTRATIVE AGENT.

               SECTION 10.1. APPOINTMENT AND AUTHORIZATION. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers hereunder and under the Loan Documents as are designated to the Administrative Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders acknowledge and agree that the Administrative Agent is not a trustee or other fiduciary for them. The Administrative Agent may resign at any time by sending twenty (20) days' prior written notice to the Company and the Lenders and may be removed by the Required Lenders upon twenty (20) days' prior written notice to the Company and the Lenders. In the event of any such resignation or removal the Required Lenders may, with written consent by the Company (which consent shall not be unreasonably withheld), appoint a new agent, which shall succeed to all the rights, powers and duties of the Administrative Agent hereunder and under the Loan Documents; PROVIDED, HOWEVER, that no such consent from the Company shall be required for any such resignation or removal made during the continuance of any Event of Default. Any resigning or removed Administrative Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns or is removed and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and (i) the Borrowers shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Administrative Agent's rights in the Loan Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

               SECTION 10.2. RIGHTS AS A LENDER. The Administrative Agent has and reserves all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though it were not the Administrative Agent and the terms "LENDER" or "LENDERS" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Administrative Agent in its individual capacity as a Lender. The Administrative Agent reserves the right to engage in other business transactions with the Borrowers, the Subsidiaries and their Affiliates.

               SECTION 10.3. STANDARD OF CARE. The Lenders acknowledge that they have received and approved copies of the Loan Documents, and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Administrative Agent makes no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the other Loan Documents or of the liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Administrative Agent need not verify the worth or existence of the Collateral and may rely exclusively on reports of any Borrower in computing the Borrowing Base, provided that the Administrative Agent agrees to furnish the Lenders with copies of any field audit reports made in connection with inspections which it may make pursuant to Sections 2.5 or 8.5 hereof but the Administrative Agent makes no representations or warranties of any kind in connection therewith nor shall the Administrative Agent have any liability in connection therewith except for its own gross negligence or willful misconduct. The Lenders agree that neither the Administrative Agent nor any director, officer employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.
 The Administrative Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of any Borrower), unless it has actual knowledge of the untruthfulness of same. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists, absent actual knowledge thereof, unless notified to the contrary by a Lender. The Administrative Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, the Administrative Agent shall take such action with respect to the enforcement of its liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Lenders but unless and until the Required Lenders have given such direction the Administrative Agent shall take or refrain from taking such actions as it deems appropriate and in the best of interest of all Lenders. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been furnished to it as contemplated by Section 13.12 hereof. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Borrowers. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrowers and each Subsidiary and the Administrative Agent shall have no liability to any Lender with respect thereto.

               SECTION 10.4. COSTS AND EXPENSES. Each Lender agrees to reimburse the Administrative Agent for all out-of-pocket costs and expenses suffered or incurred by the Administrative Agent or any security trustee in performing its duties hereunder and under the other Loan Documents or in the exercise of any right or power imposed or conferred upon the Administrative Agent hereby or thereby, to the extent that the Administrative Agent is not promptly reimbursed for same by the Borrowers or out of the Collateral, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments.

               SECTION 10.5. INDEMNITY. The Lenders shall ratably indemnify and hold the Administrative Agent, and its directors, officers, employees, agents or representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs or expenses suffered or incurred by them under this Agreement or any of the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified.

               SECTION 10.6. SYNDICATION AGENT. Nothing in this Agreement shall impose any obligation on Bank of Montreal in its capacity as Syndication Agent. The Administrative Agent hereby irrevocably appoints Bank of Montreal as the Syndication Agent for the Lenders under the Loan Documents and hereby authorizes the Syndication Agent to take such action as the Syndication Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Syndication Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

SECTION 11.    JOINT AND SEVERAL LIABILITY AND GUARANTEES.

               SECTION 11.1. JOINT AND SEVERAL LIABILITY AND GUARANTEES. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Subsidiary party hereto or to a Guaranty (together with the Borrowers, individually a "GUARANTOR" and collectively the "GUARANTORS") hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders and each other holder of any of the Obligations, and each Borrower hereby unconditionally and irrevocably agrees to be jointly and severally liable to the Administrative Agent, the Lenders and such holders for, the due and punctual payment of all present and future indebtedness of the Borrowers evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowers under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrowers punctually to pay any indebtedness or other Obligations guaranteed hereby or for which the Borrowers agree hereby to be jointly and severally liable, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrowers.

               SECTION 11.2. GUARANTEE UNCONDITIONAL. The obligations of each Guarantor as a guarantor or joint and several obligor under the Loan Documents, including this Section 11, shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower or of any other Guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

          (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

          (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrowers, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Borrower or of any other Guarantor contained in any Loan Document;

         (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Administrative Agent, any Lender or any other Person, whether or not arising in connection herewith;

         (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrower, any other Guarantor or any other Person or Property;

         (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Borrower, regardless of what obligations of the Borrowers remain unpaid;

         (g) any invalidity or unenforceability relating to or against any Borrower or any other Guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrowers or any other Guarantor of the principal of or interest on any Note or any other amount payable by them under the Loan Documents; or

         (h) any other act or omission to act or delay of any kind by the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantors under the Loan Documents.

               SECTION 11.3. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Guarantor's obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrowers under this Agreement and all other Loan Documents shall have been paid in full at which time the Guarantors' obligations hereunder shall, subject to the following sentence, terminate.
If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrowers under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or of any Guarantor, or otherwise, each Guarantor's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

               SECTION 11.4. WAIVERS. (a) GENERAL. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender or any other Person against the Borrowers, another Guarantor or any other Person.

                (b) SUBROGATION AND CONTRIBUTION. Each Guarantor hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against any Person liable for payment of the Obligations, or as to any security therefor, unless and until the full amount owing on the Obligations has been paid and the Commitments have terminated; and the payment by such Guarantor of any amount pursuant to any of the Loan Documents on account of credit extended to any other Borrower shall not in any way entitle such Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Obligations or any proceeds thereof or any security therefor unless and until the full amount owing on the Obligations has been paid and the Commitments have terminated.

               SECTION 11.5. LIMIT ON RECOVERY. Notwithstanding any other provision hereof or of the Notes, the right of recovery against each Guarantor under this Section 11 or against a Borrower on the Notes issued by it shall not (to the extent required by or as may be necessary or desirable to ensure the enforceability against such Guarantor of its obligations hereunder or thereunder in accordance with the laws of the jurisdiction of its incorporation or where it carries on business) exceed $1.00 less than the amount which would render such Guarantor's obligations under this Section 11 and the Notes void or voidable under applicable law, including without limitation fraudulent conveyance law.

               SECTION 11.6. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrowers under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrowers, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

               SECTION 11.7. BENEFIT TO GUARANTORS. All of the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extension of credit hereunder.

               SECTION 11.8. GUARANTOR COVENANTS. Each Guarantor shall take such action as the Company is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Company is required by this Agreement to prohibit such Guarantor from taking.

SECTION 12.    CHANGE IN CIRCUMSTANCE.

               SECTION 12.1. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or any Note, if at any time any Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Administrative Agent (which shall in turn promptly notify the Company and the other Lenders) and the obligation of such Lender to create, continue or maintain any such LIBOR Portion under this Agreement shall terminate until it is no longer unlawful for such Lender to create, continue or maintain such LIBOR Portion. The

Borrowers, on demand, shall, if the continued maintenance of any such LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of the affected LIBOR Portion, together with all interest accrued thereon and all other amounts payable to such affected Lender with respect thereto under this Agreement; PROVIDED, HOWEVER, that the Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) may elect to convert the principal amount of the affected Portion into the Domestic Rate Portion, subject to the terms and conditions of this Agreement. Such payment or conversion of a LIBOR Portion shall be effective, if lawful, on the last day of the Interest Period then applicable thereto; otherwise, such payment or conversion must be made on the date of such demand.

               SECTION 12.2. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN ADJUSTED LIBOR. Notwithstanding any other provision of this Agreement or any Note, if prior to the commencement of any Interest Period, the Required Lenders shall determine in good faith that deposits in the amount of any LIBOR Portion of a Loan requested to be made, continued or effected by conversion for such Interest Period are not readily available to such Lenders in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then such Lenders shall promptly give notice thereof to the Administrative Agent (which shall in turn promptly notify the Company and the other Lenders) and the obligations of the Lenders to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

               SECTION 12.3. TAXES AND INCREASED COSTS. With respect to any LIBOR Portion, if any Lender shall reasonably determine that any change after the Closing Date in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline adopted after the Closing Date, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law), shall:

         (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR Portion;

         (ii) subject such Lender, any LIBOR Portion or a Note to the extent it evidences such a Portion to any Indemnified Taxes;

         (iii) change the basis of taxation of payments of principal and interest due from any Borrower to such Lender hereunder or under a Note to the extent it evidences any LIBOR Portion (other than by a change in Excluded Taxes); or

         (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, any LIBOR Portion, or its disbursement, or a Note to the extent it evidences any LIBOR Portion;

and such Lender shall determine in good faith that the result of any of the foregoing is to increase in any material respect the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then within fifteen (15) days of demand by such Lender the Borrowers shall pay to the Administrative Agent for the account of such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If a Lender makes such a claim for compensation, it shall provide to the Company (with a copy to the Administrative Agent) a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be deemed prima facie correct if reasonably determined.

               SECTION 12.4. CAPITAL ADEQUACY. If any Lender shall reasonably determine that the adoption, after the Closing Date, of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or credit extended by it hereunder to a level below that which such Lender could have achieved but for such law, rule, regulation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender, the Borrowers shall pay such additional amount or amounts as will compensate such Lender for such reduction in rate of return. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail shall be deemed PRIMA FACIE correct if reasonably determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods. A Lender shall not be entitled to compensation under this Section with respect to any change, adoption or interpretation (a "CHANGE") for any period prior to the earlier of (i) the date it notifies any Borrower of the Change or (ii) the date which is thirty
(30) days prior to the date such Lender obtains actual knowledge of the Change giving rise to the request for compensation if any Borrower is notified of the Change prior to the lapse of such 30-day period. Each Lender and the Administrative Agent shall use reasonable efforts to minimize the cost imposed on any Borrower in respect of any such increased capital requirement and shall compute the assessment of any such cost related to such increased capital on a nondiscriminatory basis among the Borrowers, on the one hand, and other borrowers to which it applies, on the other hand, and neither such Lender nor any corporation controlling such Lender nor the Administrative Agent shall be entitled to demand compensation or be compensated for any increased capital requirement from the Borrowers hereunder in excess of the amount so computed.

               SECTION 12.5. FUNDING INDEMNITY. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain its part of any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

         (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

         (ii) any failure by any Borrower to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then, upon the demand of such Lender, the Borrowers shall pay to the Administrative Agent for the account of such Lender such amount as will reimburse such Lender for such loss, cost or expense. If a Lender requests such a reimbursement, it shall provide to any of the Borrowers (with a copy to the Administrative Agent) a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be deemed prima facie correct if reasonably determined.

               SECTION 12.6. LENDING BRANCH. Each Lender may, at its option, elect to make, fund or maintain its pro rata share of the Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section
13.12 hereof or at such of its branches or offices as such Lender may from time to time elect. To the extent reasonably possible, a Lender shall designate an alternate branch or funding office with respect to its pro rata share of the LIBOR Portions to reduce any liability of any of the Borrowers to such Lender under Section 12.3 hereof or to avoid the unavailability of an interest rate option under Section 12.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender. To the event reasonably possible, a Lender shall designate an alternate branch or funding office with respect to its pro rata share of any Revolving Loans or Letters of Credit affected by the occurrence of any event giving rise to the operations of Sections 1.3(e) or 12.4 hereof, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Sections.

               SECTION 12.7. DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its
Note in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under Sections 12.3, 12.4 and 12.5 hereof) shall be made as if each Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of its pro rata share of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period.

               SECTION 12.8. REPLACEMENT OF LENDER. (a) In the event that the Company receives from a Lender a certificate requesting an amount be paid to such Lender under Section 12.3, 12.4 or 12.5 hereof and the Required Lenders have not similarly made requests for payment arising out of the same circumstances, then the Company may request other Lenders hereunder to assume in full the Revolving Credit Commitment and Term Credit Commitment then in effect of the Lender requesting such amount be paid (such Lender in each case being herein referred to as the "REPLACEABLE LENDER"), and to purchase the Notes issued to the Replaceable Lender and its participation in the L/C Obligations at a price equal to the outstanding principal amount of such Notes and such participation and the Replaceable Lender's share of any accrued and unpaid interest on such Notes and participation plus accrued and unpaid commitment fees owed to the Replaceable Lender, and if any Lender or Lenders in their sole discretion agree so to assume in full the Revolving Credit Commitment and Term Credit Commitment of the Replaceable Lender (each an "ASSUMING LENDER"), and after payment by the Borrowers to the Replaceable Lender of all amounts due under this Agreement to such Lender (including any amount specified as due in a certificate submitted under Section 12.3, 12.4 or 12.5 hereof) not so paid by the Assuming Lender, then such assumption shall take place in the manner set forth in subsection (b) below. In the event no Lender or Lenders agrees to assume in full the Revolving Credit Commitment and Term Credit Commitment of the Replaceable Lender, then the Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) may nominate one or more banks or other financial institutions not then party to this Agreement so to assume in full the Revolving Credit Commitment and Term Credit Commitment of the Replaceable Lender, and if such nominated banks or other financial institutions are acceptable to the Administrative Agent and the Required Lenders in their sole discretion (excluding the Replaceable Lender), such assumption shall take place in the manner set forth in subsection (b) below and each such bank or other financial institution shall become a Lender hereunder (each a "NEW LENDER") and the Replaceable Lender shall no longer be a party hereto or have any rights hereunder.

               (b) In the event a Replaceable Lender's Revolving Credit Commitment is to be assumed in full by an Assuming Lender or a New Lender, then such assumption shall take place on a date acceptable to the Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof), the Replaceable Lender and the Assuming Lender or New Lender, as the case may be, and such assumption shall take place through the payment of all amounts due under this Agreement to the Replaceable Lender and the execution of such instruments and documents as shall, in the reasonable opinion of the Administrative Agent, be reasonably necessary or appropriate for the Assuming Lender or New Lender to assume in full the Revolving Credit Commitment and Term Credit Commitment of the Replaceable Lender (including, without limitation, the issuance of a new Note and the execution of an appropriate Assignment Agreement making any New Lender a party hereto) and for the Borrower's obligations to such Assuming or New Lender to be secured with the Collateral. In the event no Assuming Lender or New Lender agrees to assume in full the Revolving Credit Commitment of the Replaceable Lender, then such Replaceable Lender shall remain a Lender party hereto and its Revolving Credit Commitment and Term Credit Commitment shall remain in effect.

SECTION 13.    MISCELLANEOUS.

               SECTION 13.1. WITHHOLDING TAXES. (a) PAYMENTS FREE OF WITHHOLDING. Except as otherwise required by law and subject to Section 13.1(b) hereof, each payment by each Borrower and each Guarantor under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future Indemnified Taxes. If any such withholding is so required, the relevant Borrower or Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent free and clear of such Indemnified Taxes (including any Indemnified Taxes on such additional amount) is equal to the amount which that Lender or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Lender pays any amount in respect of any such Indemnified Taxes, penalties or interest, the Borrowers shall reimburse the Administrative Agent or that Lender for that payment on demand in the currency in which such payment was made. If any Borrower or any Guarantor pays any such Indemnified Taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Lender or the Administrative Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any Indemnified Taxes paid or payable by it because of any Indemnified Taxes, penalties or interest paid by any Borrower or any Guarantor and evidenced by such a tax receipt, such Lender or Administrative Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Borrower or Guarantor, as applicable, such amount as such Lender or Administrative Agent determines is attributable to such deduction or withholding and which will leave such Lender or Administrative Agent (after such payment) in no better or worse position than it would have been in if the Borrower or Guarantor had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Lender and the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or the Administrative Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

               (b) U.S. WITHHOLDING TAX EXEMPTIONS. Each Foreign Lender shall submit to the Company and the Administrative Agent on or before the earlier of the date the initial Loan is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Company and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Loans.

               (c) INABILITY OF LENDER TO SUBMIT FORMS. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company or Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection
(b) of this Section 13.1, or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Company and the Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

               (d) LENDER REPLACEMENT. (i) If any Borrower or Guarantor is required to make any reduction or withholding with respect to any payment due any Lender under this Section 13.1, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 13.1(a) in the future and (y) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

               (ii) If any Borrower or Guarantor is required to make any reduction or withholding with respect to any payment due any Lender under this Section 13.1 (in any such case a "REPLACEABLE LENDER"), the Company may require that another bank (a "REPLACEMENT LENDER"), which bank may be an existing Lender, be substituted for and replace the Replaceable Lender for purposes of this Agreement. If a Replacement Lender is so substituted for the Replaceable Lender, the Replaceable Lender shall enter into an Assignment Agreement with the Replacement Lender, the Borrowers and the Administrative Agent to assign and transfer to the Replacement Lender the Replaceable Lender's Commitments, Loans and participations in the credit risk with respect to the Letters of Credit hereunder pursuant to and in accordance with the provisions and requirements of

Section 13.12 hereof and, as a condition to its execution thereof, the Replaceable Lender shall concurrently receive the full amount of its Loans, interest thereon, and all accrued fees and other amounts to which it is entitled under the Loan Documents.

               SECTION 13.2. DOCUMENTARY TAXES. The Borrowers agree to pay any documentary, stamp or similar taxes payable in respect to this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

               SECTION 13.3. WAIVERS, MODIFICATIONS AND AMENDMENTS. Any provision hereof or of any of the other Loan Documents may be amended, modified, waived or released upon the written consent of the Borrower and the Required Lenders and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; PROVIDED, HOWEVER, that without the consent of each Lender no such amendment, modification or waiver shall increase the amount or extend the term of any Commitment of such Lender or increase the dollar limit on Letters of Credit available hereunder or reduce the interest rate applicable to or extend the maturity (including any scheduled installment of a specified amount) of any principal, interest or fees owed to such Lender or reduce the amount of any principal, interest or fees to which such Lender is entitled hereunder or advance rate used in determining the Borrowing Base or release any substantial (in value) part of the collateral security afforded by the Collateral Documents (except in connection with a sale or other disposition required or permitted to be effected by the provisions hereof or of the Collateral Documents) or release any Guarantor or change this Section 13.3 or change the definition of "REQUIRED LENDERS" or change the number of Lenders required to take any action hereunder or under any of the other Loan Documents, it being understood that waivers or modifications of covenants, Defaults or Events of Default (other than those set forth in Section 9.1(m) and (n) hereof) or of a mandatory prepayment may be made at the discretion of the Required Lenders and shall not constitute an increase of a Commitment of any Lender. No amendment, modification or waiver of the Administrative Agent's protective provisions shall be effective without the prior written consent of the Administrative Agent.

               SECTION 13.4. COSTS AND EXPENSES. The Borrowers agree to pay within ten (10) days of demand therefor the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder, and the reasonable costs and expenses of the Administrative Agent and the Lenders in connection with the recording or filing of any of the foregoing, and in connection with the transactions contemplated hereby or thereby, and the reasonable costs and expenses of the Administrative Agent and the Lenders in connection with any consents hereunder or waivers or amendments hereto or thereto, including in each case the reasonable fees and expenses of Chapman and Cutler, counsel for the Administrative Agent, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated). The Borrowers further agree to pay to Administrative Agent and the Lenders and any other holders of the Obligations all reasonable costs and expenses (including court costs and reasonable attorneys' fees, but excluding the allocated costs of inhouse counsel), if any, incurred or paid by the Administrative Agent, the Lenders or any other holders of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any of the other Loan Documents or any other instrument or document delivered hereunder or thereunder. The Borrowers further agree to indemnify and save the Lenders, the Administrative Agent and any security trustee for the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders or the Administrative Agent in connection with any action, suit or proceeding brought against the Administrative Agent, or any security trustee or any Lender by any Person (but excluding attorneys' fees for litigation solely between the Lenders to which no Borrower is a party) which arises out of the transactions contemplated or financed hereby or by any of the other Loan Documents or out of any action or inaction by the Administrative Agent, any security trustee or any Lender hereunder or thereunder or in connection with the Collateral, except for such thereof as is caused by the negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section 13.4 and the protective provisions of Section 2 and Section 12 hereof shall survive payment of the Obligations.

               SECTION 13.5. SURVIVAL OF REPRESENTATIONS AND INDEMNITIES. All representations and warranties made in the Loan Documents or pursuant thereto or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and of the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder. All indemnities and other provisions relative to reimbursement to any Lender of amounts sufficient to protect the yield of such Lender with respect to the Loans, including, but not limited to, Sections 12.3 and 12.4 hereof, shall survive the termination of this Agreement and the payment of the Notes.

               SECTION 13.6. WAIVER OF RIGHTS. No delay or failure on the part of any Lender or the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof, or the exercise of any other power or right, preclude any other right or the further exercise of any other rights. The rights and remedies hereunder of the Borrowers, the Administrative Agent, the Lenders and of the holder or holders of any Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

               SECTION 13.7 NON-BUSINESS DAY. If any payment of principal shall fall due on a day which is not a Business Day, interest at the rate such principal bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

               SECTION 13.8. NOTICES. All communications provided for herein shall be in writing or by telex or by telegraph, except as otherwise specifically provided for hereinabove, addressed, if to any Borrower at:

                         Platinum Entertainment, Inc.
                         2001 Butterfield Road, Suite 1400
                         Downers Grove, Illinois 60515
                         Attention: Chief Financial Officer
                         Telecopy:  630-769-0049
                         Telephone:  630-769-0033

                         with a copy (in case of notices of default) to:

                         SK-Palladin Partners, LP
                         c/o Alpine Capital Group
                         1285 Avenue of the Americas
                         New York, New York  10019-6064
                         Telecopy:  (212) 641-5065
                         Attention:  Mark J. Schwartz

                         and

                         MAC Music LLC
                         c/o Alpine Capital Group
                         1285 Avenue of the Americas
                         New York, New York  10019-6064
                         Telecopy:  (212) 641-5148
                         Attention:  Lorraine Jackson

or if to the Administrative Agent or Lenders at their respective addresses set forth opposite their respective signatures hereto, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 13.8. Any notice in writing shall be deemed to have been given or made when served personally or when received if sent by United States mail, and any notice given by telex, or telegraphic or means shall be deemed given when transmitted (answer back confirmed); provided that any notice to the Administrative Agent or any Lender under
Section 1 or Section 2 hereof shall only be effective upon receipt.

               SECTION 13.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

               SECTION 13.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers and their successors and assigns, and shall be binding upon and inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns, including any subsequent holder of any Note. No Borrower may assign its rights or obligations hereunder without the prior written consent of the Lenders.

               SECTION 13.11. PARTICIPATIONS. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "PARTICIPANT"), provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) the Administrative Agent must consent, which consent shall not be unreasonably withheld, to a Participant which is neither an original signatory of this Agreement nor an Affiliate of such a signatory, (iii) no Lender shall agree with a Participant that such Lender will not exercise any of its rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders, (iv) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder and such Lender shall remain a "LENDER" for all purposes of this Agreement and (v) no Participant may be a competitor or customer of the Company or any of its Affiliates unless the Company consents in writing to such participation.

               SECTION 13.12. ASSIGNMENT AGREEMENTS. Each Lender may, from time to time upon at least five (5) Business Days' prior written notice to the Administrative Agent and the Company, assign to other commercial lenders all or part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Notes then owned by such assigning Lender, together with an equivalent proportion of its Commitments to make Loans or participate in the credit risk on Letters of Credit hereunder) pursuant to an Assignment Agreement; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitments, Loans, Notes and credit risk with respect to Letters of Credit; (ii) unless the Administrative Agent otherwise consents, the aggregate amount of the Revolving Credit Commitment Term Loan of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) (x) in the case of assignments to Lender or an Affiliate of a Lender, shall in no event be less than $1,000,000 and shall be an integral multiple of $1,000,000 and (y) in the case of an assignment to any other Person, shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000; (iii) the Administrative Agent and (except if made during the continuance of any Event of Default hereunder) the Company must each consent, which consent shall not be unreasonably withheld, to each such assignment to a party which was neither an original signatory of this Agreement nor an Affiliate of such a signatory (it being understood and agreed that the Company's decision to withhold its consent to an assignee which is a customer or competitor of a Borrower or an Affiliate thereof is reasonable); and (iv) the assigning Lender must pay to the Administrative Agent a processing and recordation fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Administrative Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Company and the Administrative Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Borrowers being acquired by it, (i) such assignee lender shall thereupon become a "LENDER" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrowers shall execute and deliver new Notes to the assignee Lender in the respective amounts of its Revolving Credit Commitment and its share of the Term Loan and new Notes to the assigning Lender in the respective amount of its Revolving Credit Commitment and its share of the Term Loan after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "NOTES" for all purposes of this Agreement and of the other Loan Documents. Upon its receipt of such new Notes, the assigning Lender shall return to the Company the old Notes so replaced.

               SECTION 13.13. CONSTRUCTION. The parties hereto acknowledge and agree that this Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Agreement.

               SECTION 13.14. ENTIRE AGREEMENT. This Agreement and the Loan Documents and any separate agreement concerning fees constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

               SECTION 13.15. HEADINGS. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

               SECTION 13.16. CONFIDENTIALITY. Any information disclosed by the Company or any of its Subsidiaries to the Administrative Agent or any of the Lenders shall be used solely for purposes of this Agreement and for the purpose of determining whether or not to extend other credit or financial accommodations to the Company or its Subsidiaries and, if such information is not otherwise in the public domain, shall not be disclosed by the Administrative Agent or such Lender to any other Person except (i) to its independent accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order, subpoena or other legal process, (iv) to the Administrative Agent or any other Lender, (v) pursuant to any agreement heretofore or hereafter made between such Lender and the Company which permits such disclosure, (vi) in connection with the exercise of any right or remedy under the Loan Documents, provided that such Lender or the Administrative Agent, as applicable, shall give a Borrower prior written notice of any such disclosure if lawful or (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any obligation or Commitment.

               SECTION 13.17. EXCLUSIVE JURISDICTION. (A) EXCEPT AS PROVIDED IN SUBSECTION (B), THE LOAN PARTIES, THE LENDERS AND THE ADMINISTRATIVE AGENT AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND WHETHER

ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, BUT EACH OF THE LOAN PARTIES, THE LENDERS AND THE ADMINISTRATIVE AGENT ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. EACH LOAN PARTY WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

               (B) OTHER JURISDICTIONS. EACH LOAN PARTY AGREES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL EACH HAVE THE RIGHT TO PROCEED AGAINST ANY LOAN PARTY OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENT OR ANY LENDER TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY LENDER. EACH LOAN PARTY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

               SECTION 13.18. WAIVER OF JURY TRIAL. THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE AGENTS OR EITHER OF THEM OR ANY LENDER AND ANY LOAN PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               SECTION 13.19. GOVERNING LAW. This Agreement and the Notes, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of Illinois.

                          [SIGNATURE PAGES TO FOLLOW]

               Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

               Executed and delivered as of this 12th day of December, 1997.

                                   PLATINUM ENTERTAINMENT, INC.


                                   By:  /s/ Steven Devick
                                      --------------------------------
                                      Name:  Steven Devick
                                      Title: President


                                   INTERSOUND, INC.


                                   By:  /s/ Steven Devick
                                      --------------------------------
                                      Name:  Steven Devick
                                      Title: President


                                   RIVER NORTH RECORDS, INC.


                                   By:  /s/ Steven Devick
                                      --------------------------------
                                      Name:  Steven Devick
                                      Title: President


                                   CGI RECORDS, INC.


                                   By:  /s/ Steven Devick
                                      --------------------------------
                                      Name:  Steven Devick
                                      Title: President


                                   LEXICON MUSIC, INC.


                                   By:  /s/ Steven Devick
                                      --------------------------------
                                      Name:  Steven Devick
                                      Title: President


                                   LIGHT RECORDS, INC.


                                   By:  /s/ Steven Devick
                                      --------------------------------
                                      Name:  Steven Devick
                                      Title: President

                                   THE RECORDING EXPERIENCE, INC.


                                   By:  /s/ Steven Devick
                                      --------------------------------
                                      Name:  Steven Devick
                                      Title: President


                                   JUSTMIKE MUSIC, INC.


                                   By:  /s/ Steven Devick
                                      --------------------------------
                                      Name:  Steven Devick
                                      Title: President


                                   PEG PUBLISHING, INC.


                                   By:  /s/ Steven Devick
                                      --------------------------------
                                      Name:  Steven Devick
                                      Title: President


                                   ROYCE PUBLISHING, INC.


                                   By:  /s/ Steven Devick
                                      --------------------------------
                                      Name:  Steven Devick
                                      Title: President

               Accepted and agreed to in Chicago, Illinois as of the day and year last above written.

               Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of set-off or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under this Agreement, any of the other Loan Documents or otherwise) in respect of the Obligations in a greater amount than such Lender would have received had such payment been made to the Administrative Agent and been distributed among the Lenders as contemplated by Section 3.2 or 3.3 hereof, as applicable, then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations of the Borrowers to such Lenders in such amount as shall result in a distribution of such payment as contemplated by Section
3.2 or 3.3 hereof, as applicable. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest.

Amount and Percentage of Commitments:

Revolving Credit Commitment:
$10,000,000 (100.0%)

Term Credit Commitment:
$20,000000 (100.0%)


                                   BANK OF MONTREAL, individually and as
                                     Administrative Agent


                                   By:  /s/ Jeffrey Titus
                                       --------------------------------
                                       Name: Jeffrey Titus
                                            ---------------------------
                                        Title:    Director
                                              -------------------------

                                     Mailing Address:
                                     115 South LaSalle Street
                                     Chicago, Illinois  60603
                                     Attention:  Global Distribution
                                     Telephone:  312-750-6046
                                     Telecopy:  312-750-3834

                                 EXHIBIT A

                         PLATINUM ENTERTAINMENT, INC.
                             REVOLVING CREDIT NOTE

$______________                                            ______________, 1997

               For value received on the Revolving Credit Termination Date, the undersigned, Platinum Entertainment, Inc., a Delaware corporation (the "COMPANY"), and Intersound, Inc., a Delaware corporation ("INTERSOUND") (the Company and Intersound being hereinafter referred to collectively as the "BORROWERS"), hereby jointly and severally promise to pay to the order of ____________________________ (the "LENDER"), at the principal office of Bank of Montreal in Chicago, Illinois (i) the principal sum of ____________________________ Dollars ($_________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Loans owing from the Borrowers to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

               This Note evidences indebtedness constituting the "DOMESTIC RATE PORTION" and "LIBOR PORTIONS" as such terms are defined in that certain Credit Agreement dated as of December 12, 1997, by and among the Borrowers, certain Subsidiaries of the Company, Bank of Montreal individually and as Administrative Agent and certain lenders which are or may from time to time become parties thereto (the "CREDIT AGREEMENT") made and to be made to the Borrowers by the Lender under the Revolving Credit provided for under the Credit Agreement and the Borrowers hereby jointly and severally promise to pay interest at the office specified above on each loan evidenced hereby at the rates and times specified therefor in the Credit Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement, and this Note is subject to the terms of the Credit Agreement.

               Each loan made under the Revolving Credit provided for in the Credit Agreement by the Lender to a Borrower against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Lender shall be PRIMA FACIE evidence of the unpaid balance of this Note and the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto.

               This Note is issued by the Borrowers under the terms and provisions of the Credit Agreement and is secured, inter alia, by certain security agreements and other instruments and documents from the Company and certain of its Subsidiaries, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, equally and ratably with all other indebtedness thereby secured, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity upon the occurrence of an Event of Default specified in the Credit Agreement, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

               THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

               The Borrowers hereby waive presentment for payment.

                                   PLATINUM ENTERTAINMENT, INC.



                                   By
                                     ___________________________
                                     Name:  Steven Devick
                                     Title: President


                                   INTERSOUND, INC.



                                   By
                                     ___________________________
                                     Name:  Steven Devick
                                     Title: President

                                  EXHIBIT B

                         PLATINUM ENTERTAINMENT, INC.
                               TERM CREDIT NOTE


$______________                                             _____________, 1997

               For value received, the undersigned, Platinum Entertainment, Inc., a Delaware corporation (the "COMPANY") and Intersound, Inc., a Delaware corporation ("INTERSOUND"; the Company and Intersound being hereinafter referred to collectively as the "BORROWERS"), hereby jointly and severally promise to pay to the order of __________________________ (the "LENDER"), at the principal office of Bank of Montreal in Chicago, Illinois the principal sum of _______________________________ Dollars ($_________), in installments as follows: eleven (11) consecutive quarterly installments (commencing on June 1, 1998 and continuing on the first day of each September, December, March and June occurring thereafter to and including December 1, 2000) with all such installments (except the last such installment) to be in an amount equal to $_____________ per installment and the last such installment to be in an amount equal to $______________ which shall be the full amount of the then unpaid principal balance of this Note.

               This Note evidences indebtedness constituting the "DOMESTIC RATE PORTION" and "LIBOR PORTIONS" as such terms are defined in that certain Credit Agreement dated as of December 12, 1997, by and among the Borrowers, certain Subsidiaries of the Company, Bank of Montreal individually and as Administrative Agent and certain lenders which are or may from time to time become parties thereto (the "CREDIT AGREEMENT") made or to be made to the Borrowers by the Lender under the Term Credit provided for under the Credit Agreement and the Borrowers hereby jointly and severally promise to pay interest at the office specified above on the loan evidenced hereby at the rates and times specified therefor in the Credit Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement, and this Note is subject to the terms of the Credit Agreement.

               Any repayment of principal hereon, the status of indebtedness evidenced hereby from time to time as part of the Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof) and the Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Lender shall be PRIMA FACIE evidence of the unpaid balance of this Note and the status of indebtedness evidenced hereby from time to time as part of the

Domestic Rate Portion or a LIBOR Portion and the interest rates and interest periods applicable thereto.

               This Note is issued by the Borrowers under the terms and provisions of the Credit Agreement and is secured, inter alia, by certain security agreements and other instruments and documents from the Company and certain of its Subsidiaries, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, equally and ratably with all other indebtedness thereby secured, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity upon the occurrence of an Event of Default specified in the Credit Agreement, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

               THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

               The Borrowers hereby waive presentment for payment.


                                       PLATINUM ENTERTAINMENT, INC.


                                       By
                                         ---------------------------------
                                         Name:  Steven Devick
                                         Title: President


                                       INTERSOUND, INC.


                                       By
                                         ---------------------------------
                                         Name:  Steven Devick
                                         Title: President

                                  EXHIBIT C

                          BORROWING BASE CERTIFICATE

TO: Bank of Montreal as Administrative Agent under, and the Lenders party to, the Credit Agreement described below

               Pursuant to the terms of the Credit Agreement dated as of December 12, 1997 among the undersigned and you (the "CREDIT AGREEMENT"), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate. Any capitalized terms used herein without definition shall have the same meanings as such terms have in the Credit Agreement.

I.  BORROWING BASE CALCULATIONS FOR PLATINUM ENTERTAINMENT, INC.
    (THE "COMPANY")

               A.   ACCOUNTS OF COMPANY IN BORROWING BASE

                    1.   Gross Accounts of Company                 _____________
                                                                        IA1
                    2.   Less:

                         (a)  Ineligible sales        _____________
                              (I.E., foreign
                              accounts unless exempted)

                         (b)  Owed by an account      _____________
                              debtor who is an Affiliate or Subsidiary

                         (c)  Owed by an account      _____________
                              debtor who is in an
                              insolvency or reorganization
                              proceeding

                         (d)  Unpaid more than        _____________
                              (i) 90 days past invoice date
                              for a Current Account or
                              (ii) 30 days past due date for
                              a Dated Account or (iii) 90 days
                              past relevant period for a
                              License Receivable

                         (e)  Ineligible because of   _____________
                              25% taint factor


                         (f)  Otherwise ineligible    _____________

                         Total Deductions                          _____________
                         (sum of lines IA2a - IA2f)                     IA2


                    3.   Eligible Accounts                         _____________
                         (line A1 minus line IA2)                       IA3

                    4.   Accounts in Borrowing Base                _____________
                         (line IA3 x .85)                          _____________
                                                                        IA4
               B.   FINISHED GOODS INVENTORY OF COMPANY IN
                    BORROWING BASE

                    1.   Gross inventory of Finished Goods         _____________
                         of Company                                     IB1

                    2.   Less:

                         (a)  Finished goods of       _____________
                              Company not located
                              at approved locations

                         (b)  Obsolete, slow moving,  _____________
                              not merchantable

                         (c)  Subject to Polygram
                              lien                    _____________

                         (d)  Otherwise ineligible    _____________

                         Total Deductions (sum of lines IB2a - IB2d)____________
                                                                        IB2

                    3.   Eligible Inventory of Finished            _____________
                         Goods (line IB1 minus line IB2)                IB3

                    4.   Eligible Inventory of Finished Goods      _____________
                         included in Borrowing Base determination  _____________
                         (line IB3 x .50)                               IB4

               C.   RAW MATERIALS INVENTORY OF COMPANY IN
                    BORROWING BASE

                    1.   Gross inventory of raw materials of Company____________
                                                                        IC1

                    2.   Less:

                         (a)  Raw materials of        _____________
                              Company not located
                              at approved locations

                         (b)  Obsolete, not           _____________
                              merchantable

                         (c)  Subject to Polygram
                              lien                    _____________

                         (d)  Otherwise ineligible    _____________

                         Total Deductions (sum of lines             ____________
                         IC2a - IC2d)                                   IC2

                    3.   Eligible Inventory of raw materials        ____________
                         (line IC1 minus line IC2)                      IC3

                    4.   Eligible Inventory of raw materials        ____________
                         included in Borrowing Base determination   ____________
                         (line IC3 x .50)                               IC4

               D.   INVENTORY OF COMPANY IN BORROWING BASE

                    1.   Eligible Inventory of Company in Borrowing ____________
                         Base (sum of Lines IB4 and IC4)                ID1

II.  BORROWING BASE CALCULATIONS FOR INTERSOUND, INC.
     ("INTERSOUND")

               A.   ACCOUNTS OF INTERSOUND IN BORROWING BASE

                    1.   Gross Accounts of Intersound               ____________
                                                                       IIA1
                    2.   Less:

                         (a)  Ineligible sales        _____________
                              (I.E., foreign accounts
                              unless exempted)

                         (b)  Owed by an account      _____________
                              debtor who is an Affiliate or Subsidiary

                         (c)  Owed by an account      _____________
                              debtor who is in an
                              insolvency or reorganization
                              proceeding

                         (d)  Unpaid more than        _____________
                              (i) 90 days past invoice date
                              for a Current Account or (ii) 30
                              days past due date for a Dated
                              Account or (iii) 90 days past relevant
                              period for a License Receivable

                         (e)  Ineligible because of   _____________
                              25% taint factor

                         (f)  Otherwise ineligible    _____________

                         Total Deductions                          _____________
                         (sum of lines IIA2a - IIA2f)                   IIA2


                    3.   Eligible Accounts of Intersound           _____________
                         (line IIA1 minus line IIA2)                    IIA3

                    4.   Accounts in Borrowing Base                _____________
                         (line IIA3 x .85)                         _____________
                                                                        IIA4
               B.   FINISHED GOODS INVENTORY OF INTERSOUND IN
                    BORROWING BASE

                    1.   Gross inventory of finished goods         _____________
                         of Intersound                                  IIB1

                    2.   Less:

                         (a)  Finished goods of       _____________
                              Intersound not located
                              at approved locations

                         (b)  Obsolete, slow moving,  _____________
                              not merchantable

                         (c)  Subject to Polygram
                              lien                    _____________

                         (d)  Otherwise ineligible    _____________

                         Total Deductions (sum of lines            _____________
                         IIB2a - IIB2d)                                 IIB2


                    3.   Eligible Inventory of finished            _____________
                         goods of Intersound (line II B1                IIB3
                         minus line II B2)

                    4.   Eligible Inventory of finished goods of   _____________
                         Intersound included in Borrowing Base     _____________
                         determination (line IIB3 x .50)                IIB4

               C.   RAW MATERIALS INVENTORY OF INTERSOUND IN
                    BORROWING BASE

                    1.   Gross inventory of raw materials          _____________
                         of Intersound                                  IIC1

                    2.   Less:

                         (a)  Raw materials of        _____________
                              Intersound not located
                              at approved locations

                         (b)  Obsolete, not           _____________
                              merchantable

                         (c)  Otherwise ineligible    _____________

                         (d)  Subject to Polygram
                              lien                    _____________

                         Total Deductions (sum of lines            _____________
                         IIC2a - IIC2d)                                 IIC2

                    3.   Eligible Inventory of Raw Materials of    _____________
                         Intersound (line IIC1 minus line IIC2)         IIC3

                    4.   Eligible Inventory of raw materials of    _____________
                         Intersound included in Borrowing Base     _____________
                         determination (line IIC3 x .50)                IIC4

               D.   INVENTORY OF INTERSOUND IN BORROWING BASE

                    1.   Eligible Inventory of Intersound in       _____________
                         Borrowing Base (sum of Lines IIB4 and IIC4)    IID1

III.  BORROWING BASE

                    1.   Gross Borrowing Base

                         (the sum of lines IA4, ID1, IIA4          _____________
                         and IID1)                                 _____________
                                                                        III
                    2.   Initial Reserves             _____________

                    3.   Additional Reserves          _____________

                    4.   Total Reserves (line III2 plus line III3) _____________
                                                                        III4

                    5.   Borrowing Base (line III1 less line III4) _____________
                                                                   _____________
                                                                        III

IV.  REVOLVING CREDIT OUTSTANDING TO THE COMPANY AND INTERSOUND

               A.   Loans to the Company              _____________
                    and Intersound

               B.   Letters of Credit for benefit
                    of the Company and Intersound     _____________

               Total Revolving Credit Outstanding                  _____________
                    (line IV A plus IV B)                          _____________
                                                                         IV

V.  UNUSED AVAILABILITY                                            _____________
                                                                   _____________
               (line III minus line IV)

               Dated as of this ___________ day of __________________, 19____.

                                       PLATINUM ENTERTAINMENT, INC.

                                       By________________________________

                                       Its_______________________________

                                   EXHIBIT D

                           COMPLIANCE CERTIFICATE

               This Compliance Certificate is furnished to Bank of Montreal, as Administrative Agent (the "ADMINISTRATIVE AGENT") pursuant to that certain Credit Agreement dated as of December 12, 1997, by and between Platinum Entertainment, Inc. (the "BORROWER"), certain of its Subsidiaries, the Administrative Agent and the Lenders party thereto (the "CREDIT AGREEMENT"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     THE UNDERSIGNED ON BEHALF OF THE COMPANY HEREBY CERTIFIES THAT:

          1.   I am the duly elected _____________________________________ of the Company;

          2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

          4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this certificate are, to the best of my knowledge, true, correct and complete as of the dates and for the periods covered thereby; and

          5. The Attachment hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

               Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event:

     ______________________________________________________________________
     ______________________________________________________________________

     ______________________________________________________________________
     ______________________________________________________________________

               The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 19___.

                                       PLATINUM ENTERTAINMENT, INC.

                                       By
                                         -------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                    ATTACHMENT TO COMPLIANCE CERTIFICATE
                        PLATINUM ENTERTAINMENT, INC.
                             INTERSOUND, INC.

               Compliance Calculations for Credit Agreement
                      Dated as of December 12, 1997
                  Calculations as of _____________, 19___
___________________________________________________________________________

A. CONSOLIDATED NET WORTH (SECTION 8.9)

   1.   Consolidated Net Worth (as defined) for         __________
        Company and Subsidiaries

   2.   As listed in Section 8.9, Consolidated Net
        Worth must be in an amount not less than        $_________

   3.   Company is in compliance?
        (Circle yes or no)                                Yes/No
                                                        __________
                                                        __________

B. LEVERAGE RATIO (SECTION 8.10)

   1.   Total Debt, as defined                          __________

   2.   Consolidated Net Income, as defined,
        for relevant period                __________

   3.   Amounts deducted in arriving at
        Consolidated Net Income from
        Line B2 in respect of
        (a)  Cash Interest Expense,
             as defined                    __________
        (b)  Taxes imposed on or
             measured by income on
             excess profits                __________
        (c)  Depreciation of fixed assets  __________
        (d)  Amortization of intangibles   __________
        (e)  Debt issuance costs           __________
        (f)  K-tel reserve                 __________
        (g)  Other non-cash charges        __________

   4.   Sum of Lines 2, 3(a), (b), (c), (d),
        (e), (f) and (g) ("CONSOLIDATED
        EBITDA")                           __________

   5.   Ratio of Total Debt (Line 1)
        to Consolidated EBITDA (Line 4)
        ("LEVERAGE RATIO")                                      :1
                                                        __________
                                                        __________

   6.   As listed in Section 8.10 as of the
        date of this Certificate, the Leverage
        Ratio shall not be greater than                         :1
                                                        __________
                                                        __________

   7.   Company is in compliance?
        (Circle yes or no)                                Yes/No
                                                        __________
                                                        __________

C. CONSOLIDATED WORKING CAPITAL (SECTION 8.11)

   1.   Consolidated current assets ("CURRENT ASSETS")  __________

   2.   Consolidated current liabilities
        ("CURRENT LIABILITIES")            __________

   3.   Current Maturities, as defined,
        on the Notes                       __________

   4.   Current Assets (Line 1) minus
        Current Liabilities (Line 2)
        plus Line 3 ("CONSOLIDATED WORKING
        CAPITAL")                                       $
                                                        __________

   5.   As listed in Section 8.11, Consolidated
        Working Capital must not be less than           $1,000,000
                                                        __________
                                                        __________

   6.   Company is in compliance?
        (Circle yes or no)                                Yes/No
                                                        __________
                                                        __________

D. INTEREST COVERAGE (SECTION 8.12)

   1.   Consolidated EBITDA for most
        recent quarter (from
        Line B4 above)                     __________

   2.   Cash Interest Expense for
        same quarter (from Line B3a)                    __________

   3.   Ratio of Consolidated EBITDA (Line 1)
        to Cash Interest Expense (Line 2)
        ("INTEREST COVERAGE RATIO")                             :1
                                                        __________
                                                        __________

   4.   As listed in Section 8.12, for
        the date of this Certificate,
        the Interest Coverage Ratio must
        be in an amount not less than                           :1
                                                        __________
                                                        __________

   5.   Company is in compliance?
        (Circle yes or no)                                Yes/No
                                                        __________
                                                        __________

E. FIXED CHARGE RATIO (SECTION 8.13)

   1.   Consolidated EBIDTA (from
        Line D1 above)                                  __________

   2.   Cash Interest Expense (from
        Line D2 above                      __________

   3.   Current Maturities, (from
        Line C3 above)                     __________

   4.   Capital Expenditures, as defined   __________

   5.   Taxes on or measured by income
        payable in cash                    __________

   6.   Restricted Payments, as defined    __________

   7.   Sum of Lines 2, 3, 4, 5 and 6
        ("FIXED CHARGES")                               __________

   8.   Ratio of Consolidated EBITDA
        (Line 1) to Fixed Charges
        (Line 7) ("FIXED CHARGE
        COVERAGE RATIO")                                        :1
                                                        __________
                                                        __________

   9.   As of the date of this Certificate,
        as listed in Section 8.13, Fixed
        Charge Coverage Ratio must not
        be less than                                            :1
                                                        __________
                                                        __________

  10.  Company is in compliance?
       (Circle yes or no)                                Yes/No
                                                        __________
                                                        __________

                                   EXHIBIT E

                        APPROVED COLLATERAL LOCATIONS

                                  FOR COMPANY

1.             2001 Butterfield Road
               Downers Grove, Illinois  60515

2.             5020 Chase Street
               Downers Grove, Illinois  60515

3.             1227 16th Avenue South
               Nashville, TN  37212

4.             Federal Whalen Moving & Storage
               920 Larch Avenue
               Elmhurst, Illinois  60126

                               FOR INTERSOUND

       (For Company as well after merger of Intersound into Company)

1.             2001 Butterfield Road
               Downers Grove, Illinois  60575

2.             11810 Wills Road
               Suite 110
               Alpharetta, GA  30201

3.             4100 Spring Valley Road
               Suite 800
               Dallas, Texas  75244

4.             10 Columbus Blvd.
               Suite 219
               Hartford, CT  06106

5.             333 Washington Ave. No.
               Suite 306 & 308
               Minneapolis, MN  55401

6.             Polygram Group Distribution, Inc.
               9999 E. 121st Street
               Fishers, IN  46038

                                   EXHIBIT F

                              GUARANTY AGREEMENT

                                                            _____________, 19___

Bank of Montreal,
 as Administrative Agent for the Lenders party
 to the Credit Agreement referred to below
115 South LaSalle Street
Chicago, Illinois  60603

Dear Sirs:

               Reference is made to the Credit Agreement, dated as of December 12, 1997 (the "CREDIT AGREEMENT") among Platinum Entertainment,
Inc., certain of its Subsidiaries, the Lenders named therein, Bank of Montreal as Administrative Agent for the Lenders. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement.

               The undersigned, [name of Guarantor], a [jurisdiction of incorporation] corporation, hereby elects to be a "GUARANTOR" for all purposes of the Credit Agreement, effective from the date hereof and the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Sections 2.7, 11, 13.17 and 13.18 thereof, as if the undersigned were a direct signatory party thereto.

               The undersigned confirms that (i) it is a Subsidiary of the Company, (ii) the execution, delivery and performance by it of this Guaranty is within its corporate powers, have been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its charter or by-laws or of any agreement or instrument to which the Company or the undersigned is a party or is subject, or by which the Company or the undersigned, or the Company's or the undersigned's property, is bound, or of any judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any lien on any asset of the Company or any of its Subsidiaries and (iii) the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as to the undersigned and its subsidiaries as of the date hereof.

               This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                       Very truly yours,

                                       [NAME OF GUARANTOR]

                                       By
                                         -------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                  EXHIBIT G

                         ASSIGNMENT AND ACCEPTANCE

                        Dated _____________, 19_____

               Reference is made to the Credit Agreement dated as of December 12, 1997 (the "CREDIT AGREEMENT") among Platinum Entertainment, Inc. ("PLATINUM") and Intersound, Inc.("INTERSOUND"; Platinum and Intersound collectively referred to herein as the "BORROWERS" and individually as a "BORROWER") the Lenders (as defined in the Credit Agreement) and Bank of Montreal, as Administrative and Syndication Agent for the Lenders (the "AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

               _____________________________________________________ (the
"ASSIGNOR") and _________________________ (the "ASSIGNEE") agree as follows:

               1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Revolving Credit Commitment as in effect on the Effective Date and the Revolving and Term Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Commitments, if any.

               2. The Assignor (i) represents and warrants that as of the date hereof (A) its Revolving Credit Commitment is $____________, (B) the aggregate outstanding principal amount of Assignor's Revolving Loans under the Credit Agreement that have not been repaid is $____________ and a description of the interest rates and interest periods for such Revolving Loans is attached as Schedule 1 hereto, (C) the aggregate principal amount of Assignor's outstanding L/C Commitment is $___________, and (D) the outstanding principal amount of Assignor's Term Loan is $__________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or any Guarantor or the performance or observance by any Borrower, or any Guarantor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

               3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to in Sections 8.5(b) and 8.5(c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

               4. As consideration for the assignment and sale contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $________________*. It is understood that commitment and/or Letter of Credit fees accrued to the date hereof with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

               5. The effective date for this Assignment and Acceptance shall be _____________, ______ (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Company for its acceptance and to the Administrative Agent for acceptance and recording by the Administrative Agent.

               6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

               7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

-------------------
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

               8. In accordance with Section 13.12 of the Credit Agreement, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrowers to execute and deliver to the Assignee a Revolving Credit Note payable to the Assignee in the amount of its Revolving Credit Commitment and a Term Credit Note in the amount of its share of the Term Loan and to the Assignor a new Revolving Credit Note payable to the Assignor in the amount of its Commitment after giving effect to the assignment hereunder, a new Term Credit Note in the amount of its share of the Term Loan.

               9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                       [ASSIGNOR LENDER]


                                       By:
                                         -------------------------------------
                                       Title:


                                       [ASSIGNEE LENDER]


                                       By:
                                         -------------------------------------
                                          Title:

                                       Lending Office (and
                                          address for notices):


                                       LIBOR Funding Office:


Accepted and consented this
____ day of ___________, 19__

PLATINUM ENTERTAINMENT, INC.


By:
   -------------------------------------
Title:
      ----------------------------------


Accepted and consented to by the Agent this _______ day of ___________, 19__

[AGENT]


By
  -------------------------------------
Title:
      ---------------------------------

                                  SCHEDULE 6.3

                                  SUBSIDIARIES


                            JURISDICTION OF INCORPORATION
                                  OR ORGANIZATION               PERCENTAGE
        NAME                                                    OWNERSHIP
River North Records, Inc.             Delaware                     100%
CGI Records, Inc.                     Delaware                     100%
Lexicon Music, Inc.                   Delaware                     100%
Light Records, Inc.                   Delaware                     100%
The Recording Experience, Inc.        Delaware                     100%
JustMike Music, Inc.                  Delaware                     100%
Peg Publishing, Inc.                  Delaware                     100%
Royce Publishing, Inc.                Delaware                     100%
Intersound, Inc.                      Delaware                     100%


                                  SCHEDULE 6.6

                                   LITIGATION

1. FINLEY -V- ENTERTAINMENT ARTISTS, INC. AND RIVER NORTH RECORDS, INC., Civil Action No. 95-5258 (United States District Court, Western District of Arkansas, Fayetteville Division).

     On April 23, 1997 judgment was entered against River North Records, Inc. in the amount of $95,182.00 in this matter. Enforcement of this judgment was stayed by order of the court entered July 9, 1997, upon approval of River North's appeal bond. The judgment is on appeal to the United States Court of Appeals for the Eighth Circuit, Case No. 97-298WAF. The plaintiff's original claims sought recovery for damages sustained on account of alleged misrepresentations concerning the appearance of Crystal Bernard at a Peter Cetera concert in Fayetteville, Arkansas. The Company believes it will be successful on appeal or, if unsuccessful, that the matter can be successfully compromised, with some recovery obtained from the Company's co-defendant in a contribution action. The Company is being defended in the appeal by William Putman of Mashburn & Taylor, Fayetteville, Arkansas.

2. GLAD, INC. DON NALLE, AND ED NALLE -V- LIGHT RECORDS, INC. CGI RECORDS, INC., RIVER NORTH RECORDS, INC., PLATINUM ENTERTAINMENT, INC., JUSTMIKE MUSIC, INC., AND JOSTE PUBLISHING, Civil Action No. 97 C 5721 (Northern District of Illinois, Eastern Division).

     The plaintiffs allege breach of contract, unjust enrichment, breach of implied covenant of good faith and fair dealing, conversion, and for declaratory relief and an accounting. The claims essentially arise out of recording and producing agreements with the group Glad, which the Company has sought to terminate on the grounds that recordings by the group lack commercial potential. The company believes most of the claims made in the complaint are without merit and believes its overall exposure in this matter lies in the range of $0 to $200,000. The company further believes a successful settlement may be obtained in this matter that does not involve significant cash payment. The Company is being defended in this action by Katten, Muchin & Zavis, Chicago, Illinois.

3. CRT CUSTOM PRODUCTS, INC. -V- R.E.X. MUSIC, INC. AND PLATINUM ENTERTAINMENT, INC. (Chancery Court, Williamson County, Tennessee, Case No. 24035).

     The claims made by the plaintiff seek recovery from the Company of an indebtedness incurred by R.E.X. Music, Inc. on the grounds that the Company caused R.E.X. to fail as a business for the purpose of acquiring its assets at foreclosure. R.E.X. has filed a cross-complaint against the Company asserting essentially the same claims. The Company has filed a counter-claim against CRT seeking recovery of certain artwork and film materials, together with damages for the loss of such materials. The

     Company believes the claims of CRT and R.E.X. are without merit and that the matter will be successfully resolved without exposure. The Company is being defended in this action by Grant Glassford.

4. PLATINUM ENTERTAINMENT, INC. -V- TODD THOMAS OLSEN, BRAD CURTIS OLSEN, AND EMI CHRISTIAN MUSIC GROUP, INC. (Chancery Court, Davidson County, Tennessee, Case No. 97-602-I).

     The claims made by the Company seek enforcement of a distribution agreement entered with Messrs. Olsen and damages for the breach of that agreement arising out of the distribution of recordings by EMI. EMI has filed a counter-claim against the Company seeking damages for the Company's distribution of a recording by Messrs. Olsen that EMI claims it now controls. The Company believes the matter will be settled with a cash payment made to the Company. The Company is being represented in this matter by Grant Glassford.

5. WELLS -V- SCOTT ENTERTAINMENT, INC. (Chancery Court, Davidson County, Tennessee, Case No. 96-1326-I).

     The plaintiff is seeking a recision of a songwriting agreement between him and Scott Entertainment, Inc. and for the return of his interests in all songs previously conveyed to Scott Entertainment, Inc. under the agreement, including the song "Check Yes Or No." The assets of Scott Entertainment, Inc. were acquired in 1996 by the Company. The plaintiff has sought to join the Company as a defendant in the lawsuit but to date has been unsuccessful. The Company is indemnified by Scott Entertainment, Inc. under the terms of the asset purchase agreement against all costs incurred in this matter. The Company does not believe there is any risk of recision of the songwriting agreement. The Company is being defended by Grant Glassford.

6.   POINT CLASSICS -V- DISKY.

     Intersound has received notice of, and assisted in the defense of, a claim in Germany against Intersound's European distributor, Disky, that three of its classical titles do not have clear title. The claim is the result of a breakup of the partnership which created the original masters. Management does not believe there is any significant liability.

7.   TUPAC SHUKUR -V- INTERSOUND.

     Intersound has received several demand letters from the estate of Tupac Shukur disputing Intersound's right to market and promote the album "Stop the Gunfight" by Trapp featuring Tupac Shukur and Notorious B.I.G. Intersound believes the claim will be settled by paying a pro rata share of royalties to the estate of Mr. Shakur. Additionally, Intersound is fully indemnified by John Parker aka "Trapp." Intersound is being represented in this matter by Katten, Muchin & Zavis, Chicago, Illinois.

8.   CHRISTOPHER WALLACE AKA "NOTORIOUS B.I.G." -V- INTERSOUND.

     Intersound has received several demand letters from the estate of Christopher Wallace aka "Notorious B.I.G." Intersound believes the claim will be settled by paying a pro rata share of royalties to the estate of Mr. Wallace. Additionally, Intersound is fully indemnified by John Parker aka "Trapp." Intersound is being represented in this matter by Katten, Muchin & Zavis, Chicago, Illinois.

9.   BOB CARLISLE PACKAGING.

     The Company has received correspondence from counsel for Benson Records, Inc. d/b/a Diadem Records complaining of the use of a photograph of a butterfly on the packaging used in connection with a recent album featuring performances of the artist Bob Carlisle as a member of the group The Allies that was released and distributed by the Company through the Intersound distribution system. The Company has replied to the effect that the packaging is proper, but that we will change the packaging of the album in various ways to meet their concerns. The Company has not received a response from Diadem to date.

10.  K-TEL LITIGATION.

     On October 3, 1997, the Company filed suit against K-tel International, Inc. ("K-TEL") in the United States District Court for the Northern District of Illinois, alleging that K-tel (a) materially failed to comply with its covenant to conduct business in the ordinary course when it deviated from the release schedule provided to the company; (b) neglected its business, shifted its focus to its successor business and failed to maintain the assets of its subsidiaries; and (c) breached its representation and warranty that there was no material adverse change in the business and operations of its subsidiaries. In addition to the escrowed funds, the Company is seeking a buyer's reimbursement under the purchase and sale agreement between K-tel International, Inc. and River North Studios, Inc. (which has since changed its name to Intersound, Inc.) dated as of March 3, 1997 of $1,750,000. On September 12, 1997, K-tel filed suit against the Company in the United States District Court for the District of Minnesota, claiming that it is entitled to the escrowed funds because it terminated the K-tel Agreement when the transaction was not consummated within the agreed time limits, asserting that the Company committed fraud when it represented to K-tel it had the financial ability to complete the transaction. K-tel has also asserted a claim for promissory estoppel on the grounds that it incurred expenses in connection with the transaction in reliance on the Company's assurances it had the financial ability to close the transaction. Further, K-tel seeks damages for defamation and alleges that the Company breached a confidentiality and non-solicitation agreement between the parties. The outcome of such claims is uncertain. The Company intends to prosecute vigorously its action against K-tel and defend vigorously K-tel's action.

11.  INTERSOUND LITIGATION.

     On November 7, 1997, JCSHO, Inc., a Minnesota corporation, formerly known as Intersound, Inc. ("JCSHO") whose assets were purchased by the Company, filed a complaint against the Company in the District Court of Minnesota, Fourth Division. The case is captioned JCSHO, INC. F/K/A INTERSOUND, INC. -V- PLATINUM ENTERTAINMENT, INC., Case No. 97-2479 MJD/AJB. JCSHO alleges breach of contract by the Company with regard to the convertible subordinated debentures in the aggregate principal amount of $5,000,000 (the "CONVERTIBLE SUBORDINATED DEBENTURES") issued to JCSHO under the purchase and sale agreement. JCSHO alleges that the Company is in default on its obligations under the Convertible Subordinated Debentures due to failure to make certain payments under such debentures at a defined default interest rate. JCSHO is seeking damages in the amount of $5,000,000 and costs, disbursements and attorneys' fees. The Company believes that JCSHO's allegations are without merit and intends to vigorously defend this litigation.

12. On November 12, 1997, Donald Johnson, the former president of Intersound, Inc., sued Intersound, Inc. in the Superior Court of Fulton County, State of Georgia. The case is captioned DONALD R. JOHNSON -V- INTERSOUND, INC., Case No. E-64885. Johnson alleges that he was wrongfully terminated from his employment as president of Intersound, Inc. and seeks damages and attorneys' fees. The Company intends to defend this suit on the grounds that Johnson was terminated for cause and that no additional compensation is owed to him.

                                 SCHEDULE 6.7

                            AFFILIATE TRANSACTIONS

     1. The transactions contemplated by the Investment Agreement, including, without limitation, (i) the issuance and sale by the Company of the Series B Preferred Stock, the Affiliate Preferred Stock, the Purchaser Warrants and the Affiliate Warrants, (ii) the rights and privileges granted to the Purchasers pursuant to the Investment Agreement in connection with their purchase of Series B Preferred Stock and Purchaser Warrants, (iii) the rights and privileges granted to the holders of the Series B Preferred Stock, the Affiliate Preferred Stock, the Purchaser Warrants and the Affiliate Warrants in accordance with the terms of such securities, (iv) the Consulting Agreements to be entered into between SK-Palladin Partners, LP and the Company and between MAC Music LLC and the Company (substantially in the form of Exhibit D to the Investment Agreement) and any fees payable thereunder to the Purchasers and their respective Affiliates, (v) the side letter agreement between MAC Music LLC and the Company relating to certain foreign licensing rights (substantially in the form of Exhibit E to the Investment Agreement) and (vi) the transaction fees and expenses to be paid to the Purchasers and their respective Affiliates by the Company pursuant to Section 2.3 of the Investment Agreement.

     2. The employment agreement between Steven Devick and the Company, dated as of June 1, 1997, as amended.

     3. The employment agreement between Douglas Laux and the Company, dated as of June 1, 1997, as amended.

     4. The employment agreement between Thomas Leavens and the Company, dated as of June 1, 1997, as amended.

     5. Outstanding stock options, whether or not vested, granted to any current or former officers or directors of the Company, including, without limitation, stock options granted to Steven Devick, Douglas Laux or Thomas Leavens.

     6.   The House of Blues Venture.

                                 SCHEDULE 8.7

                               PERMITTED LIENS


                                     None

                                 SCHEDULE 8.8

                            EXISTING INDEBTEDNESS

1. $910,000 plus accrued interest payable to Steven Devick pursuant to a loan made by Mr. Devick to Platinum Entertainment, Inc.

2. $900,000 plus accrued interest payable to William Ellis pursuant to a loan made by Mr. Ellis to Platinum Entertainment, Inc.

3.   Capitalized Leases:


     Harmony/Counterpoint Systems (royalty software)         $ 3,050.66
     Dana Commercial Credit (computer hardware)              $ 2,258.54
     Steelcase Financial                                     $ 1,202.42
     Bellsouth                                               $ 7,311.68
     GE Capital                                              $    55.63
                                                             ----------
                                                             $13,878.93